As filed with the Securities and Exchange Commission on July 3, 2002
                                                    Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         IDAHO CONSOLIDATED METALS CORP.
                 (Name of small business issuer in its charter)
 Yukon Territory, Canada                                        1041
(State or jurisdiction of                           (Primary Standard Industrial
incorporation or organization)                       Classification Code Number)
                                   82-0465571
                                (I.R.S. Employer
                             Identification Number)


                           Suite 225 - 4299 Canada Way
                            Burnaby, British Columbia
                         Canada V5G 1H3, (604) 434-9974
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                   -------------------------------------------
                                  JOHN ANDREWS
                      President and Chief Executive Officer
                         Idaho Consolidated Metals Corp.
                           Suite 225 - 4299 Canada Way
                            Burnaby, British Columbia
                         Canada V5G 1H3, (604) 434-1384

(Name, address, including zip code and telephone number, including area code, of agent for service)

                          Copies of communications to:

Jonathan C. Guest, Esq.            Gareth Howells
PERKINS, SMITH & COHEN, LLP        CAMPION & MACDONALD
One Beacon Street                  Suite 200 Financial Plaza, 204 Lambert Street
Boston, MA  02108                  Whitehorse, YT, Canada Y1A 3T2
(617) 854-4000                     (867) 667-7885

Approximate date of proposed sale of to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                              Proposed Maximum    Proposed Maximum
    Title of Each Class of     Amount to be    Offering Price    Aggregate Offering      Amount of
 Securities to be Registered    Registered        Per Unit            Price (4)      Registration Fee
                                   (1)
=======================================================================================================
        Common Shares           27,961,797      C $0.515 (2)         $9,434,794           $868.00
-------------------------------------------------------------------------------------------------------
        Common Shares           16,519,931      C $0.648 (3)         $7,013,638           $645.25
-------------------------------------------------------------------------------------------------------
            Totals              44,481,728                           $16,591,812         $1,513.25
=======================================================================================================

(1) Total represents up to 27,961,797 already issued common shares of the Registrant to be offered by selling security holders of the Registrant, 9,718,502 shares which may be issued to the selling security holders of the Registrant under existing stock option and stock warrant agreements and 6,801,429 shares which may be issued to a certain selling security holder of the Registrant upon the conversion of an outstanding debenture including the related stock purchase warrants. In the event of a stock split, stock dividend or similar transaction involving the Common Stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low prices as reported by the TSX Venture Exchange on July 2, 2002.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, on the basis of the actual prices at which the options and warrants may be exercised.

(4) The US $ amounts are based on the exchange rate of US $1.00 to C$1.5263, the noon buying rate as reported by the Federal Reserve Bank of New York on July 2, 2002 for all transfers in foreign currencies as certified for customs purposes.
--------------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933,as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------

        THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED JULY 3, 2002

                         IDAHO CONSOLIDATED METALS CORP.

                 44,481,728 Shares of Common Stock, no par value

         This Prospectus covers the resale from time to time, by the selling security holders identified in this prospectus, of up to 44,481,728 of our common shares. The shares were issued by us in private placement transactions or represent shares which may be issued to our selling security holders upon the exercise of stock options and warrants and upon the conversion of convertible securities. The selling security holders may sell all or a portion of their shares on a best-efforts basis through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of shares by the selling security holders.

         Our shares are listed and quoted in the United States on the United States Over-the-Counter Bulletin Board under the trading symbol IOCMF. Our shares are listed and quoted in Canada on the TSX Venture Exchange under the trading symbol IDO. See Market for Our Common Shares beginning at page 7.

         INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN RISKS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON SHARES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      THE DATE OF THIS PROSPECTUS IS ____________________, 2002

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.....................................................   1
THE OFFERING...........................................................   2
RISK FACTORS...........................................................   3
We are a mineral exploration company without operating history
We have incurred net losses to date and depend upon outside capital
We may not discover ore in commercial quantities
There may not be a ready market for the sale of mining ores.
Mining is dangerous and we could face claims for personal injury or property damage.
We face intense competition in the mining industry.
Our potential profitability is subject in part to matters over which we have no control.
We may face substantial costs for compliance with existing and future legislation and government controls.
We may not be able to obtain permits necessary to conduct exploration and development activities.
Our properties may be subject to title disputes.
If we do not comply with applicable regulatory requirements, we may lose rights to unpatented mining claims.
We may lack access to certain of our mineral rights.
We depend on key technical personnel and may unable to hire or retain such personnel or general labor.
We have no significant assets except our mining claims.
Non-Canadian investors may encounter difficulties in enforcing their rights.
FORWARD-LOOKING STATEMENTS.............................................   7
USE OF PROCEEDS........................................................   7
MARKET FOR OUR COMMON SHARES...........................................   7
PLAN OF OPERATION......................................................   8
CAPITALIZATION.........................................................   9
SELECTED FINANCIAL DATA................................................   9
DESCRIPTION OF BUSINESS................................................  10
LEGAL PROCEEDINGS......................................................  34
MANAGEMENT.............................................................  34
EXECUTIVE COMPENSATION.................................................  35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........  38
SELLING SECURITY HOLDERS...............................................  39
PLAN OF DISTRIBUTION...................................................  50
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................  51
DESCRIPTION OF SHARES..................................................  51
ADDITIONAL INFORMATION.................................................  52
LEGAL MATTERS..........................................................  57
EXPERTS 57
WHERE YOU CAN FIND MORE INFORMATION....................................  57

Financial Statements..................................................   F-1

                               PROSPECTUS SUMMARY

About This Prospectus

        This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission. You should rely only on the information provided in this prospectus. Neither we, nor the selling security holders listed in this prospectus, have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common shares. Applicable SEC rules may require us to update this prospectus in the future. This preliminary prospectus is subject to completion prior to this offering.

        The information found on our Website at www.montanaplatinum.com is not part of this Prospectus.

About Idaho Consolidated Metals Corp.

        We are a mineral exploration company and are primarily engaged in the acquisition, and exploration of precious metals properties. The principal precious metals targeted by us are platinum group metals. From 1988 to 1996, we purchased, staked and leased gold claims in Idaho. Beginning in 1998, we shifted our focus to claim acquisitions and exploration for platinum group metals on the Stillwater Complex located in the Park, Sweetgrass and Stillwater Counties, Montana, by staking unpatented claims, and by obtaining leasehold interests in and/or options to purchase, explore and develop certain patented and unpatented claims located therein.

        Subsequent to December 31, 2001 we sold all of our gold properties, subject to regulatory approval currently being sought by the acquirer. We are actively exploring our platinum group claims in Park County, Sweetgrass County and Stillwater County, Montana. Accordingly, our current principal business does not include further acquisition, exploration or development of our gold claims. (See Gold Properties Description below).

        The Stillwater Complex hosts a geological formation known as the J-M Reef, which is a mineralized horizon containing platinum group metals that have been traced over a strike-length of approximately 28 miles. The J-M Reef is currently mined by the Stillwater Mining Company, a publicly traded mining company that was listed on the American Stock Exchange and recently began trading on the New York Stock Exchange under the trade symbol of "SWC". In addition to the J-M Reef, the Stillwater Complex contains five stratigraphic layers that appear to host layers or reefs that contain anomalous platinum group metal values.

        The significance of the Stillwater Complex can be found in the diverse use of platinum group metals in industrial applications. Platinum group metals are rare precious metals with unique physical properties. Platinum's largest use is jewelry. However, the fastest growing use for platinum group metals is in the automotive industry for the production of catalytic converters that reduce harmful gases in automobile emissions. Industrial uses for platinum, in addition to catalysts, include the production of data storage disks, glass, paints, nitric acid, anti-cancer drugs, fiber optic cables, fertilizers, unleaded and high-octane gasoline refining and fuel cells. Palladium is the conductive element in multi-layer ceramic capacitors used in personal computers, cellular phones, facsimile machines and other devices, as well as dental applications.

        At the end of 2001, we had no proven or probable reserves in any of our claims. However, the area consisting of its Montana claims indicate anomalous enrichment in the platinum group elements and we will conduct drilling, sampling, trenching, assaying, geological and geophysical programs during the year 2002. We will follow-up on results obtained during the 2001 exploration program and we are currently compiling the information and developing the exploration plan for the 2002 exploration field season.

        For a discussion of the risks associated with our business, please see "Risk Factors" below.

        All funds are reported in U.S. dollars unless otherwise specified. Canadian funds are designated by "C$".

Corporate Information

        We were incorporated by registration of our memorandum and articles under the laws of the Province of British Columbia on September 15, 1988 under the name "Consolidated Idaho Platinum Resources Inc.". Subsequently we changed our name from "Consolidated Idaho Platinum Resources Inc." to "Idaho Consolidated Metals Corp." effective as of June 30, 1989. On August 17, 2001, we were continued to the Yukon Territory under the Yukon Business Corporations Act. Our head and principal office is located at Suite 225 - 4299 Canada Way, B.C., Canada V5G 1H3 and its exploration office is located at 102 - Two Willow Lane, Red Lodge, MT 59068, USA.

        On May 27, 2002, our shareholders approved a name change to Beartooth Platinum Corporation. We are currently in the process of affecting this name change.

        We have a wholly owned subsidiary, Idaho Consolidated Metals International, Ltd., incorporated under the laws of the British Virgin Islands on July 17, 1996. Its registered and records office is located at Craigmuir Chambers, P.O. Box 71 Road Town, Tortola, British Virgin Islands and its business address is located at Suite 225 - 4299 Canada Way, Burnaby, B.C., Canada V5G 1H3. Idaho Consolidated Metals International, Ltd. has never operated any business.

                                  THE OFFERING
Common shares offered by us:                      None

Common stock offered by the selling security      44,481,728
holders:

Common shares currently outstanding (as of May    43,921,930
31, 2002):

Common shares currently outstanding, on a fully   60,994,361 (1)
diluted basis (as of May 31, 2002)

Use of Proceeds:                                  We will not receive any
                                                  proceeds from the sale of
                                                  shares by the selling security
                                                  holders.

(1) Includes 5,957,458 shares, which may be issued to the holders on exercise of options outstanding at May 31, 2002. Includes 4,313,544 shares, which may be issued to the holders on exercise of share purchase warrants outstanding at May 31, 2002. Includes 4,534,286 shares, which may be issued to the holder on conversion of a convertible debenture. Includes 2,267,143 shares, which may be issued on exercise of warrants related to the convertible debenture. Does not include 2,376,928 shares, which have been reserved for issuance upon the issuance of options not yet granted under our stock option plan.

                                  RISK FACTORS

        An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common shares. The risks described below are not the only ones facing us. Additional risks not presently known to us, or which we currently consider immaterial may also adversely affect our business. We have attempted to identify the major factors under the heading "Risk Factors" that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all of those factors. If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected.

We are a mineral exploration company without operating history.

        We are in the business of exploring natural resource properties: a highly speculative endeavor. Only persons who can afford the total loss of their investment should make an investment in our securities. We do not have a history of earnings or the provision of return on investment and there is no assurance that we will produce revenue, operate profitably or provide a return on investment in the future. All of our properties are in the exploration-stage without a known body of ore. There is no guarantee that ore will be found or that if it is found that it will be found in commercially mineable quantities. Few properties, which are explored, are ultimately developed into producing mines.

We have incurred net losses to date and depend upon outside capital.

        Our financial statements are prepared using Canadian generally accepted accounting principles ("GAAP") and so much of the disclosures and discussion herein is based upon these accounting principles. Our December 31, 2001 financial statements contain a reconciliation of the significant differences between Canadian GAAP and U.S. GAAP at Note 12.

        As at December 31, 2001 our accumulated deficit was $12,808,244 and we had a working capital deficiency of approximately $624,000. Subsequent to December 31, 2001 we raised approximately $866,500 in two private placements of our securities and entered into a convertible debenture agreement for an additional $1,000,000 to be drawn upon as funds are required for the 2002 exploration program. Additional funds will have to be raised in order to finance further exploration of our properties. We may be unable to raise this additional financing other than through the sale of additional equity capital. If additional financing is raised through the sale of equity capital, investors may suffer a further dilution of their investment. The only alternative for the financing of further exploration would be the offering by us of an interest in the properties to be earned by another party or parties carrying out further exploration or development thereof. This could result in a substantial dilution of our interest in such property. There are no assurances that such sources of financing will be available or, if available, that the terms thereof will be acceptable to us.

We may not discover ore in commercial quantities.

        Exploration for minerals is a speculative venture necessarily involving substantial risk. There is no certainty that the expenditures to be made by us in the exploration of the interests described herein will result in discoveries of commercial quantities of ore.

There may not be a ready market for the sale of mining ores.

        There is no assurance that even if commercial quantities of ore are discovered, a ready market will exist for its sale. Factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets, processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

Mining is dangerous and we could face claims for personal injury or property damage.

        Mining activities involve significant physical and environmental risk. There are continuous hazards to mine workers arising from poor ventilation, slides, cave-ins, the operation of heavy equipment below ground, and the use of explosives and toxic chemicals in mining, processing and refining operations. Although we are in compliance with our obligations to contribute to state industrial insurance and workman's compensation plans, our general liability insurance against claims for personal injury or property damage is limited to $5,000,000(US) per person and $5,000,000(US) per occurrence. We could be held liable for personal injury or property damage claims substantially in excess of our coverage.

        We could also face claims by individuals and government agencies arising from our use and potential discharge of toxic chemicals. We do not have environmental liability insurance now, and we may not be able to obtain such insurance in the future at a reasonable cost. Insurance companies have, in some cases, successfully asserted that harm caused by the intentional use of toxic substances is not covered by their policies regardless of the precautions that were taken by the insured. If we incur liability for environmental harm while uninsured, the resulting cost could seriously weaken our financial condition.

We face intense competition in the mining industry.

        There are numerous companies, partnerships and individuals engaged in mineral exploration and development, not only in the geographic areas in which we proposes to conduct activities, but also throughout the continental United States and abroad. To the extent that we seek further opportunities to participate in promising exploration projects, we will have to compete with other parties for the discovery and acquisition of properties considered to have commercial potential. Many of these competitors possess or have access to financial and other resources that exceed those available to us.

Our potential profitability is subject in part to matters over which we have no control.

        Potential profitability of mining ventures and mineral properties depends upon factors beyond our control. For instance, world prices of, and markets for, non-precious and precious metals and minerals are unpredictable, highly volatile, potentially subject to government fixing, pegging and controls, and respond to changes in domestic, international, political, social and economic environments. Additionally, in the current period of world-wide economic uncertainty, the availability and costs of funds for exploration, development and production and other costs have become increasingly difficult, if not impossible, to project. These changes and events could materially affect our financial condition.

We may face substantial costs for compliance with existing and future legislation and government controls.

        Our business is subject to extensive federal, state and local governmental controls and regulations, including regulation of mining and exploration operations, discharge of materials into the environment, disturbance of land, reclamation of disturbed lands, threatened or endangered species and other environmental matters. We believe that our operations and facilities comply in all material respects with current federal, state, and local permits and regulations at each of its exploration properties. However, compliance with existing and future laws and regulations may require additional control measures and expenditures which cannot be estimated at this time. Compliance requirements for any mines and mills may require substantial additional control measures that could materially affect proposed permitting and construction schedules for such facilities. Under certain circumstances, facility construction may be delayed pending regulatory approval. The cost of complying with existing and future laws and regulations may render existing and any future properties unprofitable and could adversely affect the level of ourore resources, if any.

We may not be able to obtain permits necessary to conduct exploration and development activities.

        We must seek governmental permits for exploration activities at our properties. Obtaining the necessary govemmental permits is a complex and time-consuming process involving numerous federal, state and local agencies. The duration and success of each permitting effort are contingent upon many variables not within our control. In the context of environmental protection permitting, including the approval of reclamation plans, we must comply with the known standards and existing laws and regulations which may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the regulations implemented by the permitting authority. All our future exploration and development projects require or will require a variety of permits. We believe the permits for our projects can be obtained in a timely fashion. We do not believe that existing permitting requirements or other environmental protection laws and regulations will have a material adverse effect on our business, financial condition or results of operations, however, the failure to obtain certain permits could have a material adverse effect on our business, operations and prospects.

Our properties may be subject to title disputes.

        While we have confirmed title to our properties at the various Mining Recording District Offices, this should not be construed as a guarantee of title. Our properties may be subject to prior unregistered agreements or transfers of native land claims, and title may be affected by undetected defects. In addition, certain of our boundaries have not been surveyed and, therefore, their precise location and area may be in doubt.

If we do not comply with applicable regulatory requirements, we may lose rights to unpatented mining claims.

        In order to establish rights to mining claims in the United States, certain criteria must be met, including the erection of a monument, and the posting of a location notice marking the boundaries of the "unpatented" mining claim, together with filing a Notice of location within the county in which the unpatented claim is located. If the statutes and regulations for the location of an unpatented mining claim are complied with, the claimant obtains a valid possessory right to the contained minerals. To preserve an otherwise valid unpatented mining claim, a claimant also must make certain additional filings with the county and the US Bureau of Land Management and annually pay a fee required by the US regulatory authorities. Failure to pay the fee or make the required filings may render the unpatented mining claim void or voidable. Because unpatented mining claims are self-initiated and self-maintained, they possess some unique vulnerabilities not associated with other types of property interests. It is impossible to ascertain the validity of unpatented mining claims from public real property records, and therefore it can be difficult or impossible to confirm that all of the requisite steps have been followed for location and maintenance of an unpatented mining claim.

We may lack access to certain of our mineral rights.

        Many of the mineral rights controlled by us do not have public or negotiated private access, which we would need to conduct exploration, development or mining on such mineral rights. Where existing public or negotiated private access routes do not cross or touch the property on which we control mineral rights, access is not assured for the personnel and equipment necessary for exploration and mining activities. Federal agencies regulate the access to unpatented mining claims not located on established access routes. There is no assurance that we will be able to negotiate satisfactory access to all of our mineral rights, however we are currently unaware of any private landowners whose rights could limit access to the properties.

We depend on key technical personnel and may unable to hire or retain such personnel or general labor.

For us to succeed, we may be required to hire and retain additional geologists and mining engineers. In any case, if we develop our claims we must hire supervisors, heavy-equipment operators, experienced hard-rock miners and general laborers. We will compete for these personnel in Montana with the Stillwater Mining Company in addition to other heavy equipment users. In periods of high employment in the mining industry we may be unable to attract and retain sufficient competent employees to fulfill our business plans efficiently and meet our budgets. Failure to retain such key employees or consultants or to attract and retain additional key employees or consultants with the necessary skills could have a materially adverse impact upon our growth and profitability. As of the date hereof, key person life insurance has not been established for any director or officer.

We have no significant assets except our mining claims.

Our assets are comprised of our mining claims and modest amounts of cash. Our claims have no value apart from the economically recoverable metals, if any, they contain. We do not have the financial or technical resources to acquire other assets or engage in other businesses if our claims prove to be unproductive.

We are incorporated in a foreign country, which may affect the enforceability of civil liabilities.

        We are incorporated under the laws of a foreign country, some of our officers and directors are residents of a foreign country and a substantial portion of our assets and such persons' assets are located outside the United States. As a result, it may be difficult for holders of our common shares, with respect us or any of our non-U.S. resident executive officers, directors, or experts we have named in this registration statement to (i) effect service of process within the United States; (ii) enforce judgments obtained in the U.S. courts based on the civil liability provisions of the U.S. federal securities laws; (iii) enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in a Canadian court; and (iv) bring an original action in a Canadian court to enforce liabilities based on the U.S. federal securities laws.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking" statements that involve risks and uncertainties. Forward-looking statements include statements about our expectations concerning future exploration activities, statements about future business plans and strategies, and most other statements that are not historical in nature. Because forward-looking statements involve risks and uncertainties, there are factors, including those discussed in the section of this prospectus titled "Risk Factors", that could cause actual results to be materially different from any future results, performance or achievements expressed or implied. Accordingly, readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the resale of the shares covered by this prospectus.

                          MARKET FOR OUR COMMON SHARES

        Our shares are listed and quoted in the United States on the United States Over-the Counter Bulletin Board under the trading symbol IOCMF. Our shares are traded on the TSX Venture Exchange under the trading symbol "IDO." For the period from January 1, 1999 through March 31, 2002 the high and low sales prices (in Canadian dollars) for the shares for each quarter, as reported by the TSX Venture Exchange and its predecessors, the CDNX and the Vancouver Stock Exchange, were:



2002                              High                            Low
First Quarter                     C$0.67                          C$0.38
Second Quarter                    C$0.75                          C$0.38

2001                              High                            Low
First Quarter                     C$1.90                          C$0.50
Second Quarter                    C$1.80                          C$0.88
Third Quarter                     C$1.31                          C$0.28
Fourth Quarter                    C$0.60                          C$0.26

2000                              High                            Low
First Quarter                     C$2.55                          C$0.30
Second Quarter                    C$1.60                          C$0.80
Third Quarter                     C$1.49                          C$0.76
Fourth Quarter                    C$0.84                          C$0.45


Holders
        As of December 31, 2001, we had approximately 213 shareholders of record.

Dividends
        We have never paid dividends. We do not expect to have cash flow from which we could pay dividends in the foreseeable future.

                                PLAN OF OPERATION

        This Plan of Operation and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

Liquidity and Capital Resources

        We were incorporated on September 15, 1988 and since that time have raised our capital resources through an Initial Public Offering completed in Canada on April 12, 1991, the proceeds of a series of private placements, the proceeds of a Short Form Prospectus offering, the proceeds from stock option exercises and the proceeds from the issuance of convertible securities.

        Our financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP") and the analysis of liquidity and capital resources herein is based upon these statements. Our financial statements contained in this prospectus include a reconciliation of Canadian GAAP to U.S. GAAP at Note 12.

        We have had negative cash flows from operating activities since inception, and expect that such negative cash flows will continue. For the years ended December 31, 2001, 2000, and 1999, the negative cash flows from operating activities were ($1,059,258), ($899,843) and ($466,777), respectively. Our negative cash flows from investing activities totaled ($1,134,824), ($1,278,717) and ($619,017) for the years ended December 31, 2001, 2000, and 1999, respectively. Our cash flows from financing activities totaled $2,255,494, $2,173,118 and $1,117,337 for the years ended December 31, 2001, 2000, and 1999, respectively. As of December 31, 2001, we had a working capital deficiency of $624,250.

        Subsequent to December 31, 2001, we raised a total of approximately C$3,793,000. However, we will require additional funding to continue our operations during the next twelve months. We will be dependent on the proceeds of debt and equity financing such as private placements, the issuance of convertible securities, the exercise of stock options and warrants, and optioning or selling our properties or other assets to fund our mineral exploration expenditures and our general and administrative costs. Without such proceeds, we may not continue as a going concern. There can be no assurance that such funding will be available. We do not expect to purchase or sell significant equipment, and we do not expect significant changes in the number of employees over the next twelve months. As at December 31, 2001 we have two full-time and two part-time employees employed in our exploration and administration areas.

        For the ensuing twelve-month period, we anticipate that we will expend approximately $1,000,000 on drilling, exploration programs and claim rental fees related to our Montana claims and approximately $25,000 maintaining our Idaho claims. The reduced maintenance costs for the Idaho claims is based upon the goal of management to locate a new partner for the gold properties in order to allow management to concentrate its efforts and resources on the Montana claims. Subsequent to December 31, 2001, we entered into an agreement with Canden Capital Corporation to sell them all of our gold interests in Idaho. The transaction remains subject to TSX Venture Exchange approval.

        We believe we will require approximately $500,000 for general and administrative expenses. The amount has decreased from the amount reported for this item in our Annual Report on Form 10-KSB for the year ended December 31, 2001, as a result of closing administrative offices in Vancouver,

British Columbia and Lewiston, Idaho and decreased professional fees to comply with Canadian and U.S. regulations as a result of more of these tasks being performed with in-house staff. Management will also be employing cost cutting measures on all areas of the general and administrative expenses in an effort to expend as high a proportion of our funds as possible on exploration activities.

        We are also investigating the possibility of a listing on the Alternative Investment Market, operated by the London Stock Exchange, in the coming months and have established a preliminary budget of $300,000 to accomplish this task.

                                 CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2002, as adjusted for our anticipated proceeds from draws upon the convertible debenture agreement.



                                                            March 31, 2002
                                                    ----------------------------
                                                       Actual       As Adjusted
                                                    -----------     ------------
Common voting shares, no par value, 100,000,000
  shares authorized and 43,421,930 shares
  outstanding actual and 47,956,216 shares
  outstanding pro forma as adjusted(1)              $16,156,648     $17,156,648

Deficit accumulated during exploration stage        (13,059,030)    (13,059,030)
                                                    -----------     ------------
                                                     $3,097,618      $4,097,618

(1) As part of the private placement, which closed on February 7, 2002 was the issuance of a convertible debenture in the amount of $1,000,000. The debenture is convertible at the option of the holder. To date, we have not drawn down any of the funds related to this debenture, although we expect to call upon these funds as we proceed with the 2002 exploration season. The debenture is convertible into units of our stock at C$0.35 per share. Each unit consists of one common share and one half common share purchase warrant. Each full warrant entitles the holder to acquire one common share at C$0.70 for two years expiring December 19, 2003. Using an exchange rate of 0.6301 we expect to issue 4,534,286 shares on conversion of the debenture. We have not adjusted for the potential exercise of the related warrants, as the warrants are not currently in the money.

                             SELECTED FINANCIAL DATA

        The income statement data for the years ended December 31, 1999 through 2001, and balance sheet data at December 31, 1999 through 2001, are derived from our financial statements that have been audited by PricewaterhouseCoopers, LLP, independent accountants, and are qualified by reference to those audited financial statements and related notes to the statements, which are included elsewhere in this prospectus. The audited financial statements for the year ended December 31, 2001 and 2000, included herein, include Note 12, which provides a reconciliation from Canadian to U.S. generally accepted accounting principles.

        The income statement data for the three months ended March 31, 2002, and balance sheet data at March 31, 2002, are derived from unaudited interim consolidated financial statements, which are included elsewhere in this prospectus. The unaudited interim consolidated financial statements include all adjustments, consisting of normal recurring accruals, which our management considers necessary for a fair presentation of the information set forth in those statements. Operating results for the three months ended March 31, 2002, are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. You should read the data set forth below in conjunction with "Plan of Operation," above, and the financial statements and notes included in this prospectus.

                                                                            (Unaudited)
                                                                                 Three
                                                                                Months
                                                 Years Ended 31 December         Ended
                                    ----------------------------------        31 March
 Income Statement Data            2001            2000            1999            2002
                          ------------    ------------    ------------    ------------
Revenue                   $     20,189    $     26,666    $     37,952    $        888
Net loss for the period   $ (2,530,838)   $ (2,003,579)   $ (1,010,626)   $   (251,369)
Net loss per share
  - Basic and diluted     $      (0.07)   $      (0.07)   $      (0.06)   $      (0.01)
Weighted average Shares
  - Basic and diluted       36,181,875      29,868,903      16,692,843      40,591,632
---------------------------------------------------------------------------------------

                                    Years Ended                     (Unaudited)
                                 As at 31 December                        As at
                       ------------------------------------------      31 March
 Balance Sheet Data           2001          2000            1999           2002
                       -----------   -----------     ------------   -----------
 Total assets          $ 2,983,913   $ 2,568,664     $ 2,246,205    $ 3,244,468
 Working capital       $  (624,250)  $  (234,490)    $  (610,609)   $   214,586
 Long-term debt        $   390,785   $         -     $     3,590    $         -
 Shareholders' equity  $ 1,849,246   $ 2,295,704     $ 1,5380,715   $ 3,097,035

                             DESCRIPTION OF BUSINESS

Organization and corporate structure

        We were incorporated in British Columbia, Canada on September 15, 1988. Our original name was "Consolidated Idaho Platinum Resources Inc." We changed our name to "Idaho Consolidated Metals Corp." as of June 30, 1989. We changed our domicile in Canada from British Columbia to the Yukon as of August 2, 2001. We are currently in the process of changing our name to Beartooth Platinum Corporation.

        We have one wholly owned subsidiary, Idaho Consolidated Metals International, Ltd. It was incorporated in the British Virgin Islands on July 17, 1996. The subsidiary does not operate any business at the date of this Prospectus.

Assembly and exploration of our mining claims - 1988 to 2001

        We are a mineral exploration company and are primarily engaged in the acquisition, and exploration of precious metals properties. The principal precious metals targeted by us are platinum group metals and gold. From 1988 to 1996 we purchased, staked and leased gold claims in Idaho. Beginning in 1998, we shifted our focus to claim acquisitions and exploration for platinum group metals on the Stillwater Complex located in the Park, Sweetgrass and Stillwater Counties, Montana, by staking unpatented claims, and by obtaining leasehold interests in and/or options to purchase, explore and develop certain patented and unpatented claims located therein. (For a discussion of these terms, see Risk Factor entiltled "If we do not comply with applicable regulatory requirements, we may lose rights to unpatented mining claims.")

        Subsequent to December 31, 2001 we have sold all of our gold properties, subject to regulatory approval currently being sought by the acquirer. We are actively exploring our platinum group claims in Park County, Sweetgrass County and Stillwater County, Montana. Accordingly, our current principal business does not include further acquisition, exploration or development of our gold claims. (See Gold Properties Description below).

        The Stillwater Complex hosts a geological formation known as the J-M Reef, which is a mineralized horizon containing platinum group metals that have been traced over a strike-length of approximately 28 miles. Accordingly, the J-M Reef is known to have one of the most significant reserves of platinum group metals outside the countries of South Africa and Russia, and is currently mined by the Stillwater Mining Company, a publicly traded mining company that was listed on the American Stock Exchange and recently began trading on the New York Stock Exchange under the trade symbol of (SWC). In addition to the J-M Reef, the Stillwater Complex contains five stratigraphic layers that appear to host layers or reefs that contain anomalous platinum group metal values.

        The significance of the Stillwater Complex can be found in the diverse use of platinum group metals in industrial applications. Platinum group metals are rare precious metals with unique physical properties. Platinum's largest use is jewellery. However, the fastest growing use for platinum group metals is in the automotive industry for the production of catalytic converters that reduce harmful gases in automobile emissions. Industrial uses for platinum, in addition to catalysts, include the production of data storage disks, glass, paints, nitric acid, anti-cancer drugs, fibre optic cables, fertilizers, unleaded and high-octane gasoline refining and fuel cells. Palladium is the conductive element in multi-layer ceramic capacitors used in personal computers, cellular phones, facsimile machines and other devices, as well as dental applications.

        At the end of 2001, we have no proven or probable reserves in any of our claims. However, the area consisting of our Montana claims indicate anomalous enrichment in the platinum group elements and we will conduct drilling, sampling, trenching, assaying, geological and geophysical programs during the year 2002. We will follow-up on results obtained during the 2001 exploration program and are currently compiling the information and developing the exploration plan for the 2002 exploration field season.

        For a discussion of the risks associated with our business, please see "Risk Factors", "Description of Properties" and "Plan of Operation".

Our Montana Claims for Platinum, Palladium and Rhodium

        Our platinum group metals claims lie within or around the Stillwater Complex that hosts the J-M Reef. The Stillwater Complex is located in the Beartooth Mountains in south central Montana. The Stillwater Complex is situated along the northern edge of the Beartooth Plateau, which rises to elevations of over 10,000 feet. The Beartooth Plateau is deeply incised by multiple rivers and their tributaries, including the Stillwater River, which is located towards the eastern end of the Complex and the Boulder River, which is near the western end of the Complex. Both of these rivers eroded their valley floor, resulting in deep valleys that cut into the gently undulating Beartooth Plateau.

        The Stillwater Complex is a rare geological feature, composed of an assemblage of mafic and ultramafic rocks derived from a single, large, buried magma body emplaced an estimated 2.7 billion years ago. It is believed that as the molten rock cooled individual minerals crystallized sequentially, with the heavier, basic, darker minerals crystallizing first and sinking towards the bottom of the magma chamber and the lighter, more siliceous light-colored minerals crystallizing later to produce bands of norite, gabbro and anorthosite. These layers formed in a generally horizontal position, but, through the years, a portion of the original horizontal orientation of the Stillwater Complex was moved due to shifts in the earth's crust, and it was tilted, dipping towards the northeast at an angle of between 50 and 90 degrees to the horizontal. This tilting exposed the rock of the Stillwater Complex at the surface as a series of bands, which can be traced across most of the strike length of the Complex. The J-M Reef is visible in places as one of these bands. Erosion has caused the Stillwater Complex to be visible as a lenticular-shaped body of rocks that is approximately 28 miles long in a northwest to southeast direction and up to 5 miles wide in a northeast to southwest direction. The oldest layers exposed are located on the south-end of the Complex and as one moves northerly (stratigraphically up section) the rock units get progressively younger.

        The anomalous mineralization (platinum, palladium nickel and copper) is hosted in horizons or layers, that are encountered and labeled from south to north as follows: the Basal Series, the A and B Chromites (hosted in the Ultramafic series), the Stillwater-Rose-Volatile Enrichment Zone (the "VEZ", located at the contact between the Ultramafic Series and the Lower Member of the Banded Series), the transverse faults (which cut across the Basal Zone and Ultramafic Series), the J-M Reef (hosted in the Lower Member of the Banded Series) and the Picket Pin Zone (located at the contact between the Middle and Upper Member's of the Banded Series).

        The platinum group metals, which consist primarily of palladium, platinum and a minor amount of rhodium, are known to be richly concentrated in several horizons with the best-explored horizon known as the J-M Reef. However, anomalous platinum group metal mineralization and small amounts of nickel, copper, silver and gold have been observed in most of the other mineralized layers comprising the Stillwater Complex. The J-M Reef appears to form a continuous layer, which is exposed from the highest ridges over 9,500 feet above sea level to the deepest valleys almost a mile below the surface of the Beartooth Plateau. The strike length (horizontal distance), over which the J-M Reef has been identified, is 28 miles in an east-southeasterly direction, with a mineralized down-dip (vertical distance) interval exceeding 7,600 feet.

        During the late 1960's and early 1970's, the Stillwater Mining Company and its predecessors, had staked claims covering most of the known portions of the Stillwater Complex. In October of 1993, due to new claim rental fee regulations imposed by the Bureau of Land Management ("BLM"), Stillwater Mining Company elected not to pay the increased claim rental fees for certain of its staked claims and abandoned in excess of 1,346 claims. As a result, those claims for which Stillwater Mining Company elected not to pay the required claim rental fee were adjudicated by the BLM as relinquished.

        Beginning in 1999, we staked 758 unpatented claims and entered into a Tri-Party Lease and Purchase Option Agreement with Platinum Fox, LLC and Emerald Chimera, LLC, for an additional 54 unpatented claims (the "Platinum Fox Lease"). We also continued with our land acquisition program in 2000 by staking another 912 claims on approximately 18,000 acres and entering into a Joint Venture with Chrome Corporation of America ("Chrome Corp.") for 102 additional unpatented claims, 32 patented claims and 21 unpatented claims upon which a patent application has been filed, all of which are contiguous to our existing land holdings in Montana.

        During 2001, we staked an additional 123 claims on approximately 2,500 acres, which are contiguous to our existing land holdings in Montana. At December 31, 2001 we had a total of 2,002 separate but generally contiguous platinum group metals mining claims extending over approximately 34,500 acres of federal land.

        Our controlled claims run the length of the complex and are divided into 10 properties which are often contiguous and are designated by geographical area listed from west to east as follows: Picket Pin Property, Blakely Creek Property, Chrome Mountain Property, Iron Mountain Property, Crescent Creek Property, Bluebird Property, Mountain View Property, Blitz Property (formerly the Nye Basin Property), Black Butte Property and the East Millsite Property. We also staked the Stillwater West property, which is under a joint venture agreement to a third party.

        The claims that comprise these properties cover several prospective horizons and ongoing exploration is required to determine the location and quantity (if any) of mineralization on the properties. The properties are contiguous with each other in a number of cases and are separated into distinct properties for ease of permitting and access.

        The properties are listed below from west to east:

Picket Pin Zone

        We hold 703 unpatented claims ("Picket Pin Claims"), covering approximately 12,000 acres. The Picket Pin Claims are located along the stratigraphic subdivisions between the Middle Banded series and the Upper Banded series of the Stillwater Complex, over a 12-mile strike length. The Picket Pin Claims are contiguous and span from Picket Pin Creek on the east-end of the Picket Pin Zone to Contact Creek, 1.5 miles west of the Boulder River.

        The claims can be accessed by public roads; however, snowdrifts prevent truck access to the claims until June of each year.

        The Picket Pin Zone shows anomalous enrichment in the platinum group metals and is located north and parallel to the J-M Reef, which is being developed by the Stillwater Mining Company as the East Boulder Project.

        We have yet to conduct any substantial drilling or assay programs on the Picket Pin Claims, and therefore, there are no Probable or Proven Reserves. We plan to conduct drilling, assaying, trenching, geological and geophysical programs to determine whether our claims possess economic mineralization in platinum group metals.

        During 2001, we split the Picket Pin Claim block into 3 blocks referred to as the (from West to East) Stillwater West, Picket Pin West, and Picket Pin East. The western most block (Stillwater West) consisting of 215 claims has been Joint Ventured to a public company (First Choice Industries), which is obligated to conduct exploration on the property, as well as issue shares and a payment to Idaho Consolidated Metals Corp. to earn a 40% interest in the property (additional details are given in the section entitled Stillwater West Property). The Picket Pin West property consists of 316 claims and the Picket Pin East property consists of 387 claims and both blocks are currently undergoing review to develop the best approach for ongoing exploration.

Blakely Creek Property

        We have staked 56 unpatented claims between the Boulder River and Chrome Mountain to the east, covering approximately 960 acres. The Blakely Creek claims run parallel to the strike-length of the J-M Reef for 1.3 miles, contiguous with Stillwater Mining Company's patented ground and are also contiguous with the Chrome Mountain property to the east.

        The property is located 32 miles south of Big Timber, located along Interstate 90 and may be accessed via public roads.

        The project area contains indications of several promising styles of mineralization. The claims are located directly south of Stillwater Mining Company claims. Based on review of previous geologic investigations and studies, the area also appears to have some structural complexities consisting of transverse faults perpendicular to the strike of the J-M Reef with lateral offsets as well as thrust faults that have shifted the mineral horizon. The transverse faults developed during the late stages of crystallization and formation of the layers that comprise the Stillwater Complex. These faults are significant for two reasons. Firstly, the faults displace the horizons of known mineralization in a north-south direction. In areas of glacial cover, which masks the geology, these faults provide the possibility that areas of known mineralization may have shifted onto our claims. Secondly, the faults acted as conduits for late stage mineralizing fluids which formed the VEZ horizon and may have enriched portions of the J-M Reef.

        Interpretation of the airborne geophysical program conducted during 2000 indicated the presence of a high magnitude geophysical conductor trending through this claim block. The position of the conductor correlates with the position of the Basal Zone, which commonly hosts nickel and copper enriched sulphides. The geologic interpretation is complicated by the presence of transverse and thrust faults, but the older metamorphic rocks mapped on the surface, are interpreted to be a thin thrust layer over Stillwater Complex rocks.

        We plan to conduct drilling, assaying, trenching, geological and geophysical programs along the various horizons to determine whether these claims are host to the J-M Reef and to determine the amount of enrichment of platinum group metals in the "A" & "B" chromites and to better define the extent of copper and nickel resources and the amount of platinum group metals associated with these resources.

Chrome Mountain Property

        We have staked 167 unpatented claims on Chrome Mountain and have obtained a leasehold interest in 54 additional claims pursuant to the Platinum Fox Lease (discussed below). In total, the staked claims and leased claims cover approximately 3,800 acres. The Chrome Mountain claims run contiguously parallel to the strike-length of the J-M Reef for 7 miles, adjoining Stillwater's patented ground.

        The Company's Chrome Mountain claims can be accessed from Interstate-90 by existing public roads; however, snowdrifts prevent truck access to the claims until June of each year.

        We conducted exploration on the Pine Claim, which is located within the Chrome Mountain area, and identified a number of parallel bands of chromite. These bands of chromite are known as the "A" and "B" Chromites, which bear similarities to Chromites found in South Africa.

        We then conducted a mapping and surface grab sampling program on the "A" and "B" Chromite horizons on the Pine Claim, which returned 11 samples ranging from anomalous to high-grade. A few of these samples indicated a palladium to platinum ratio near 4:1.

        West of Chrome Mountain is the historic Gish Mine. During World War II, the Gish Mine, located east of the Boulder River, produced chromite ore, which was refined to produce Chromium, which at that time was a strategic metal as it was produced primarily in the Soviet Union and Rhodesia. The chromite ore was produced from the "G" & "H" chromite horizons located between the VEZ horizon and the "A"& "B" chromites. There are significant platinum and palladium assays associated with the "A" & "B" chromites along the length of the complex. Little exploration for these zones has been conducted in this area due to a thin cover of metamorphic rocks and the steepness of the terrain. The Basal Zone is host to nickel and copper mineralization and is also under a thin veneer of metamorphic rocks. Airborne geophysics is effective in the detection of the sulfide mineralization associated with this horizon and has extended the zone of known mineralization by a distance of five miles.

        We sampled rocks near the J-M Reef horizon in Blakely Creek in August 1999. Several of the samples returned anomalous assays. Three samples contained combined platinum, palladium and rhodium values between 0.269 and 0.962 ounces per ton. The interpretation of the airborne geophysics in this area shows a signature very similar to the geophysical signature of the J-M Reef.

        During 2001, we conducted follow-up exploration 2 miles east of Chrome Mountain near Lost Mountain. This work consisted of mapping and sampling, sample soil grid and ground geophysics to delineate the source of a prominent geophysical conductor interpreted during the 2000 airborne geophysical program. This conductor correlates with a horizon located stratigraphically below the J-M Reef horizon and is generally located near the contact between the Ultramafic Horizon and the Lower Member of the Banded Series. On strike and 2000 feet east of our property, this conductive zone is associated with a graphitic zone that is enriched in platinum and palladium. Historic exploration by another company returned results as high as 0.85 ounce per ton over 10.8 feet in a trench. Similar results were also obtained from adjacent trenches and drill holes from this area, known as "Coors 602" or "Coors Swamp". We are calling this conductive horizon the "VEZ" or Volatile Enriched Zone.

        We are currently assessing the geologic information and preparing the 2002 exploration plan. We have permits to drill 10 sites in this area on the VEZ horizon.

        Platinum Fox Lease

        Our rights to explore and develop the 54 leased claims on Chrome Mountain are subject to the Platinum Fox Lease, which is between three parties:
(1) Platinum Fox, LLC, the Lessor; (2) Emerald Chimera, LLC, the current tenant; and (3) the Company, which is the subtenant. The Platinum Fox Lease calls for five successive one-year terms that must be renewed each year. We are responsible for the payment of all assessments, permits, taxes and BLM fees required to maintain the leased claims in good standing, the payment of which is credited to the annual minimum exploration expenditures set forth below. In addition, we must make cash payments, stock grants and exploration expenditures over the five-year period of the lease as follows:

           Cash                                            Cumulative Minimum
Year       Payment             Stock Grant              Exploration Expenditures
----       -------     -----------------------------    ------------------------
1999       $19,500     150,0000 common shares upon         $0
                       execution of $0 Lease (issued
                       during fiscal 2000)

2000       $     0     200,000 common shares upon          $50,000(Completed)
                       renewal of Lease (issued during
                       fiscal 2000)

2001       $     0     200,000 common shares upon          $120,000 (Completed)
                       renewal of Lease (issued during
                       fiscal 2001)

2002       $     0     375,000 common shares upon renewal  $210,000
                       of Lease

2003       $     0     575,000 common shares upon          $210,000
                       renewal of Lease

        The stock grants are due by July 16 in each year, upon renewal of the lease.

        The minimum exploration expenditures are cumulative and must be completed by June 10 of each year of the lease.

        Through December 31, 2001, approximately $503,000 had been expended on the property including the acquisition cash payments of $22,000 and the issuance of 550,000 common shares during fiscal 2000 and 2001, as required for the years 1999 through 2001, at a deemed price of $350,925, upon receipt of the required regulatory approvals from the TSX Venture Exchange. The remaining expenses, within the $503,000 total, included staking and filing costs of approximately $18,300 and $112,300 expended on geological, geophysical, assaying and survey costs for a total of approximately $130,600 expended on qualifying exploration expenditures under the Platinum Fox Lease. The Platinum Fox Lease contains an Area of Influence clause, which affects approximately 70 claims staked by us. These claims include one claim in the Iron Mountain area, twenty-nine claims in the Chrome Mountain area, thirty-five claims in the Blakely Creek area and five claims in the Picket Pin area. Through December 31, 2001, we have expended approximately $27,000 on staking and filing costs on these claims and have expended approximately $17,000 on geological, geophysical, assaying and survey costs. Accordingly at December 31, 2001, we have spent approximately $174,600 of the $210,000 required prior to June 10, 2002 under the terms of the Platinum Fox Lease.

        We may extend the Platinum Fox Lease for five additional one-year terms by paying a one-time cash payment of $50,000 and incurring an additional $250,000 per year in exploration expenditures. Platinum Fox may convert the $50,000 cash payment into our common shares at 85% of the average closing price of our common shares on the TSX Venture Exchange for ten trading days prior to the date we deliver the cash payment.

        The Platinum Fox Lease also provides us the option to purchase the claims for $5,000,000. The option can be exercised at any time, and if exercised, we must pay Platinum Fox a net smelter return royalty of 0.25% with respect to ore mined from the leased claims. However, if we locate or discover ore or product on other claims in which Platinum Fox would have an interest due to its apex or lateral rights, Platinum Fox shall receive, as additional consideration, a 3% net smelter return on such ore or product. The Platinum Fox Lease also requires us to exercise our purchase option if it places any of the claims into commercial production.

        As additional consideration for the termination of Emerald Chimera's leasehold interest in the leased claims, we must issue Emerald Chimera a non-transferable common share purchase warrant for that number of shares equal to 110% of the number of shares that would have been issued in connection with all of the unexercised lease renewals set forth in the table above. The warrants shall have an exercise term of 5 years and shall be priced equal to the average trading price for the 10 days prior to the closing of the purchase of the leased claims.

        Platinum Fox has the right to forego being bought out by us by electing to participate directly in the development of the claims by paying a portion of the development costs and expenses. However, Platinum Fox's interest shall not exceed 40% of the total development. Platinum Fox's election to forego being bought out by us and obtain up to a 40% interest in the development of the claims is contingent upon the parties entering into a joint development agreement.

        The Area of Interest provision of the Lease provides that, if any of the parties stake additional mining claims within a one-mile radius of the Platinum Fox Claims, such claims shall be deemed to be included as part of the Platinum Fox Claims for the purpose of the Lease and calculation of net smelter royalties. Apart from the 70 claims described above, all other staked claims owned by us in the Area of Interest, were staked prior to entering the Platinum Fox Lease. In addition, this Area of Interest provision does not apply to claims held or acquired through a joint venture, where a joint venture participant other than our contributed claims.

        The Platinum Fox Lease claims can be accessed from Interstate-90 by existing public roads; however, snowdrifts prevent truck access to the claims until June of each year.

Iron Mountain Property

        We have staked 237 unpatented claims near Iron Mountain. In total, these claims cover approximately 4,000 acres. The Iron Mountain claims run parallel to the strike-length of the J-M Reef for 5.5 miles and are contiguous with Stillwater Mining Company claims. The claims cover the geological features known as the Upper Banded and Lower Banded series, the Ultramafic unit and the Basal Zone. The J-M Reef is hosted in the Lower member of the Banded Series, while the VEZ horizon is located at the contact between the Banded Series and the Ultramafic series. The nickel and copper sulfide mineralization is hosted in the Basal zone.

        The claims can be accessed from Interstate-90 by existing public roads; however, snowdrifts prevent truck access to the claims until June of each year.

        The Iron Mountain Claims are also contiguous to 17 claims controlled under a Joint Venture agreement with Chrome Corp. of America described within the Crescent Creek Property.

        The project area has indications of several promising styles of mineralization. Based on review of previous geologic investigations and studies, the area appears to have some structural complexities consisting of transverse faults perpendicular to the strike of the J-M Reef with lateral offsets as well as thrust faults that have shifted the mineral horizon. The transverse faults developed during the late stages of crystallization and formation of the layers that comprise the Stillwater Complex. These faults are significant for two reasons. Firstly, the faults displace the horizons of known mineralization either north or south. In areas of glacial cover, which masks the geology, these faults provide the possibility that areas of known mineralization (the J-M Reef) may have shifted onto our claims. Secondly, the faults acted as conduits for late stage mineralizing fluids which formed the VEZ horizon and may have enriched portions of the J-M Reef. The thrust faults represent a different style of faulting that is younger in age. These faults tend to be flatter and are parallel to the layering in the rock, which leads to repetition of the rocks and the mineralized horizons. The VEZ horizon has also been interpreted through airborne geophysics directly south of the J-M Reef on our claims and is an untested horizon. The "G" & "H" chromite horizons located between the VEZ horizon and the "A"& "B" chromites are also in this area and have not been systematically explored, although they may be an important source of Chromium. There are significant platinum and palladium assays associated with the "A" & "B" chromites along the length of the complex. The Basal Zone is host to nickel and copper mineralization. The airborne geophysics was effective at detecting the sulfide mineralization associated with this horizon and has traced the zone of mineralization for several miles.

        Sampling on the Iron Creek claims has located a platinum and palladium rich horizon associated with the "A" & "B" chromites. Several samples were greater than 0.3 ounces per ton and one sample assayed 3.0 opt.

        Drilling during the 2001 field season, near Iron Creek, was successful in determining the existence of transverse faults, which offset the J-M Reef. Several of the drill holes intersected a Troctolite-Anorthosite zone interpreted to be the TAZ 1, which is host to the J-M Reef. We are reviewing the geologic information and developing a plan for the 2002 exploration season. There are 2 additional, fully permitted drill sites in the Iron Creek area, available for additional drilling.

        During 2001, permits have been received from the Custer National Forest District office located in Red Lodge, Montana for an additional 13 drill sites along the various target horizons. Several holes can be drilled from each site.

Crescent Creek Property

        The 17 claims are located southeast of Iron Mountain and are directly south and contiguous with the Iron Creek Property Claims. These 17 claims are controlled under a Joint Venture agreement with Chrome Corp. In total, these claims cover approximately 300 acres.

        Subsequent to December 31, 2001, we gave 60-day notice to Chrome Corp. of our intention to withdraw from the agreement, prior to earn-in.

Bluebird Property

        We have staked 25 unpatented claims on Bluebird Mountain. In total, these claims cover approximately 425 acres. The Bluebird Mountain claims run parallel to the strike of the J-M Reef for 1.5 miles. The claims cover portions of the geological features known as the Lower Banded series, the Ultramafic unit and the Basal Zone. The J-M Reef is hosted in the Lower member of the Banded Series, while the VEZ horizon is located at the contact between the Banded Series and the Ultramafic series. The nickel and copper sulfide mineralization is hosted in the Basal zone.

        The property can be accessed from Interstate 90 by existing public roads.

        The Bluebird Mountain Claims are adjacent and directly south of the claims held by the Stillwater Mining Company and are within 0.2 miles of its West Fork Adit, the claims are located to test for the J-M Reef. The claims are also contiguous with claims controlled under a Joint Venture agreement with Chrome Corp. described previously as the Mountain View Property.

        The project area has indications of several promising styles of mineralization. The claims are located directly south of Stillwater Mining Claims that are over the J-M Reef. In some areas gravel cover and older sediments mask the J-M Reef. Based on review of previous geologic investigations and studies, the area appears to have some structural complexities consisting of transverse faults perpendicular to the strike of the J-M Reef with lateral offsets as well as thrust faults that have shifted the mineral horizon. The transverse faults developed during the late stages of crystallization and formation of the layers that comprise the Stillwater Complex. These faults are significant for two reasons. Firstly, the faults displace the horizons of known mineralization either north or south. In areas of glacial cover, which masks the geology, these faults provide the possibility that areas of known mineralization may have shifted onto our claims. Secondly, the faults acted as conduits for late stage mineralizing fluids which formed the VEZ horizon and may have enriched portions of the J-M Reef. The thrust faults represent a different style of faulting that is younger in age. These faults tend to be flatter and are parallel to the layering in the rock, which leads to repetition of the rocks and the mineralized horizons. The VEZ horizon has also been detected through geophysics directly south of the J-M Reef on our claims and is an untested horizon. The "G" & "H" chromite horizons located between the VEZ horizon and the "A" & "B" chromites are also in this area and have not been systematically explored. There are significant platinum and palladium assays associated with the "A" & "B" chromites along the length of the complex. The Basal Zone is host to nickel and copper mineralization. Airborne geophysics is effective in detecting the sulfide mineralization associated with this horizon and has traced the zone of mineralization for several miles.

        Interpretation of the 2000 airborne geophysical program indicates a conductor, similar to the geophysical signature of the J-M Reef, which crosses a portion of the claim block. The terrain is generally steep and covered with landslide debris and therefore we are developing a plan that may include limited drilling, assaying, trenching, and geological and geophysical programs along the various horizons. The plans will be designed to discern whether these claims are host to the J-M Reef and to determine the amount of enrichment of platinum group metals in the VEZ and "A" & "B" chromites as well as better defining the extent of copper and nickel resources associated with these claims.

Mountain View Property

        The 132 claims are located east of Bluebird Mountain and west of the Stillwater River and are directly south and contiguous with Stillwater Mining Company claims. These 132 claims are controlled under a Joint Venture agreement with Chrome Corp. In total, these claims cover approximately 2,200 acres. The 132 claims can be accessed from Interstate-90 by existing public roads.

        Subsequent to December 31, 2001, we gave 60-day notice to Chrome Corp. of our intention to withdraw from the agreement, prior to earn-in.

        Chrome Corporation Joint Venture Agreement

        In February 2000, we entered into a joint venture agreement ("PGM Venture") with Chrome Corp., a Delaware corporation wholly owned by Boulder Group N.L., an Australian public company. Chrome Corp. owns 17 unpatented claims and is the lessee of a total of 86 unpatented claims, 31 patented claims and 21 unpatented claims upon which a patent application has been filed. The claims are located in Stillwater and Sweetgrass counties, Montana, with 17 claims in the Crescent Creek area, 132 claims in the Mountain View area and 6 claims in the Blitz area. The purpose of the PGM Venture was to conduct exploration, evaluate possible development and, if feasible, engage in development and mining operations and marketing products with respect to the 155 claims.

        The term of the PGM Venture was for 20 years, with us having a 5-year earn-in period as follows:
                                                                  Cumulative
    Due Date                    Annual Expenditure                Expenditure
By March 31,2001               $200,000 (completed)                $200,000
By March 31,2002                     $400,000                      $600,000
By March 31,2003                     $500,000                     $1,100,000
By March 31,2004                     $500,000                     $1,600,000
By March 31,2005                     $500,000                     $2,100,000
          Total:       $2,100,000 = 55% interest in the venture

        5% of the our administrative costs in performing exploration work and maintaining the claims governed by the PGM Venture can be credited towards the total annual expenditure requirements.

        In addition to the expending the foregoing amounts, we made a cash payment in the amount of $5,000 upon signing and must make annual payments of stock as follows:

        Upon receipt of regulatory approval - 100,000 Common Shares (issued during fiscal 2000) By January 31, 2001 - 100,000 Common Shares (issued during fiscal 2000)

        By January 31, 2002 - 100,000 Common Shares (issued during fiscal 2001)

        By January 31, 2003 - 100,000 Common Shares (agreement terminated prior to earn-in)

        By January 31, 2004 - 100,000 Common Shares (agreement terminated prior to earn-in)

        Either party may withdraw from the PGM Venture by giving advance written notice. The withdrawing participant must transfer its interest in and to the assets of the PGM Venture and this Agreement to the remaining participant without additional consideration. The withdrawing participant is still responsible for liabilities arising from operations conducted prior to withdraw. The withdrawing participant's share of liabilities shall be equal to its interest in the PGM Venture at the time such liability was incurred. Each participant is responsible for continuing obligations until final settlement of all accounts and for liability arising from operations during term of Agreement. Any participant that withdraws from the PGM Venture cannot compete directly or indirectly by acquiring property within the area of interest for 2 years.

        We had agreed to maintain certain underlying property agreements in good standing during the earn-in phase of the joint venture. The first of these agreements requires monthly payments of $1,000 during 2000, $2,000 during 2001 and $2,500 per month thereafter. The second of these agreements required a one-time payment of $500,000 on commencement of construction leading to commercial production. To December 31, 2001, we have paid $36,000 on these agreements.

        Subsequent to December 31, 2001, we gave 60-day notice to Chrome Corp. of our intention to withdraw from the agreement, prior to earn-in.

Blitz Property (formerly the Nye Basin Property)

        We hold 131 unpatented claims ("Nye Basin Claims"), covering approximately 2,350 acres in the area known as the Nye Basin, which were staked by the Company. A further 6 claims are controlled under the Joint Venture Agreement with Chrome Corp. Subsequent to December 31, 2001, we gave 60-day notice to Chrome Corp. of our intention to withdraw from the agreement, prior to earn-in.

        The Nye Basin Property is located directly east of the main stem of the Stillwater River, which flows northerly across the Stillwater Complex. The claims consist of a two blocks with the largest block located in Nye Basin adjacent and directly south of the claims patented by the Stillwater Mining Company and are within 0.2 miles of its Stillwater Mine. This block has a 3.8-mile strike-length over the Banded series, the Ultramafic series and the Basal Zone. The J-M Reef is hosted in the Lower member of the Banded Series, while the VEZ horizon is located at the contact between the Banded Series and the Ultra-Mafic series. The nickel and copper sulfide mineralization is hosted in the Basal zone.

        Interpretation of the 2000 airborne geophysical program delineates a conductor on the north side of Nye Basin that correlates with the contact between the Ultramafic Zone and the Lower Member of the Banded Series. This corresponds to the approximate position of the VEZ in other areas of the complex. Nye Basin is generally covered with glacial gravel and therefore we are developing a plan that may include drilling, assaying, trenching, geological and geophysical programs along the horizons of interest. These plans are being designed to discern whether these claims are host to the J-M Reef, to determine the amount of enrichment of platinum group metals in the VEZ and "A" & "B" chromites and towards better defining the extent of platinum group metals, copper and nickel resources associated with these claims. At this time, five drill sites with water management sumps are approved in Nye Basin. The bond for these sites is $3,000.

Black Butte Property

        We hold 220 unpatented claims ("Black Butte Claims") covering approximately 3,740 acres in the area known as the Black Butte Mountain. The Black Butte Mountain is located east of the main Stillwater River, which is within the Stillwater Complex. The contiguous claims have an 8-mile strike length over the geological features known as the Upper Banded and Lower Banded series, the Ultramafic unit and the Basal Zone. The J-M Reef is hosted in the Lower member of the Banded Series, while the VEZ horizon is located at the contact between the Banded Series and the Ultramafic series. The nickel and copper sulfide mineralization is hosted in the Basal zone. These Black Butte Claims are adjacent to the claims held by the Stillwater Mining Company and are within 4 miles of the Stillwater Mine.

        The claims can be accessed from Interstate-90 by existing public roads; however, snowdrifts prevent truck access to the claims until June of each year.

        Based on a review of previous geologic investigations and studies, the area appears to have some structural complexities consisting of transverse faults perpendicular to the strike of the J-M Reef with lateral offsets that have shifted the mineral horizon. The transverse faults developed during the late stages of crystallization and formation of the layers that comprise the Stillwater Complex. These faults are significant for two reasons. Firstly, the faults displace the horizons of known mineralization either in a north-south direction. In areas of glacial cover, which masks the geology, these faults provide the possibility that areas of known mineralization may have shifted onto our claims. Secondly, the faults acted as conduits for late stage mineralizing fluids which formed the VEZ horizon and may have enriched portions of the J-M Reef.

        Interpretation of the 2000 airborne geophysical program delineates a conductor that crosses a portion of the claim block that is similar to the geophysical signature of the J-M Reef in other areas of the Stillwater Complex. The terrain is generally covered with glacial debris and therefore we conducted a limited drilling program consisting of two holes in 2001. The first hole established the depth of unconsolidated sediments in the vicinity of Fishtail Creek and also determined the type of underlying bedrock. The second drill hole located near Black Butte established the location of the contact between the Ultramafic and Banded Series.

        Based on the information generated during the 2001 field season, we are developing a plan that may include drilling, assaying, trenching, geological and geophysical programs along the various horizons. The plan will assist us in determining whether these claims are host to the J-M Reef and to determine the amount of enrichment of platinum group metals in the VEZ and "A" & "B" chromites as well as to define the extent of copper and nickel resources associated with these claims.

East Millsite Property

        We hold 39 unpatented claims ("East Millsite Claims") covering approximately 180 acres in the area known as the old Anaconda mill site. The mill site is located east of the main stem of the Stillwater River, which is within the Stillwater Complex and north of Black Butte. The claims are 5 one-acre mill site claims staked to control the best logical mill site area to develop the eastern portion of the J-M Reef. These East Millsite Claims are adjacent to the Black Butte Claims and are within 6 miles of the Stillwater Mine.

Stillwater West Property

        During 2001, we staked 123 unpatented claims, in two blocks, on the west-end of the Stillwater Complex and combined these with 92 contiguous claims from our existing Picket Pin property claims. The property consists of a total of 215 unpatented claims covering an area of 3,700 acres. The claims are located along the stratigraphic subdivisions between the Middle Banded series and the Upper Banded series of the Stillwater Complex, over a 5-mile strike length. The claims are in two blocks with one block of 87 claims west of the Boulder River and one block of 128 claims east of the Boulder River. The 128 claims east of the Boulder River are contiguous to the Picket Pin Property. By an agreement dated November 1, 2001 we entered into the Stillwater West PGM Venture with First Choice Industries Ltd. ("First Choice") as described below.

        We entered into the Stillwater West PGM Venture Agreement dated November 1, 2001 (the "Agreement") with First Choice. The Agreement provided First Choice with an opportunity to participate in developing property owned by us. We are of the view that First Choice is in default of the terms of the Agreement and we have issued a demand for payment of the US$135,000 which First Choice was obliged to pay to us on or before May 31, 2002 and substitution of the 200,000 First Choice legended share certificates we received for 200,000 First Choice free-trading share certificates as agreed to under the terms of the Agreement. As of the date of this Prospectus, we have not commenced any legal proceedings against First Choice.

        The property is located 29.2 miles south of Big Timber, along Interstate 90, and is accessible by existing public roads.

        The property covers the western projection of the Picket Pin Zone, which shows anomalous enrichment in the platinum group metals and is located north and parallel to the J-M Reef.

        We have yet to conduct any drilling or assay programs on the Stillwater West Property, and therefore, we have no Probable or Proven Reserves. Given the geologically close proximity of the J-M Reef to the Stillwater West Property, the Stillwater West Joint Venture plans to conduct geological mapping, sampling and geophysical programs, likely followed by trenching, and drilling, to determine whether these claims possess economic mineralization of platinum group metals.

        Stillwater West PGM Venture

        By an agreement dated November 1, 2001, we agreed to formalize the terms of a Memorandum of Understanding dated June 27, 2001 and a subsequent modification with First Choice. First Choice has been granted an option to acquire a 40% undivided interest in 220 claims staked by us on the west end of our Picket Pin claims, located in Park and Sweetgrass Counties, Montana. In order to earn its interest First Choice must, at its option, complete the following:

                                                       Issue
                                                       Shares     Annual
                                      Cash             To the     Exploration
                                      Payment (i)      Company    Expenditures
                                      ------------     -------    -----------
On signing                            $    55,000(ii)
Upon receipt of regulatory approval                    200,000
By May 31, 2002                            135,000
By November 30, 2003                                   250,000
By December 31, 2003                                              $   75,000
By November 30, 2004                                   250,000
By December 31, 2004                                                  150,000
By November 30, 2005                                   250,000
By December 31, 2005                                                  200,000
                                      ------------     -------    -----------
                                      $    190,000     950,000    $   425,000
                                      ------------     -------    -----------

(i)  The cash payments are required and not optional under the agreement.

(ii) Received $53,000 during the year ended December 31, 2001.

        Upon completion of the 40% earn-in, First Choice has a 60-day period to elect to acquire an additional 10% interest for cash in the amount of $2,500,000. The parties each may elect to participate in the joint venture phase by contributing their respective contributions or to convert to a 3% net smelter return. Should a party elect to participate in the joint venture but fail to contribute its proportionate share, then it will be subjected to dilution. Once a party is diluted to a 10% interest or less, it will be automatically converted to a 3% net smelter return. Should First Choice be diluted and converted to a 3% net smelter return, then its net smelter return royalty will be capped at 115% of its actual or deemed expenditures.

        First Choice is responsible for maintenance of the unpatented claims during the earn-in phase and we are the initial manager. The manager shall charge a fee of 10% of all qualifying expenditures and such fee qualifies as exploration expenditures under the agreement.

Our Idaho Gold Claims

        Until the elimination of the Gold Standard, gold was the principal medium of international monetary exchange, but its role has changed significantly in recent years. The United States monetary system functioned on the Gold Standard with a fixed rate of $35 per ounce. In 1971, the U.S. abandoned the gold standard and U.S. citizens were allowed to own gold. The U.S. gold market grew rapidly and the price of gold increased to a high of $850 per ounce in January 1980. Since that time, the price of gold has declined steadily. From 1998 through February 2002, the price of gold has averaged $282 per ounce.

        Gold has been mined in virtually every U.S. State but has been concentrated in the following 15: Alaska, Arizona, California, Colorado, Idaho, Michigan, Montana, Nevada, New Mexico, North Carolina, Oregon, South Carolina, South Dakota, Utah, and Washington.

        End uses for gold include jewelry, artifacts, dental, and industrial products. Although the majority of refined gold is used in jewelry manufacturing, gold is becoming increasingly important in other industries. Gold has superior electric and thermal conductive properties, reflects infrared radiation and most of the visible spectrum, alloys easily with other metals, and resists corrosion and tarnishing. These characteristics make gold valuable in high-technology products such as computers, communications equipment, and spacecraft. In addition, gold has high malleability and ductility, making it extremely easy to work. In the electronics industry, gold is used in printed circuit boards, connectors, keyboard contacts, miniaturized circuitry, and in semiconductors.

        The Orogrande Shear Zone in Idaho

        We control three significant properties that lie along the 26-mile Orogrande Shear Zone, which include (running from north to south): Buffalo Gulch, Deadwood and the Petsite/Friday Properties.

        The Orogrande Shear Zone ("Shear Zone") features a prominent structural break in a contiguous metamorphic rock formation caused by adjacent parts of the rock formation moving past each other and parallel to the plane separating them (fault plane). About six million years ago, younger rocks were intruded along the fault plane. The intrusions then formed small dykes, sills, irregular lenticular bodies and breccias within the country rocks. The resulting alteration formed a gold anomalous zone, extending for approximately 26 miles north and south near Elk City, Idaho.

        Our material gold property interests comprise of 256 unpatented claims and 8 patented claims located in the Orogrande and Elk City Mining Districts of Idaho County, Idaho. Up until August 2000, the Petsite and Friday Properties were the subject of a joint venture agreement between us and Kinam Gold, Inc. ("Kinam Gold"), dated May 20, 1996 (the "Petsite Venture"). Likewise, the Deadwood Property was the subject of another joint venture agreement between us and Kinam Gold, dated June 13, 1997 ("Orogrande Venture"). Kinam Gold was formerly named Amax Gold Inc. ("Amax"). These joint ventures were initially with Cyprus Gold Exploration Company ("Cyprus"). Through a number of mergers and acquisitions Kinam Gold succeeded to the interest of Cyprus on June 1, 1998. All references to Kinam Gold herein apply to activities conducted by Cyprus prior to the assignment of its interests to Kinam Gold and to the activities of Kinam Gold thereafter.

        Cancellation of the Petsite and Orogrande Ventures

        In August 2000, Kinam Gold assigned all of its interests in and to the Petsite Venture, the Orogrande Venture, the claims it had contributed to each joint venture and all underlying options and interests in the properties comprising each joint venture back to us for $100,000. As part of this assignment, our obligation with respect to carried costs in each of the joint ventures was cancelled. We now own an undivided 100% interest in each of the staked, leased or optioned claims comprising our Idaho Properties, and are solely responsible for maintaining and performing the covenants and obligations of the underlying agreements affecting the Deadwood and the Petsite/Friday properties.

        Sale of Gold Properties

        By a Letter Agreement dated March 7, 2002, we agreed to sell all of our gold properties located in Idaho, including the Petsite Project, Deadwood Project and Buffalo Gulch Property, to Canden Capital Corp. ("Canden"). Proceeds on the sale will be 2,400,000 shares of Canden, representing 41.8% of the issued and outstanding shares of the purchaser, after the issuance of the shares. The closing of the sale is contingent upon due diligence by the purchaser, within 10 weeks of the letter agreement, including a technical report recommending a work program of at least C$200,000 and an independent valuation at the purchaser's cost. The agreement is subject to regulatory approval, the approval of the shareholders of Canden and the completion of a formal agreement by May 15, 2002. The agreement may be terminated, should the parties not agree to the formal agreement by May 15, 2002. The parties are continuing to work on obtaining TSX Venture Exchange approval for the agreement and certain other conditions precedent to completing the sale. We expect the agreement to be finalized in the near future.

        The properties are listed below from north to south:

Buffalo Gulch Property

        The Buffalo Gulch property is comprised of 79 unpatented mining claims covering approximately 1,660 acres and is located 3 miles west of Elk City, Idaho in Idaho County. The claims lie within sections 17, 20 and 21, Township 29 North, Range 8 East. Elk City is approximately 55 miles east of Grangeville, Idaho. We control the claims through four agreements and one underlying agreement, whereby our interests take the form of a leasehold interest, assignment interest or optioned interest.

        The property can be accessed directly from highway 14, by a secondary logging road along Buffalo Gulch.

        Idaho Gold Corporation Lease - Buffalo Gulch Claims

        On July 9, 1996, we acquired an interest in 63 unpatented mining claims comprising the Buffalo Gulch Property from Idaho Gold Corporation ("Idaho Gold") in accordance with a purchase agreement (the "Buffalo Gulch Agreement").

        The Property is subject to an underlying lease, dated May 21, 1984, between Thunderbird Resources, Inc. and Amir Mines, Inc. (the "Thunderbird Lease"). In addition to assuming the payment of the advance royalties on the Thunderbird Lease (described below), we also issued 120,000 common shares to Idaho Gold and agreed to pay exploration and development expenditures of not less than $310,000 within five-years. We also granted to Idaho Gold a net smelter return of 3% of net smelter revenue, not to exceed $3,000,000.

        During 2001, an option whereby Idaho Gold could reacquire a 49% working interest in the Buffalo Gulch Claims, subject to Idaho Gold forfeiture of its 3% smelter return royalty, expired.

        Gold mineralization was discovered by Idaho Gold, the prior owner of the property, through prospecting and reconnaissance stream sediment and soil sampling campaigns. Subsequently, grid soil sampling and bulldozer trenching defined the extent of the mineralization in bedrock. Drilling on the Buffalo Gulch property consisted of 150 vertical, reverse-circulation drill-holes, drilled on a 100-foot grid. This drill hole distribution and spacing are sufficient to define the deposit. The deepest mineralized intersection is at a depth of about 500ft. The oxide mineralization has been completely delineated by drilling; the sulphide mineralization is open at depth to the east, to the north and to the south. Limited surface mapping has been done because of limited surface exposure. Excavation of the test pit for metallurgical samples allowed limited geological mapping.

        Buffalo Gulch ore has been the subject of an extensive metallurgical testing program, beginning with bottle-roll cyanidation leach tests in 1986, through two pilot-scale heap leach tests carried out in 1987 and 1989. Based on this work, the mineable reserves are estimated to be 4,800,000 tons of ore, containing 96,000 ounces of gold, at a low stripping ratio of 0.88 tons of waste to per ton of ore.

        Idaho Gold filed for permit approval for full-scale operation in late 1990, and initial construction activities began in anticipation of mine construction in the spring of 1991. These initial construction activities consisted of logging the site, upgrading the access road, building sediment control "brush filter winrows" around the site, and completion of over 12,000 feet of pole fence along the perimeter of the project site. These activities have been completed, leaving the site prepared for construction to begin upon completion of required permitting. The final permits were issued to Idaho Gold in 1991. However, construction of the mine did not commence because the parent company of Idaho Gold, Bema Gold, was preoccupied with its properties in South America. The Plan of Operations, which is the key document for maintenance and acquisition of all required operating permits, is administered by the Bureau of Land Management and has been transferred to Idaho Consolidated Metals Corp. and remains in good standing.

        The Buffalo Gulch Property is underlain by Precambrian gneisses, schists and quartzites, which have been intruded by the Cretaceous-Tertiary granitic rocks. The intrusives form small dykes, sills, irregular lenticular bodies and breccias within the country rocks. The resulting alteration enveloping the Buffalo Gulch Deposit weakened the local rock fabric, which was then subjected to deep weathering. Much of the host rock is totally dissociated to sand and gravel sized fragments, yet original rock fabric is still visible and can be mapped. Weathering is up to 300 feet deep, facilitating trenching, sampling and reverse circulation drilling. Although little determinative work has been done, detailed assaying indicates the gold was liberated from the sulphides and now occurs as free grains associated with siliceous, hematitic or limonitic zones. Sulphide gold mineralization underlies the oxidized zone with the deepest identified mineralization occurring at about a 500-foot depth. The deposit is open and untested at depth.

        During 2001, we indicated to the Bureau of Land Management ("BLM") that we intended to continue with the permitting of the project and that the existing Plan of Operation would remain in full force and effect with the BLM as the lead agency.

        As at December 31, 2001, we have incurred exploration and development expenditures of $686,000 on the Buffalo Gulch property, excluding the deemed cost related to the acquisition of the property. We wrote-down the property by $604,321 during the year ended December 31, 2000 and are carrying the property at $36,750 at December 31, 2000 and 2001. Management has located a purchaser for the property, subject to regulatory approvals to be obtained by the purchaser, in order to eliminate the ongoing holding costs and concentrate our efforts on the platinum group metals properties.

        Thunderbird Lease

        The lease, dated May 21, 1984, between Thunderbird Resources and Amir Mines, Inc. covers all 63 unpatented claims contained within the July 9, 1996 Buffalo Gulch Agreement with Idaho Gold.

        Gray Estates, Inc. succeeded to the interest of Thunderbird Resources, Inc. and Idaho Gold succeeded to the interest of Amir Mines, Inc. Consequently, we are obligated to perform Idaho Gold's obligations under the Thunderbird Agreement, which requires that we pay Gray Estates, Inc., on a quarterly basis, the greater of an advance royalty payment of $6,000 or a 5% net smelter return royalty, in the event the property is placed into production. Once the advance royalty payments or the 5% net smelter return royalty or a combination thereof total $500,000, Gray Estates, Inc. shall have no further interest in the property. To December 31, 2001, previous parties and we have paid a total of $420,000 of advance royalty payments on the agreement.

        We acquired the remaining 16 claims within the Buffalo Gulch area, by way of the Black Bear Agreement, the Whiskey Jack Agreement and the Gallaugher Agreement.

        Black Bear Agreement

        On August 1, 1996, we entered into an agreement (the "Black Bear Agreement") with Frank H. Piant, John R. Heigis and Thomas C. Rich ("Owners") whereby we were granted an option to acquire a 100% interest in 6 claims known as the "Black Bear Mining Claims" located in the Elk City Mining District, Idaho for a purchase price of $120,000. To keep the option in good standing, we are required to make quarterly payments equal to $4,800 for 1999, $6,000 for 2000, $7,200 for 2001 and a balloon payment of $24,000 by July 1, 2002. However, due to the depressed price of gold the required quarterly payments were re-negotiated during 1999 to $600 per quarter. If the price of gold increases to $325 per ounce, then the quarterly payment will increase to $1,000. Consequently, the balloon payment due by July 1, 2002 will be $86,400.

        In the event we place the claims into production, the Owners agree to transfer the claims to us and the Owners shall receive $120,000 less all quarterly payments made to date. If the claims are not placed into production by July 1, 2002, then we shall have no further interest in the claims unless we pay the sum of $120,000 less all quarterly payments made.

        Pursuant to the terms of the Black Bear Agreement, we must expend a total of $3,000 per year on the claims, commencing July 1, 1997. We must also perform assessment work or make payments in lieu thereof and pay all applicable taxes on the claims. We have been granted unrestricted access and exclusive rights to the claims for the purposes of certain exploration activities.

        We have "after-acquired rights," which provide that in the event the Owner acquires any right or interest in property located within one mile of the property contemplated by the Black Bear Agreement, such interest or right shall automatically become part of the property description defined in the Black Bear Agreement.

        As of December 31, 2001, we have made all required payments to the owners of the Black Bear Mining Claims, under the agreement totaling $32,400.

        Whiskey Jack Agreement

        By an agreement dated August 29, 1998 ("Whiskey Jack Agreement") with Don Nitz and Thomas C. Rich ("Owners"), we were granted an option to acquire a 100% working interest in 4 unpatented mineral claims in Idaho for a purchase price of $65,000. This agreement replaced a prior agreement for the same claims under which we paid a total of $23,400.

        To keep the option in good standing, we are required to make quarterly payments equal to $1,000 for the first year, $1,400 for the second year, $1,800 for the third year, $2,000 for the fourth year and $2,400 for the fifth year, with a balloon payment of $30,600 due July 1, 2003. However, due to the depressed price of gold the required quarterly payments were re-negotiated during 1999 to $400 per quarter for the remainder term of the agreement. If the price of gold increases to $325 per ounce the quarterly payment will increase to $1,000.

        In the event we place the claims into production, the Owners agree to transfer the claims to us and the Owners shall receive $65,000 less all quarterly payments made to date. If the claims are not placed into production by July 1, 2002, then we shall have no further interest in the claims unless we pay the sum of $65,000 by July 1, 2003, less all quarterly payments made to date.

        Pursuant to the terms of the Whiskey Jack Agreement, we must expend a total of $1,000 per year on the claims, commencing July 1, 1999. We must also perform assessment work or make payments in lieu thereof and pay all applicable taxes on the claims. We have been granted unrestricted access and exclusive rights to the claims for the purposes of certain exploration activities.

        We have "after-acquired rights," which provide that in the event the Owner acquires any right or interest in property located within one mile of the property contemplated by the Whiskey Jack Agreement, such interest or right shall automatically become part of the property description defined in the Whiskey Jack Agreement.

        As of December 31, 2001, we have made all required payments under the Whiskey Jack Agreement totaling $8,000.

        Gallaugher Agreement

        Pursuant to an Option and Purchase Agreement, between us and Cliff and June Gallaugher (the "Gallaughers"), dated September 5, 1996 ("Gallaugher Agreement"), we were granted an exclusive option to purchase 6 unpatented mining claims located in the Elk City Mining District, Idaho County, Idaho. We can exercise our option by making quarterly payments over a five-year period for a total purchase price of $150,000. Under the terms of the agreement, the Gallaughers are required to keep the claims in good standing during the term of the agreement.

        As of the December 31, 2000, we have paid all quarterly payments due under the Gallaugher Agreement, and were required to pay $7,200 per quarter through March 5, 2002, at which time a final payment of $54,000 would have been due. However, the parties amended the agreement on May 20, 1999 to reduce the quarterly payments as follows: we agreed to make quarterly payments of $500 until such time gold prices increase to $325 per ounce, at which time the quarterly payment would increase to $1,200; if gold increases to $350 per ounce, then we will pay quarterly payments of $1,800, and if gold prices increase to $400 per ounce, then we will make quarterly payments of $4,800. The due date for the final balloon payment was deferred to March 5, 2007.

        A third party receives a 10% finder's fee deducted from all option payments made by us to the Gallaughers. In the event we place the claims into production, the Gallaughers will transfer the claims to us in exchange for $150,000 less all quarterly payments made as of the date of transfer. If the claims are not placed into production by September 5, 2002, then we shall have no further interest in the claims unless we pay the sum of $150,000 to the Gallaughers.

        As of December 31 2001, we have made all required payments under the Gallaugher Agreement totaling $23,800.

        The mineralization consists of gold hosted in 2 major veins striking easterly and dipping to the south. They are traceable on the surface for over 600 feet. The historic grade according to a report, published in 1909, was $12 per ton, which would be equivalent to approximately 0.6 ounces per ton.

        The Gallaugher Property is in the exploration stage, and there is no assurance that a commercially viable ore deposit exists in any such properties until further exploration work and a comprehensive evaluation based upon unit cost, grade, recoveries and other factors conclude economic feasibility.

Deadwood Property

        The Deadwood Property consists of 36 unpatented lode-mining claims located in Idaho County in Townships 28 and 29 North in Range 7 East, Sections 5, 6, 7 and 8, Boise Meridian. Each claim is approximately 20 acres in extent. The Deadwood Property is in the exploration stage. The claims are located in the Nez Perce National Forest, approximately 145 miles north of Boise in Idaho County. Access to the claims is gained from Grangeville by existing public roads.

        Idaho Gold Corporation Lease - Deadwood Claims

        The Deadwood Property is subject to an agreement between us and Idaho Gold, dated July 9, 1996 (the "Deadwood Agreement"), whereby Idaho Gold assigned us certain mining interests, known as the "Deadwood Claims".

        The Property is subject to an underlying option agreement, dated July 11, 1985, between Joyce Mines, Inc., Thunderbird Resources, Inc. and Amir Mines, Inc. (the "Orogrande Agreement").

        In addition to assuming the payments on the underlying Orogrande Agreement (described below), we delivered to Idaho Gold 70,000 common shares and were obligated to incur exploration and development expenditures of not less than $135,000 over the five year term of the agreement, plus pay all fees necessary to maintain the unpatented claims in good standing, replace all bonds, bear all costs of environmental compliance, and pay a 3% net smelter return royalty on ore mined by us from the Deadwood Claims, which is not to exceed $2,000,000.

        During 2001, an option whereby Idaho Gold could reacquire a 49% working interest in Deadwood Claims, subject to Idaho Gold forfeiture of its 3% smelter return royalty, expired.

        Orogrande Agreement

        The agreement, dated July 11, 1985, between Joyce Mines, Inc., Thunderbird Resources, Inc. and Amir Mines, Inc. covers all 36 claims in the July 9, 1996 Deadwood Agreement with Idaho Gold.

        Arctic Fox, Inc succeeded to the interest of Joyce Mines, Inc., Grey Estates, Inc. succeeded to the interest of Thunderbird Resources, Inc. and Idaho Gold succeeded to the interest of Amir Mines, Inc. Consequently, we are obligated to perform Idaho Gold's obligations under the agreement, which requires that we pay Arctic Fox, Inc., on a quarterly basis, the greater of an advance royalty payment of $3,000 or a 5% net smelter return royalty, in the event the property is placed into production. Once the advance royalty payments or the 5% net smelter return royalty or a combination thereof total $300,000, Arctic Fox, Inc. shall have no further interest in the property. To December 31, 2001 previous parties and we have paid a total of $192,000 of advance royalty payments on the agreement.

        The agreement also covers 2 claims, which were assigned to the Petsite/Friday Property by an amendment to the Petsite Joint Venture entered into between Amax, Arctic Fox Ltd. and us on July 16, 1998 (the "Grande" agreement).

        Deadwood Property - Description

        Second to the Buffalo Gulch Property, the North end of the Deadwood Property appears to be the most significant gold resource outlined by reconnaissance prospecting of our gold properties. Beginning in 1985, prior owners of the property performed various samplings and mappings on the property. Stream silt sampling outlined an anomalous gold source area at the head of Little Campbell Creek and several drainages over a northerly strike length of 5,000 feet from the South Fork of the Clearwater River to Campbell Creek, with values of 900 to 4,000 parts per billion gold. Idaho Gold conducted additional geological mapping and sampling, which outlined a silicified, sheared and brecciated structure 200 feet wide on the property with rock sample values of
0.01 to 0.036 oz of gold per ton and soil values of 25 to 400 parts per billion gold. The anomalous silt and soil samples continued south through to Big Campbell Creek 5,000 feet to the south.

        The mapping and sampling delineated a broad zone of pervasive sericite-clay alteration, which averages 2,000 to 3,000 feet in width. On the northern portion of the area the alteration zone corresponds to the outer limits of the greater than 10 parts per billion gold soil anomaly and on the southern portion of the area it extends 2,000 feet further north outside the soil anomaly. This extension may be due to a weakly limonitic quartz monzonite intrusive mapped in this area.

        We have not performed any other work on the Deadwood Property, except for our review and analysis of the prior work performed by Centennial and Idaho Gold and an IP/resistivity geophysical program in 1997 to delineate the Orogrande Shear Zone and locate the mineralizing structures.

        To date, we have expended $34,039 in exploration expenditures and have issued 70,000 shares, at a deemed value of $51,750, to Idaho Gold per the Deadwood Agreement. We have also caused to be expended in excess of $305,000 on the property pursuant to the Orogrande Venture. Pursuant to the Orogrande Venture we received $165,000 during the 1997 fiscal year and expensed $72,588 of costs to that date against these proceeds. During 2000, we further wrote-down our carrying value in the property by $13,200 and the property is carried at the nominal value of $1 as at December 31, 2000 and 2001. We believe that the Deadwood Agreement and the Orogrande Agreement are current and in good standing.

Petsite/Friday Property

        The Petsite/Friday Property consists of 124 unpatented mining claims and 8 patented mining claims in Idaho County, Idaho and is adjacent to the Deadwood Property. All current claims are approximately 20 acres each and are in the exploration stage. Our interest in the property is owned outright as to 95 of the unpatented mining claims, 6 unpatented mining claims are subject to an agreement with Idaho Mining and Development Company ("IMD") dated June 10, 1997, 12 unpatented mining claims are subject to an agreement with IMD dated April 29, 1998, 10 unpatented mining claims which are held pursuant to the Grande agreement and 1 unpatented claim is subject to the MacMenamin & Sons Lease and Option to Purchase Agreement. The patented claims consist of 5 claims subject to the Idaho Gold Corporation Lease - Friday Claims and 3 claims, which are subject to the Filer Agreement.

        Access to the Petsite and Friday Property claims is gained by existing public roads.

        IMD agreement dated June 10, 1997

        During the Kinam joint venture on the property, Kinam entered into an agreement with IMD on June 10, 1997. The agreement terminated a 5% net profits interest on certain claims originally obtained from IMD by us in February 1991 and granted IMD a 5% net profits royalty in 16 unpatented claims, which were staked by Kinam during the joint venture. Subsequently, Kinam quit claimed 10 of these claims to us and the remaining 6 claims were quit claimed back to us on the termination of the joint venture in 2000.

        IMD agreement dated April 29, 1998

        The Exploration and Mining Lease Agreement provided that the original 209 unpatented claims covered by the agreement would be 60% beneficially owned by us ("the lessee") and 40% by IMD ("the lessor") and the lease term would coincide with the term of the June 13, 1997 joint venture with Kinam. Kinam quit claimed back to the lessor 197 of these claims during the term of the joint venture leaving a balance of 12 claims covered by the agreement. In 2000, the joint venture was terminated and we were required to pay the lessor $10,000 to extend the lease term for 5 years and to incur $100,000 per year on exploration and development of the property. We could extend the 5-year term for a further 5 years upon payment to the lessee of an additional $10,000 and continuing with the annual work commitment. We have not made these payments and have not completed the annual work commitment. To date, no default notice has been received although we have continued to pay the annual claim rental fees. Accordingly, these claims are carried at a nominal value of $1 in the financial statements.

        Idaho Gold Corporation Lease - Friday Claims

        The Friday Property is at the southern end of the Elk City Gold Belt and consists of 5 patented lode-mining claims. The Friday Property is in the exploration stage. The claims are located in the Nez Perce National Forest approximately 138 miles north of Boise in Idaho County.

        We acquired a leasehold interest in these claims (known as the "Friday Claims") from Idaho Gold Corporation ("Idaho Gold") dated July 9, 1996 (the "Friday Agreement") for an initial term of five years. As consideration for the lease, we delivered to Idaho Gold 60,000 of our common shares and we were required to incur exploration and development expenditures of not less than an aggregate of $135,000 within the five year term of the agreement, plus pay all claim fees to maintain the leased claims, replace all bonds, bear all costs of environmental compliance and pay a 3% net smelter return royalty.

        During 2001, an option whereby Idaho Gold could reacquire a 49% working interest in Friday Claims, subject to Idaho Gold forfeiture of its 3% smelter return royalty, expired.

        As of December 31, 2001, we have issued all of the required shares per the Friday Agreement and have incurred over $765,000 in exploration expenditures for the Friday Property, thereby fulfilling the covenant to expend not less than $135,000 in exploration and development as required under the Friday Agreement.

        Grande Agreement

        During the Petsite Joint Venture, we entered into an agreement dated July 16, 1998 with Amax and Arctic Fox Ltd. The amendment to the Joint Venture (the "Grande" agreement) transferred the 10 Grande claims into the joint venture. Two of the unpatented claims are subject to an underlying agreement, dated July 11, 1985, between Joyce Mines, Inc. and Amir Mines, Inc. (the "Orogrande" agreement). The agreement is summarized within the description of the Deadwood Property. Eight of these claims are subject to an underlying agreement (the "Joyce" agreement).

        Joyce Agreement

        Eight of the unpatented claims are subject to an underlying agreement, dated April 14, 1986, between Joyce Mines, Inc. and Normine Resources Ltd. Arctic Fox, Inc succeeded to the interest of Joyce Mines, Inc. and Idaho Gold succeeded to the interest of Normine Resources Ltd. Consequently, we are obligated to perform Idaho Gold's obligations under the agreement, which requires that we pay Arctic Fox, Inc., on a quarterly basis, the greater of an advance royalty payment of $6,000 or a 5% net smelter return royalty, in the event the property is placed into production. Once the advance royalty payments or the 5% net smelter return royalty or a combination thereof total $500,000, Arctic Fox, Inc. shall have no further interest in the property. To December 31, 2001 previous parties and we have paid a total of $372,000 of advance royalty payments on the agreement.

        Filer Agreement

        Three of the patented mining claims making up our Petsite Property are subject to a certain Mining Lease and Option to Purchase between us and Paul and Tressie Filer, dated September 6, 1997. The lease was originally entered into with Kinam Gold, and subsequently assumed by us as part of the assignment of Kinam Gold's interests in the Petsite Venture and the Filer Agreement to us on August 8, 2000.

        The Filer Agreement originally required us to make the following option payments:

        Year 2001     $20,000 on or before 9/16/01

        Year 2002     $20,000 on or before 9/16/02

        Year 2003     $25,000 on or before 9/16/03

        Year 2004     $25,000 on or before 9/16/04

        Year 2005     $25,000 on or before 9/16/05

        Year 2006     $25,000 on or before 9/16/06

        Year 2007     $305,000 on or before 9/16/07

        On October 26, 2001, the agreement was amended to semi-annual payments of $1,000 each September 1 and March 1 so long as gold remains below $300 per ounce. The future semi-annual payments increase to $2,000 should the price of gold exceed $300 per ounce, to $5,000, should the price of gold exceed $350 per ounce and to $10,000 upon commercial production. The claims may be acquired for $270,000 less all payments made up to September 16, 2007.

        We have an Option to Purchase the claims outright at any time for $500,000 less any amounts previously paid. We, at our sole election, can also demand that any right or interest in any property acquired by Lessor become part of the Property and subject to the Agreement. We are responsible for maintaining all roads and payment of all BLM Fees and taxes assessed against the claims. We may terminate the Filer Agreement at any time, but shall remain liable for any reclamation on the Property for work performed by us, Kinam Gold and its predecessor's in interest.

        MacMenamin & Sons Lease and Option to Purchase Agreement

        The one placer mining claim that makes up our Petsite Property is subject to a certain Lease and Option to Purchase Agreement between us and MacMenamin & Sons Mining, Inc. ("MacMenamin Agreement"), dated February 3, 1998. The lease was originally entered into with Kinam Gold, and subsequently assumed by us as part of the assignment of Kinam Gold's interests in the Petsite Venture and the MacMenamin Agreement to us on August 8, 2000. The term of the agreement is for 10 years and it requires us to make the following annual option payments:

        Upon execution                                    $1,000
        February 1999                                     $2,000
        February 2000                                     $2,000
        February 2001                                     $3,000
        February 2002                                     $3,000
        February 2003                                     $4,000
        February 2004                                     $5,000
        February 2005 to February 2008                    $5,000

        All payments due and payable through February 2001 have been paid. All option payments are credited towards the purchase price of the property. We can purchase the property for $150,000 if exercised prior to the end of 2002, or for $200,000 if exercised after 2002.

        We are obligated to indemnify the lessor for any reclamation of the property caused by Kinam Gold, its predecessors and us. We must also pay all taxes levied upon us as an employer, upon fixtures and personal property placed by us on the Property, plus pay all annual BLM fees for the unpatented placer mining each year.

        Petsite/Friday Property - Description

        Historically, most of the precious metal mineralization developed on the Petsite/Friday Property has been associated with an elliptically shaped stock of rhyolite porphyry (fine grain igneous rocks that are rich in silica and containing small crystals of feldspar), which has intruded into the underlying Idaho Batholith granodiorite near the center of the property. Due to lack of outcrop and the compositional similarities between the rhyolite porphyry and the granodiorite, the size and shape of this stock has not yet been accurately determined.

        In September 1992, Wilfred J. Struck, an independent geological engineer retained by us, who now is an executive officer of the Company, completed a report on the Petsite Property. Mr. Struck concluded that mineralization occurred on the Petsite Property as finely disseminated sulfides in a quartz stockwork, a quartz porphyry rhyolite and associated granodiorite. Mr. Struck recommended a program of trenching, mapping, sampling and drilling on the Petsite Property. However, no further exploration or development of the Petsite Property occurred until 1997, when we entered into the Petsite Venture.

        Kinross prepared a Petsite Project resource evaluation, which included both the Friday Property and the Petsite Property. The resource estimate is based on 129 drill holes aggregating 53,513.5 feet. The drill hole information was imported into Datamine and modeled by triangular-faceted wire-frame bounded zones. Using an 0.015 ounces per ton Au cutoff, the model above the 4,000 foot elevation includes a geologic inventory of 16.73 million tons @ 0.032 ounces per ton Au with 531,900 contained ounces.

        By 1998, the Petsite Property and the Friday Property were in the development phase of the Petsite Venture. However, gold prices began to decline and Kinam Gold and us curtailed further development on the Friday Property. In 1999, gold prices continued to decline. Consequently, no additional exploration or development work was performed on the Petsite and Friday properties, except that which was necessary to maintain our interests in those properties.

        In 2001, no additional work was conducted on the Property except for making the property payments and claim fees due under the related agreements.

        Consequently, we have no proven or probable reserves on the Petsite/Friday Property.

Dixie Property

        The Dixie Property consists of 17 unpatented lode-mining claims located in Idaho County, Idaho. Each claim is approximately 20 acres in extent and the claims are held directly by us. The Dixie Property is in the exploration stage. The claims are located in the Nez Perce National Forest, approximately 5 miles south-southeast of the Petsite/Friday Property on the eastern slope of Burpee Mountain.

        Access to the Dixie Property is gained by existing public roads.

        We have conducted limited stream sediment and soil geochemical sampling on the property. In 2001, no additional work on the Property except for making payment of the claim fees due on the unpatented claims.

        Consequently, we have no proven or probable reserves on the Dixie
Property

Compliance Costs and Effects of Environmental and other Laws

        Costs of compliance have not been substantial and to date have been within budget. We maintain bonds sufficient for our current exploration activity with respect possible reclamation costs at all sites where we construct roads or conduct drilling.

Employees

        As of December 31, 2001, we have two full-time employees and two part-time employees.

                                LEGAL PROCEEDINGS

        There are no legal proceedings pending or threatened against us.

                                   MANAGEMENT

        Our current directors are John E. Andrews, Delbert W. Steiner, Theodore Tomasovich, James W. Ashcroft and James D. Clucas. Mr. Clucas was appointed as a director on April 23, 2002. David Fraser, a director during 2001, resigned from the Board on April 1, 2002. Luca Riccio and Marc Oppenheimer, both directors during 2001, resigned from the Board on April 15, 2002.

     Name and           Age                         Principal Occupation for
   Municipality                                       Previous Five Years
   of Residence
-------------------- ---------- -----------------------------------------------------------------
John E. Andrews         55      From  September  19, 1994 until July 30, 1999,  Mr.  Andrews was
President and CEO               President  and  COO  of  Stillwater  Mining  Company,  a  mining company publicly traded on the American Stock Exchange. During
                                2000 and 2001, Mr. Andrews was engaged as a consultant to a number of precious and base metals mining companies including
                                Idaho Consolidated Metals Corp. and on August 28th, 2001 Mr.
                                Andrews was appointed a Director of the Company. From October 9,
                                2001 to the present Mr. Andrews principal occupation is as
                                President and CEO of the Company.
-------------------- ---------- -----------------------------------------------------------------
Delbert W.              57      Mr. Steiner's principal  occupation in the last five years is as
Steiner(1)                      President  of the Company  from  September  15, 1988 to June 27,
Director,                       1997 and from July 23,  1997 to  October  9, 2001 and CEO of the
                                Company from June 24, 1996 to June 27, 1997 and July 23, 1997 to
                                October 9, 2001. Mr. Steiner has been a director of the Company since September 15, 1988.
-------------------- ---------- -----------------------------------------------------------------
Theodore Tomasovich     55      Director of the Company  since July 22, 1997.  Mr.  Tomasovich's
Director                        principal  occupation in the last five years was as President of
                                PYJ Corporation, a real estate development company, from October
                                1988 to the present.

                                              -34-

-------------------- ---------- -----------------------------------------------------------------
James W.                62      Director of the Company  since August 28, 2001.  Mr.  Ashcroft's
Ashcroft(1)                     principal  occupation in the last five years was as President of
Director                        J.W.  Ashcroft & Assoc.  Ltd. - Mining  Consultants from 1998 to
                                2001 and prior to 1998 as President  of the Ontario  Division of
                                INCO Ltd.
-------------------- ---------- -----------------------------------------------------------------
James D. Clucas(1)      59      Director  of the  Company  since  April 23,  2002.  From 1970 to
Director                        1979 Mr.  Clucas was Chief  Financial  Officer  of the  Manitoba
                                Division of Inco Ltd.  In 1984,  he joined  Centennial  Minerals
                                Ltd. as  Vice-President,  Finance and then served for 5 years as
                                President  of  High  River  Gold  Mines  Ltd.  Mr.   Clucas  was
                                President of Crystallex  International  from 1993 to 1995 and is currently the Chairman of Geostar Metals Inc.
-------------------- ---------- -----------------------------------------------------------------
Wilfried.J. Struck      43      VP, Mining and Exploration  and Chief  Operating  Officer of the
VP, Mining and                  Company   since  August  29,  1995.   Mr.   Struck's   principal
Exploration and                 occupations  in the  last  five  years  was  as a self  employed
Chief Operating                 consulting  geological mining engineer from July, 1991 to August
Officer                         29,  1995  and as COO of the  Company  from  August  1995 to the present.
-------------------- ---------- -----------------------------------------------------------------
Kenneth A. Scott        44      Chief  Financial  Officer of the Company  since March 25,  1995.
Chief Financial                 Mr. Scott's  principal  occupation in the last five years was as
Officer                         a  partner  in  Staley,  Okada,  Chandler  &  Scott,   Chartered
                                Accountants.
-------------------- ---------- -----------------------------------------------------------------
Diane R. Garrett        42      VP,  Corporate  Development  of the Company since June 2001. Ms.
VP, Corporate                   Garrett's principal  occupation in the last five years was as VP
Development,                    Corporate   Development  of  Dayton  Mining   Corporation   from
Corporate Secretary             February  1996 to  August  2000  and as a  director  of  Romarco
                                Minerals  from 1999 to the  present.  From  August  2000 to June
                                2001,  Ms.  Garrett was engaged as a consultant  in the precious metals mining industry.
-------------------- ---------- -----------------------------------------------------------------

(1)  Member of our Audit Committee.

               Each Director is elected at our annual shareholder's meeting and serves for a term of one year and until his successor is duly elected, unless his office is earlier vacated in accordance with our Articles of Continuance.

               There are no family relationships among our directors, executive officers or persons nominated or appointed to become directors or officers, nor have any of such persons been a party to or involved in any legal proceeding during the past five years that is material to an evaluation of the ability or integrity of such person.

                             EXECUTIVE COMPENSATION

        The following compensation information relates to amounts paid to the Chief Executive Officer for the preceding three (3) years. No other director or executive officer received compensation in excess of $100,000 in 2001, 2000 or 1999.

                    Annual Compensation                  Long Term Compensation
---------------------------------------------------------------------------------------------------------
                                                             Awards                Pay-outs
---------------------------------------------------------------------------------------------------------
                                                                           Restricted
                                                             Securities    Shares of
  Name and                                     Other         Under         Restricted
  Principal      Year       Salary             Annual        Options       Share      LTIP   All Other
  Position      Ending      or Fee      Bonus  Compensation  Granted       Units    Pay-outs Compensation
---------------------------------------------------------------------------------------------------------
John E.          2001     US$20,655      -         -         400,000        -         -         -
Andrews
---------------------------------------------------------------------------------------------------------
Delbert W.       2001     US$79,750      -         -         275,000        -         -         -
Steiner          2000     US$81,000      -         -         625,000        -         -         -
                 1999     US$67,850      -         -         50,000         -         -         -
---------------------------------------------------------------------------------------------------------

Pension Plans

        We do not have any defined benefit pension plan that provides annual benefits to any Executive Officers or any long-term incentive plans.

Compensation of Directors

        None of the Directors receives director's fees. Certain directors received stock option grants during 2001, as discussed below.

Executive Compensation

        Other than the Chief Executive Officer, none of the Executive Officers of the Company received any reportable salary or bonus during 2001. The following describes the stock option regime currently followed by us.

        We have a stock option plan dated January 9, 2001, under which the maximum number of options issuable shall not exceed 8,709,386 shares. On May 27, 2002, the shareholders approved an increase in the number of shares in the stock option plan from the original 6,586,442 shares to the current 8,709,386 shares. Options granted on or after January 9, 2001 are for a maximum term of five years and vest as to 25% on allocation and 25% each six months thereafter. Options granted prior to the plan are for varying terms ranging from two to seven years and are immediately vested upon the date of grant.

        Incentive stock options to purchase securities from us are granted to Directors and employees on terms and conditions acceptable to the regulatory authorities in Canada, namely the TSX Venture Exchange. Incentive stock options for up to 10% of the number of issued and outstanding shares of the common stock may be granted from time to time, provided that incentive stock options in favor of any one individual may not exceed 5% of the issued and outstanding common shares. No incentive stock option granted under the stock option program is transferable by the optionee other than by will or the laws of descent and distribution, and each incentive stock option is exercisable during the lifetime of the option only by such optionee. The exercise price of all incentive stock options granted under the stock option program must be at least equal to the fair market value of such common shares on the date of grant, and the maximum term of each incentive stock option may not exceed five years. The exercise prices for incentive stock options are determined in accordance with TSX Venture Exchange Guidelines and reflect the average closing price of our common shares for the ten trading days on the TSX Venture Exchange immediately preceding the day on which the Directors grant and publicly announce the incentive stock options. The Board of Directors may amend existing stock options granted to insiders of the Company.

        The following table sets forth, certain information on option grants to the Named Executives in 2001:

                 Individual Grants
Name                  Number of         Percentage of      Exercise       Expiration   Grant Date
                      Shares             Total Options     Price Per      Date         Value (1)
                      Underlying         Granted to        Share(2)
                      Options Granted    Employees in
                                         Fiscal Year
-----------------------------------------------------------------------------------------------------
John E. Andrews       200,000 (2)        12.7%             C$0.38         September    C$4,000
                                                                          5, 2006
                      200,000 (3)        12.7%             C$0.27         November     C$32,000
                                                                          7, 2006
-----------------------------------------------------------------------------------------------------
Delbert Steiner       75,000             4.8%              C$0.80 (4)     January      C$11,250
                                                                          9, 2006
                      50,000 (2)         3.2%              C$0.38         September    C$1,000
                                                                          5, 2006
                      150,000 (3)        9.5%              C$0.27         November     C$24,000
                                                                          7, 2006
-----------------------------------------------------------------------------------------------------

(1) Grant date value represents the difference between the exercise price and the fair market value of the shares underlying the options at the date of grant. The fair market value is the closing price of our common shares as reported by the TSX Venture Exchange (in Canadian dollars) on the date of the option grant.

(2) Represents incentive stock options granted on September 5, 2001. The option shares vest and become exercisable 25% upon the date of grant and 25% each six months thereafter.

(3) Represents incentive stock options granted on November 7, 2001. The option shares vest and become exercisable 25% upon the date of grant and 25% each six months thereafter.

(4)  Repriced from C$0.80 to C$0.38 on September 5, 2001.

        The following table sets forth, certain information on option grants to the Directors in 2001:

                 Individual Grants
Name                  Number of          Percentage of     Exercise       Expiration   Grant Date
                      Shares             Total Options     Price Per      Date         Value (1)
                      Underlying         Granted to        Share
                      Options Granted    Directors in
                                         Fiscal Year
-----------------------------------------------------------------------------------------------------
Theodore              50,000             3.2%              C$0.80 (2)     January      C$7,500
Tomasovich                                                                9, 2006
                      50,000             3.2%              C$0.38         September    C$1,000
                                                                          5, 2006
-----------------------------------------------------------------------------------------------------
James W. Ashcroft     200,000            12.7%             C$0.38         September    C$4,000
                                                                          5, 2006
-----------------------------------------------------------------------------------------------------
David Fraser          50,000             3.2%              C$0.80 (2)     January      C$7,500
                                                                          9, 2006
                      50,000             3.2%              C$0.38         September    C$1,000
                                                                          5, 2006
-----------------------------------------------------------------------------------------------------
Marc Oppenheimer      200,000            12.7%             C$0.80 (2)     January      C$30,000
                                                                          9, 2006
                      50,000             3.2%              C$0.38         September    C$1,000
                                                                          5, 2006
-----------------------------------------------------------------------------------------------------
Luca Riccio           200,000            12.7%             C$0.80 (2)     January      C$30,000
                                                                          9, 2006
                      50,000             3.2%              C$0.38         September    C$1,000
                                                                          5, 2006
-----------------------------------------------------------------------------------------------------

(1) Grant date value represents the difference between the exercise price and the fair market value of the shares underlying the options at the date of grant. The fair market value is the closing price of our common shares as reported by the TSX Venture Exchange (in Canadian dollars) on the date of the option grant.

(2)  Repriced from C$0.80 to C$0.38 on September 5, 2001.

                                      -37-

        The following table summarizes option exercises and the value of unexercised stock options granted to the Named Executives as of December 31,
2001:
-----------------------------------------------------------------------------------------------------
                                                           Number of Shares      Value of
                                                           Underlying            Unexercised
Name                                                       Unexercised           In-the-Money
                     Shares                                Options at            Options at
                     Acquired  on                          12/31/01              12/31/01
                     Exercise         Value Realized(1)    (Exercisable/         (Exercisable/
                                                           Unexercisable)        Unexercisable)(2)
-----------------------------------------------------------------------------------------------------
John E. Andrews      -                -                    100,000/300,000       C$27,500/C$82,500
-----------------------------------------------------------------------------------------------------
Delbert       W.     -                -                    731,250/168,750       C$191,000/C$49,500
Steiner
-----------------------------------------------------------------------------------------------------

(1) The Value Realized is the difference between the exercise price and the fair market value of the shares underlying the options. The fair market value is the closing price of our common shares as reported by the TSX Venture Exchange (in Canadian dollars) on the date of exercise.

(2) The value of unexercised in-the-money options is the difference between the exercise price and the fair market value of the shares underlying the options. For purposes of determining the value of unexercised in-the-money options as of December 31, 2001, the fair market value is deemed to be C$.60, which the last closing price of our common shares reported on the TSX Venture Exchange during December 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the total-number of our common shares and the percentage of such beneficially owned as of May 31, 2002 by our Directors and Officers, and with respect to shares owned by each person or group known by us to be the beneficial owner of more than 5% of the shares.
-----------------------------------------------------------------------------
                                        Number of                Percent of
   Name of Beneficial Owners         Shares Owned (**)           Class (**)
-----------------------------------------------------------------------------
John E. Andrews                         237,500 (1)                   *
Director, President and CEO
1060 Maple Ridge Way,
Greensboro, GA
-----------------------------------------------------------------------------
Delbert W. Steiner                     2,210,982 (2)                4.92%
Director
3555 Country Club Drive
Lewiston, ID
-----------------------------------------------------------------------------
Theodore Tomasovich                   17,141,025 (3)                33.45%
Director
4812 Lakeview Canyon Road
Westlake Village, CA
-----------------------------------------------------------------------------
James Ashcroft                          192,500 (4)                   *
Director
337 Edgewater Road
Sudbury, ON
-----------------------------------------------------------------------------
James Clucas                            12,500 (5)                    *
Director
 1255 West Pender Street,
Vancouver, BC, V6E 2V1
-----------------------------------------------------------------------------
Wilfried J. Struck                      699,583 (6)                 1.57%
Chief Operating Officer
P.O. Box 42
Red Lodge, MT

-----------------------------------------------------------------------------
Diane R. Garrett                        125,000 (7)                   *
VP, Corporate Development,
Corporate Secretary
HCI Box 923-23
Center Point, TX
-----------------------------------------------------------------------------
Kenneth A. Scott                        339,098 (8)                   *
Chief Financial Officer
225 - 4299 Canada Way
Burnaby, BC
-----------------------------------------------------------------------------
All Directors and Executive           20,958,188 (9)                39.33%
Officers as a Group (8 Persons)
-----------------------------------------------------------------------------
Resources Investment Trust            6,995,503 (10)                15.61%
Limited, Ocean House, 10/12
Little Trinity Lane, London,
UK, EC4V 2DH
-----------------------------------------------------------------------------
Tomasovich 1999 Revocable Trust       7,833,025 (11)                15.44%
4812 Lakeview Canyon Road
Westlake Village, CA
-----------------------------------------------------------------------------
Stillwater International Trust        8,743,000 (12)                19.91%
ATC Trustees (Cayman) Ltd., PO
Box 30592 S.M.B., Cayside, 2nd
Floor
George Town, Grand Cayman,
Cayman Islands, BWI
-----------------------------------------------------------------------------

*    Represents less than 1% of our common stock.

** The number of common shares and percentage owned by each person includes shares as to which the person has sole or shared voting power or investment power and those which such person has the right to acquire within 60 days after May 31, 2002. As at May 31, 2002 there were 43,921,930 common shares outstanding.

(1) Includes 237,500 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(2) Includes 825,000 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002. Also includes 152,500 shares, which may be issued upon the exercise of share purchase warrants at C$1.60 per share.

(3) Includes indirect ownership of 7,833,025 shares owned, and shares which may be acquired on conversion of a convertible security, by the Tomasovich 1999 Revocable Trust for which Mr. Tomasovich is the Trustee. (See Note 11.) Includes indirect ownership of 8,743,000 shares owned by the Stillwater International Trust for which Mr. Tomasovich is a beneficiary. (See Note 12.) Includes indirect ownership of 39,000 shares owned within an IRA trust. Includes 152,500 shares issuable upon the exercise of warrants at C$1.60 per share. Includes 373,500 shares, which may be issued upon exercise of options exercisable within 60 days of May 31, 2002.

(4) Includes 112,500 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(5) Includes 12,500 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(6) Includes 525,000 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002. Also includes 11,338 shares which may be acquired on exercise of warrants at C$0.70.

(7) Includes 125,000 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(8) Includes indirect ownership resulting from Mr. Scott being the beneficial owner of a holding company, which owns 276,674 shares. Also includes 37,500 shares issuable upon the exercise of options exercisable within 60 days of May 31, 2002.

(9) Includes all direct and indirect ownership by named executive officers and directors.

(10) Includes 881,834 shares which may be acquired on exercise of warrants at C$0.70.

(11) Includes 4,534,286 shares, which may be issued to the holder on conversion of a convertible debenture. Includes 2,267,143 shares, which may be issued on exercise of warrants. Theodore Tomasovich, director, is the Trustee of the Tomasovich 1999 Revocable Trust. (See Note 3.)

(12) Theodore Tomasovich, director, is a beneficiary of the Stillwater International Trust. (See Note 3.)

                            SELLING SECURITY HOLDERS

        The selling security holders identified in the following table are offering for sale 44,481,728 shares of our common shares. These shares were issued to our security holders or are shares which may be issued to the selling security holders under outstanding stock options, warrants and convertible securities as described below under "Recent Sales of Unregistered Securities." 28,897,191 of these shares are being offered by our directors, officers or principal stockholders.

        The selling security holders may offer their common shares for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers.

        The following table sets forth, as of May 31, 2002, the number of shares being held of record, or beneficially, or convertible to shares on exercise of existing options, warrants and convertible securities, by the selling security holders and provides by footnote reference any material relationship between us and the selling security holder, all of which is based upon information currently available to us.
                 Beneficial Ownership of Selling Security Holder

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
         Brian Fagan, PO Box 48296 Bentall        15,000             *         15,000 (4)             -            -
Centre, Vancouver, BC, V7X 1A1

         Sterling Securities International       150,000             *        150,000 (4)             -            -
Ltd., PO Box 793, Dartford, England, DA2 7Z6

         Jim Barbieri, 814 East 16th               1,500             *          1,500 (4)             -            -
Street, North Vancouver, BC, V7L 2V4

         Gary Nelson, 313-3215 Cowichan           10,500             *         10,500 (4)             -            -
Lake Road, Duncan, BC, V9L 5G5

         Rick W. Ford, 1418 Highland Place,        6,000             *          6,000 (4)             -            -
RR #3, Cobble Hill, BC, V0R 1L0

         Karen M. Ford,1418 Highland Place,        7,500             *          7,500 (4)             -            -
RR #3, Cobble Hill, BC, V0R 1L0

         Alex Ticknor, Chapman Site C-21,          1,500             *          1,500 (4)             -            -
RR #1, Sechelt, BC, V0N 3A0

         Geoffrey Clayton, 23533-128th             3,000             *          3,000 (4)             -            -
Avenue, Maple Ridge, BC, V2X 4R9

         Sheila Nelson,701-9135-1514th             7,500             *          7,500 (4)             -            -
Street, Surrey, BC, V3R 9G8

         Strates Fireplace Centre,1200             7,500             *          7,500 (4)             -            -
Battle Street, Kamloops, BC, V2C 2W6

         Brad Nelson,1747 Balaclava Street,       30,000             *         30,000 (4)             -            -
Vancouver, BC, V6K 4B6

         Brian Nelson,1747 Balaclava              30,000             *         30,000 (4)             -            -
Street, Vancouver, BC, V6K 4B6
                                      -40-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
         Ian Josephson, 15435-80A Avenue,          1,500             *          1,500 (4)             -            -
Surrey, BC, V3S 7X7

         272931 BC Ltd., 400-455 Granville       150,000             *        150,000 (4)             -            -
Street, Vancouver, BC, V6C 1T1

         Mike Dolighan, SS1, Box 6, S-21,          1,500             *          1,500 (4)             -            -
Stn Main, Kimberley, BC, V1A 2Y3

         Shaun Josephson, 1011-12th Street,        1,500             *          1,500 (4)             -            -
Kamloops, BC, V2B 3C3

         Stash Rides, 1384 Cambridge Drive,        7,500             *          7,500 (4)             -            -
Coquitlam, BC, V3J 2P7

         Gurmit Kaur Sumel, 4420                   7,500             *          7,500 (4)             -            -
Westminster Highway, Richmond, BC, V7C 1B5

         Bawa Singh Sumel, 4420 Westminster        7,500             *          7,500 (4)             -            -
Highway, Richmond, BC, V7C 1B5

         Gary Brassart, #117-20575 Langley         1,500             *          1,500 (4)             -            -
By-Pass, Langley, BC, V3A 5E8

         Mindy Sumel, 4420 Westminster            15,000             *         15,000 (4)             -            -
Highway, Richmond, BC, V7C 1B5

         Mindy Sumel for Devon Sumel, 4420        13,500             *         13,500 (4)             -            -
Westminster Highway, Richmond, BC, V7C 1B5

         Mindy Sumel for Lauren Sumel, 4420       13,500             *         13,500 (4)             -            -
Westminster Highway, Richmond, BC, V7C 1B5

         Colin Clark, 2954 Panorama Drive,         3,750             *          3,750 (4)             -            -
North Vancouver, BC, V7G 2A4

         Stephen B. Parker, 2695 Cactus            3,000             *          3,000 (4)             -            -
Court, North Vancouver, BC, V7H 1R7

         Rob Trenaman, 4626 Lockehaven            17,700             *         17,700 (4)             -            -
Place, North Vancouver, BC, V7G 2B8
                                      -41-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
         Mark Trotzuk, 1771 East Hastings         17,700             *         17,700 (4)             -            -
Street, Vancouver, BC, V5L 1T1

         Bill Trenaman, 513 Yale Road, Port        9,000             *          9,000 (4)             -            -
Moody, BC, V3H 3K4

         Angela Nielsen, 1538 Fulton               7,500             *          7,500 (4)             -            -
Avenue, West Vancouver, BC, V7V 1S6

         Steve Swatton, 2062 Whyte Avenue,         9,000             *          9,000 (4)             -            -
Vancouver, BC, V6J 1B5

         Plen Dickson, 6992 Cypress Street,        9,000             *          9,000 (4)             -            -
Vancouver, BC, V6P 5M1

         Cheryl Kermeen, 3449 Bossetti             9,000             *          9,000 (4)             -            -
Drive, Ladysmith, BC, V9G 1J9

         N.J. Nielsen Ltd., 1538 Fulton           17,250             *         17,250 (4)             -            -
Avenue, West Vancouver, BC, V7V 1S6

         Rob Layng, 1030 Millar Creek road,        1,500             *          1,500 (4)             -            -
Unit 1B, Whistler, BC, V0N 1B1

         Keith Leech, #209-2540 Cornwall           1,500             *          1,500 (4)             -            -
Avenue, Vancouver, BC, V6K 1B8

         Rose Marie Gill, 2048 Boulevard           1,500             *          1,500 (4)             -            -
Crescent, North Vancouver, BC, V7L 3Z1

         Wayne Gilbert, 250 Kimbrook               1,500             *          1,500 (4)             -            -
Crescent, Kimberley, BC, V1A 3A7

         John Dunn, 8531 Allison Road,             1,500             *          1,500 (4)             -            -
Richmond, BC, V6Y 3H9

         Debbie Radonich, 1384 Cambridge          22,500             *         22,500 (4)             -            -
Drive, Coquitlam, BC, V3J 2P7

         Tim G. Larson, 1927 West 17th             4,500             *          4,500 (4)             -            -
Avenue, Vancouver, BC, V6J 2N2

         Armand Distefano, 1669 Balmoral           3,000             *          3,000 (4)             -            -
Avenue, Coquitlam, BC, V3J 4Y7

         Carol Billingsley, 7239 Oak               3,000             *          3,000 (4)             -            -
Street, Vancouver, BC, V6P 4A1
                                      -42-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
         Frank De Koning, 117-20575 Langley        1,500             *          1,500 (4)             -            -
Bypass, Langley, BC, V3A 5E8

         Claire Thornthwaite, P.O. Box 745,        3,000             *          3,000 (4)             -            -
Whistler, BC, V0N 1B7

         Allan H. Ferguson, Unit 24, 7715          7,500             *          7,500 (4)             -            -
Luckakuck Place, Sardis, BC, V2R 3N6

         Ron Ewing, #900-999 West Hastings        13,500             *         13,500 (4)             -            -
Street, Vancouver, BC, V6C 2W2

         Barbara Thompson, #101-8580               7,500             *          7,500 (4)             -            -
General Currie Road, Richmond, BC, V6Y 1M3

         Gregory Miles, #31-1091 Broughton        15,000             *         15,000 (4)             -            -
Street, Vancouver, BC, V6G 2A9

         Robin G. Tolhurst, 2773 Thompson          3,000             *          3,000 (4)             -            -
Avenue, Victoria, BC, V8R 3K7

         Josephine N. Stonehocker, Unit 29,        1,500             *          1,500 (4)             -            -
19797-64th Avenue, Langley, BC, V2Y 1G9

         James Seaton Kermeen, 1                   9,000             *          9,000 (4)             -            -
Arbourlane, 5773 Mayview Circle, Burnaby,
BC, V5E 4B7

         Chuck Tang, 5051 Quebec Street,           3,000             *          3,000 (4)             -            -
Vancouver, BC, V5W 2N3

         James Pauls, 255-1755 Robson              3,000             *          3,000 (4)             -            -
Street, Vancouver, BC, V6G 3B7

         Imex Resources Ltd., 301-1110             3,750             *          3,750 (4)             -            -
Hamilton Street, Vancouver, BC, V6B 2S2

         Clause Ritter and/or Sigrid              15,000             *         15,000 (4)             -            -
Ritter, 12740-21A Avenue, South Surrey, BC,
V4N 5S8

         Barrie M. Gillmore, 850-1075 West         3,750             *          3,750 (4)             -            -
Georgia Street, Vancouver, BC, V6E 3C9
                                      -43-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
         Niels J. Nielsen, 1538 Fulton            17,250             *         17,250 (4)             -            -
Avenue, West Vancouver, BC, V7V 1S6

         Lawrence Roulston, 3389 Radcliffe        15,000             *         15,000 (4)             -            -
Avenue, West Vancouver, BC V7V 1G7

         Gary Logan, 4508 Strathcona Road,        15,000             *         15,000 (4)             -            -
North Vancouver, BC, V7G 1G3

         John A. Van Duzen, 5184 Sonora
Drive, North Vancouver, BC, V7R 3V6                7,500             *          7,500 (4)             -            -

         Robert N. Strate, 4747 Aspen Park
Drive, Kamloops, BC, V2H 1M5                       3,000             *          3,000 (4)             -            -

         Adam Sumel, 4420 Westminster
Highway, Richmond, BC, V7C 1B5                    16,500             *         16,500 (4)             -            -

         Alvin W. Jackson, 680 Greenwood
Road, West Vancouver, BC, V7S 1X7                  9,000             *          9,000 (4)             -            -

         David Parkes, 460-2609 Granville
Street, Vancouver, BC, V6H 3H3                     1,500             *          1,500 (4)             -            -

         Gordon Bennett, 460-2609 Granville
Street, Vancouver, BC, V6H 3H3                     1,500             *          1,500 (4)             -            -

         Alan Saunders, for Carli Saunders,
977 Beaumont Drive, North Vancouver, BC,           3,000             *          3,000 (4)             -            -
V7R 1P7

         Sharon M. Gilbert, 250 Kimbrook
Court, Kimberley, BC, V1A 3A7                      1,500             *          1,500 (4)             -            -

         Ian Sinclair, 1943 East Hastings
Street, Vancouver, BC, V5L 1T5                     3,000             *          3,000 (4)             -            -

         Tony Riddle, 3646 West 48th
Avenue, Vancouver, BC, V6N 3R3                    15,000             *         15,000 (4)             -            -

         Jean Marguerite Bonvini, 741
Montroyal Boulevard, North Vancouver, BC,          6,000             *          6,000 (4)             -            -
V7R 2G4

         Jeanette Mary Rogerson, #8, 888
West 16th Street, North Vancouver, BC, V7P         6,000             *          6,000 (4)             -            -
1R3

         Jacob Hamilton, 5461 Brydon
Crescent, Langley, BC, V3A 4A3                     1,500             *          1,500 (4)             -            -

         Tom Prochazka, P.O. Box 745,
Whistler, BC, V0N 1B0                              3,000             *          3,000 (4)             -            -

         Moira Boyd, 1277 Evelyn Street,
North Vancouver, BC, V7K 3A7                       1,500             *          1,500 (4)             -            -
                                      -44-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
         Barbara Baxter, 2152 Sifton
Avenue, Kamloops, BC, V1S 1A5                      6,000             *          6,000 (4)             -            -

         Gerald Roper, 1229 West 23rd
Street, North Vancouver, BC, V7P 2H5               3,000             *          3,000 (4)             -            -

         Dianne Distefano, 1669 Balmoral
Avenue, Coquitlam, BC, V3J 5Y7                     3,000             *          3,000 (4)             -            -

         Sandra Lynne Strate, 4747 Aspen
Park Drive, Kamloops, BC, V2H 1M5                  3,000             *          3,000 (4)             -            -

         Hazel A. Minaker, 1971 Valleyview
Drive, Kamloops, BC, V2C 4C1                       3,000             *          3,000 (4)             -            -

         John T. Wheeler, 1375 West Keith
Road, North Vancouver, BC, V7P 1Y9                 1,500             *          1,500 (4)             -            -

         Ted Wheeler, 43 East 3rd Avenue,
Vancouver, BC, V5T 1C5                             1,500             *          1,500 (4)             -            -

         Doris Ticknor, Chapman Site, C-21,
RR #1, BC, V0N 3A0                                 1,500             *          1,500 (4)             -            -

         Laurie E. Barbieri, 1025 Grand
Boulevard, North Vancouver, BC, V7L 3X1            1,500             *          1,500 (4)             -            -

         Carolyn Osborne for Jesse Osborne,
1940 Valleyview Drive, Kamloops, BC, V2C 4B9       6,000             *          6,000 (4)             -            -

         Olive M. Lucky, 1940 Valleyview
Drive, Kamloops, BC, V2C 4B9                       4,500             *          4,500 (4)             -            -

         TBC Investments, 1400 Riverside
Drive, North Vancouver, BC, V7H 1V5               17,100             *         17,100 (4)             -            -

         Mark Strate, 1200 Battle Street,
Kamloops, BC, V2C 2N6                              6,000             *          6,000 (4)             -            -

         Deborah Hodge, 7480 Colleen
Street, Burnaby, BC, V5A 2A6                       5,250             *          5,250 (4)             -            -

         William J. Boden, 4264 West 9th
Avenue, Vancouver, BC, V6R 2C5                     4,500             *          4,500 (4)             -            -

         Gordon Minaker, 1971 Valleyview
Drive, Kamloops, BC, V2C 4C1                       3,000             *          3,000 (4)             -            -

         Carlisle Holdings Ltd., 4420
Westminster Highway, Richmond, BC, V7C 1B5        16,500             *         16,500 (4)             -            -

         Scott Kennedy, 20326-92A Avenue,
Langley, BC, V1M 2M7                               1,500             *          1,500 (4)             -            -

         Showroom Lease Inc., 1570 Main
Street, North Vancouver, BC, V7J 1E2               5,250             *          5,250 (4)             -            -

         BNM Management Ltd., 5380 Smith
Drive, #29, Richmond, BC, V6V 2K8                  7,500             *          7,500 (4)             -            -

                                      -45-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
         Rita Millikin, 2420 William
Avenue, North Vancouver, BC, V7K 1Z3               3,000             *          3,000 (4)             -            -

         Penny Hamilton, #117-20575 Langley
Bypass, Langley, BC, V3A 5E8                       1,500             *          1,500 (4)             -            -

         Betty Lebel, 629 Verona Place,
North Vancouver, BC, V7N 3A4                       3,000             *          3,000 (4)             -            -

         Robert Boyd, 1277 Evelyn Street,
North Vancouver, BC, V7K 3A7                       1,500             *          1,500 (4)             -            -

         Bob Melnychuk, 3560 Arthur Drive,
Delta, BC, V4K 3N2                                 1,500             *          1,500 (4)             -            -

         Maria Minicucci, 6156 Victoria
Drive, Vancouver, BC, V5P 3X4                      7,500             *          7,500 (4)             -            -

         David Fraser, 1200-999 West
Hastings Street, Vancouver, BC, V6C 2W2           15,000             *         15,000 (4)             -            -

         Sigrid Ritter, 12740-21A Avenue,
Surrey, BC, V4A 6P2                                4,500             *          4,500 (4)             -            -

         Kelly Taylor, 860-625 Howe Street,
Vancouver, BC, V6C 2T6                             7,500             *          7,500 (4)             -            -

         Ronald Erwin Walter, 1037 Palermo
Street, Coquitlam, BC, V3J 6S8                     3,750             *          3,750 (4)             -            -

         Craig Drill Capital, L.P., 767
Fifth Avenue, New York, NY 10153                 450,000             *        450,000 (4)             -            -

         Mitchell Nelson, 134 East 80th
Street, New York, NY 10021                       150,000             *        150,000 (4)             -            -

         Telecast Communications Inc.,
Defined Benefit Pension Plan, 10797 E. Palm      132,353             *        132,353 (4)             -            -
Ride Drive,       Scottsdale, AZ 85259

         Okanadian Management Corp., 1001 -      352,941             *        352,941 (4)             -            -
825 8th Avenue SW, Calgary, AB T2P 2T3

         Tuscarora Capital Inc., 3104 - 77       529,413             *        529,413 (4)             -            -
King Street W, Toronto, Ontario M5K 1H1

         Bruce Mitchell, 3424 Paul Anka          264,705             *        264,705 (4)             -            -
Drive, Ottawa, Ontario K1V 9K6

         272931 BC Ltd., 400 - 455               176,471             *        176,471 (4)             -            -
Granville St., Vancouver, BC
        Sterling Securities International
Ltd.                                             176,471             *        176,471 (4)             -            -
PO Box 793, Dartford England DAZ 7ZY

        Erminia Minicucci, 6228 East 17th
Street, North Vancouver, B.C.                    176,471             *        176,471 (4)             -            -

        Peter Brown, 2200 - 609 Granville
Street, Vancouver, B.C. V7Y 1H2                  264,707             *        264,707 (4)             -            -
                                      -46-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
        Pacific International Securities Inc.     11,765             *             11,765             -            -
1900 - 666 Burrard Street, Vancouver, B.C.
V6C 3N1

        Jennings Capital Inc., 2600 - 520
5th Avenue SW, Calgary, A.B. T2P 3R7              39,706             *             39,706             -            -

        Graeme Currie, 1765 Gordon Avenue,
West Vancouver, B.C. V7V 1V4                     163,044             *        163,044 (4)             -            -

        Eleuterra Investment Management
2004 - 200 King Street West, Toronto,            326,087             *        326,087 (4)             -            -
Ontario W5H 3T4

        Belmont Investments Ltd.
11971 Flamingo Court, Richmond, B.C. V7E 3S7     163,044             *        163,044 (4)             -            -

        Hideo Kita, 4812 Lakeview Canyon
Road, Westlake Village, CA, 91361                136,055             *        136,055 (4)             -            -

        Stan Moore, 200-1125 West 190th
Street, Gardena, CA, 90248                       340,136             *        340,136 (4)             -            -

        Stan Case, 9803 - 209
Street,Edmonton AB, T5T 5X9                      432,000             *        432,000 (4)             -            -

        Sterling Securities International
Ltd., PO Box 793, Dartmouth, England, DAZ      3,528,571        5.91%       3,528,571 (4)             -            -
7ZY

        Staley, Okada, Chandler & Scott,
225-4299 Canada Way, Burnaby, BC,                707,250        1.18%         707,250 (4)             -            -
V5G 1H3

        Arthur T. Fisher & Associates Ltd.,
1006-750 West Pender Street, Vancouver, BC,      441,582             *        441,582 (4)             -            -
V6C 2T8

        Arthur T. Fisher Lines Overseas
Management (Cayman) Limited, Buckingham        1,283,769        2.15%       1,283,769 (4)             -            -
Square, West Bay Road, SMB PO Box 1159, GT,
Grand Cayman, Cayman Islands

        Humboldt Capital Corporation,
633-6th Avenue SW, Suite 1760, Calgary, AB,      435,000             *        435,000 (4)             -            -
T2P 2Y5

        Paul Rohde, 1415 N. Kenter Ave.,
Los Angeles, CA, 90049                           120,000             *        120,000 (4)             -            -

        David Fraser, 1200-999 West
Hastings Street, Vancouver, BC, V6C 2W2           51,015             *         51,015 (4)             -            -

        Bryce Porter, 1006-750 West
Hastings Street, Vancouver, BC, V6C 2T8          150,000             *        150,000 (4)             -            -

        Roman Friedrich, 2950 Altamont
Cres., West Vancouver, BC, V7V 3C1                85,034             *         85,034 (4)             -            -
                                      -47-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
        Navtej Purewal, 7894 Glover Road,
Langley, BC, V1M 3S2                             150,000             *        150,000 (4)             -            -

        Laurie Sadler, 13492 Marine Drive,
Surrey, BC, V4A 1G2                               60,000             *         60,000 (4)             -            -

        Pacific International Securities Inc.     78,571             *             78,571             -            -
1900 - 666 Burrard Street, Vancouver, B.C.
V6C 3N1

        Arthur T. Fisher, 1006-750 West
Pender Street, Vancouver, BC, V6C 2T8             57,800             *             57,800             -            -

        Resources Investment Trust Limited,
Ocean House, 10/12 Little Trinity Lane,        6,995,503       11.72%       6,995,503 (4)             -            -
London, UK, EC4V 2DH

        John Andrews, 1060 Maple Ridge Way,
Greensboro, GA, 30642                            550,000             *        550,000 (5)             -            -

        Delbert Steiner, 3555 Country Club
Drive, Lewiston, Idaho, 83501                  2,385,982        3.99%       2,385,982 (6)             -            -

        Theodore Tomasovich, 4812 Lakeview
Canyon Road, Westlake Village, CA, 91361         588,500             *        588,500 (7)             -            -

        Tomasovich 1999 Revocable Trust,
2641 Lombardy Road, San Marino, California,    7,833,025       13.10%       7,833,025 (3)             -            -
91108

        Stillwater International Trust, ATC
Trustees (Cayman) Ltd., PO Box 30592           8,743,000       14.62%           8,743,000             -            -
S.M.B., Cayside, 2nd Floor, George Town,
Grand Cayman, Cayman Islands, BWI

        James W. Ashcroft, 337 Edgewater
Road, Sudbury, ON, P3G 1J7                       250,000             *        250,000 (8)             -            -

        James D. Clucas, 1255 West Pender
Street, Vancouver, BC, V6E 2V1                    50,000             *         50,000 (9)             -            -

        Wilfried Struck, PO Box 42, Red
Lodge, MT, 59068                                 799,583        1.34%        799,583 (10)             -            -

        Kenneth A. Scott, 225-4299 Canada
Way, Burnaby, BC V5G 1H3                         124,924             *       124,924 (11)             -            -

        Kenneth A. Scott, Inc., 225-4299
Canada Way, Burnaby, BC V5G 1H3                  276,674             *            276,674             -            -

        Diane R. Garrett, HCI Box 923 - 23,
Center Point, TX 78010                           300,000             *       300,000 (12)             -            -

        Larry M. Okada, 225-4299 Canada
Way, Burnaby, BC V5G 1H3                          14,578             *             14,578             -            -

        Charles N. Chandler, 225-4299
Canada Way, Burnaby, BC V5G 1H3                   14,578             *             14,578             -            -

        Jay Bhagirath, 225-4299 Canada Way,
Burnaby, BC V5G 1H3                               11,348             *             11,348             -            -
                                      -48-

                                                          Prior to Offering (1)                   After Offering (2)
                                                   --------------------------------------        -------------------
                                                                                  Number
                                                                                of Shares
Name of Selling Security Holder                    Number       Percent    offered hereby(2)     Number       Percent
----------------------------------------           ------       -------    ---------------       ------       -------
        Leif Vickars, 225-4299 Canada Way,
Burnaby, BC V5G 1H3                                1,655             *              1,655             -            -

        Kerry Spong, 225-4299 Canada Way,
Burnaby, BC V5G 1H3                                5,000             *              5,000             -            -

        Gary Traher, 225-4299 Canada Way,
Burnaby, BC V5G 1H3                                2,917             *              2,917             -            -

        Crystallex International
Corporation, 902-700 West Pender Street,       2,250,000         3.76%     2,250,000 (13)             -            -
Vancouver, B.C., V6C 1G8

        Chrome Corporation of America, 5613
S. Prince Street, Littleton, CO, 80120           300,000             *            300,000             -            -

        Emerald Chimera, LLC, 716 South
348th Street, Federal Way, WA, 98003             550,000             *            550,000             -            -

* Represents less than 1% of the outstanding shares of common stock.

(1) Applicable percentage of ownership is based on 43,921,930 common shares outstanding as of May 31, 2002. The number of common shares and percentage owned by each person includes shares as to which the person has the right to acquire upon exercise of options and/or warrants and conversion of convertible securities.

(2) Assumes that all shares are sold pursuant to this offering and that no other common shares are acquired or disposed of by the selling security holders prior to the termination of this offering. Because the selling security holders may sell all, some or none of their shares or may acquire or dispose of other common shares, we cannot estimate the aggregate number of shares which will be sold in this offering or the number or percentage of common shares that each selling security holder will own upon completion of this offering.

(3) Includes an estimated 6,801,429 shares which would be issued to the Trust on conversion of a debenture and full exercise of related warrants.

(4) Includes the common shares issued on the related private placement and the common share equivalent of the non-transferable one-half common share purchase warrant issued to the holder as part of the private placement.

(5) Includes 550,000 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002.

(6) Includes 1,000,000 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002 and 152,500 common shares, which may be issued to the holder upon the exercise of warrants outstanding at May 31, 2002.

(7) Includes 436,000 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002 and 152,500 common shares, which may be issued to the holder upon the exercise of warrants outstanding at May 31, 2002.

(8) Includes 250,000 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002.

(9) Includes 50,000 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002.

(10) Includes 625,000 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002 and 11,338 common shares, which may be issued to the holder upon the exercise of warrants outstanding at May 31, 2002.

(11) Includes 100,000 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002.

(12) Includes 300,000 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002.

(13) Includes 2,093,958 common shares, which may be issued to the holder upon the exercise of options outstanding at May 31, 2002.

        We will pay all expenses in connection with the distribution of the shares of common stock being sold by the selling security holders, except for the fees and expenses of any counsel and other advisors that any selling security holders may employ to represent them in connection with the offering and any brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                              PLAN OF DISTRIBUTION

        Idaho Consolidated Metals Corp. will not receive any of the proceeds of the sale of the shares offered by the selling security holders.

        The selling security holders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time by the selling security holders or by pledgees, donees, transferees or other successors in interest on a best efforts basis without an underwriter. Such sales may be made on the TSX Venture Exchange, the OTC Bulletin Board, any exchange upon which our shares may trade in the future, over-the-counter, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following, without limitation:

o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker or dealer for its account pursuant to this prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchases;

o    through options, swaps or derivatives;

o    in privately negotiated transactions;

o    in transactions to cover short sales;

o    through a combination of any such methods of sale; or

o in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

        The selling security holders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling security holders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling security holder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

        The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        From time to time the selling security holders may engage in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling security holder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling security holder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

        We have paid or accrued for payment the following amounts to related parties:

        We paid salary of $77,500 to our Chief Operating Officer in 2001, $73,000 in 2000 and $72,000 in 1999.

        We paid management fees of $188,521 to two companies controlled by our directors during 2001. Both of these management contracts have been terminated by December 31, 2001. One of these companies, Crystallex International Corporation ("Crystallex"), was granted options to purchase up to 2,250,000 of our shares for a contract price of C$1.08 per share. Pursuant to the termination agreement the options may be exercised until November 15, 2002.

        We engaged Fraser & Co. as Canadian legal counsel from February 1, 2000 to April 1, 2002. David Fraser is a partner in Fraser & Co. and was a director for the Company from June 2000 until his resignation on April 1, 2002. Fees paid or accrued to Fraser & Co. during the December 2001 fiscal year amounted to $92,653 and $112,090 in 2000.

Global Settlement Agreement

        By an agreement dated January 8, 2000, we reached a settlement with various parties to conclude numerous lawsuits, disagreements and contractual relationships, as more fully described in our annual report for the year ended December 31, 2000 filed on Form 10-KSB with the Securities and Exchange Commission. As a result, all actions in which we were named have been dismissed, with prejudice, at no cost to us except for our direct legal, indemnity and other related costs.

        We had agreed to indemnify our officers and directors in relationship to the settlement hearings, which were successful in concluding the various matters. Accordingly, we allotted 252,000 common shares from treasury, which were issued upon receipt of regulatory approval to cover such indemnification. The deemed value of such allotment in the amount of $239,202 was accrued in the year ended December 31, 2000.

                            DESCRIPTION OF THE SHARES

Our capital structure

        Our authorized share capital consists of 100,000,000 common shares without par value. As of May 31, 2002, there were 43,921,930 shares issued and outstanding. There are also outstanding warrants, options and convertible securities that entitle the holders to purchase our shares at fixed prices. If all of these warrants, vested options and convertible securities were exercised, 59,906,861 shares would be issued and outstanding. Including the unvested options, 60,994,361 shares would be issued and outstanding. See also Market for Our Common Shares, page 7.

Material Rights Applicable to our Shares

        The holders of our common shares are entitled to dividends, if, as, and when declared by the board of directors, to receive those assets distributable to common shareholders upon liquidation, dissolution, or winding up of the company; and to receive notice of, and to attend and vote at, all meetings of our shareholders. All of our common shares rank equally as to dividends, voting rights and any distribution of assets on winding up or dissolution. Each common share carries with it the right to one vote. There are no pre-emptive or conversion rights, and no provision for surrender, sinking or purchase funds. There are no special liquidation rights, subscription rights or redemption provisions. There are no founders, management or deferred shares that carry rights that differ from the rights attached to the common shares. Provision as to the modification, amendment or variation of the rights attached to our common shares are contained in our Articles of Continuance, Bylaws and the Yukon Business Corporations Act RSY, 1986, c.15. There are no agreements affecting the rights of our shareholders other than our Articles of Continuance, Bylaws, the Yukon Business Corporation Act, and the registration rights of the Selling Security Holders as described in below.

        We granted registration rights to certain investors with respect to 7,528,853 common shares and 7,528,853 one-half share purchase warrants, which if exercised allow the holder to acquire 3,764,426 common shares, in private placements completed during 2001 and 2002.

                             ADDITIONAL INFORMATION

        Exchange Controls

        Canada has no system of exchange controls. There are no exchange restrictions on borrowing from foreign countries nor on the remittance of dividends, interest, royalties and similar payments, management fees, loan repayments, settlement of trade debts or the repatriation of capital.

        Taxation

        Certain Canadian Federal Income Tax Considerations for United States Investors

        The following is a summary of the principal Canadian federal income tax considerations applicable to a person who is a U.S. Holder. In this summary, a "U.S. Holder" means a person who, for the purposes of the Canada-United States Income Tax Convention, 1980 as amended, (the "Convention") is a resident of the United States and who, for the purposes of the Income Tax Act (Canada) (the "Canadian Tax Act") (a) is not and never has been a resident of Canada, (b) deals at arm's length with the Company, (c) is the beneficial owner of shares,
(d) holds the shares as capital property, (e) does not use or hold and is not deemed to use or hold the shares in the course of carrying on a business in Canada, and (f) is not an insurer for whom the shares constitute its designated insurance property. A share will generally be capital property to a U.S. Holder unless it is held in the course of carrying on a business of trading or dealing in securities or has been acquired in a transaction or transactions considered to be a venture in the nature of trade. This summary does not apply to a U.S. Holder that is a "financial institution" for purposes of the mark-to-market rules contained in the Canadian Tax Act.

        This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder in force on the date hereof, Company counsel's understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency ("Revenue Canada") and all specific proposals to amend the Canadian Tax Act and the regulations announced by the Canadian Minister of Finance prior to the date hereof (the "Proposed Amendments"). This summary is not exhaustive and does not discuss all the tax consequences that may be relevant to particular U.S. Holders in light of their circumstances and except for the Proposed Amendments, does not take into account or anticipate changes in the law or the administrative or assessing practices of Revenue Canada, whether by judicial, governmental or legislative action or interpretation, nor does it take into account tax legislation or considerations of any province or territory of Canada. U.S. Holders and prospective holders of shares of the Company are urged to consult their own tax advisors about the tax consequences of purchasing, owning and disposing of shares of the Company.

        U.S. Holders will be subject to a 15% Canadian withholding tax on the gross amount of dividends paid or deemed to be paid by the Company. In the case of a U.S. corporation which beneficially owns at least 10% of the voting stock of the Company, the applicable rate of withholding tax on dividends is 5%.

        A U.S. Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain arising on a disposition or deemed disposition of shares of the Company unless such shares constitute "taxable Canadian property" within the meaning of the Canadian Tax Act and the U.S. Holder is not entitled otherwise to relief under the Convention. Shares will not constitute taxable Canadian property of a U.S. Holder unless, at any time during the five year period immediately preceding the disposition of the shares, not less than 25% of the issued shares of any class or series of a class of the capital stock of the Company belonged to or were under option to the U.S. Holder, to persons with whom the U.S. Holder did not deal at arm's length or to any combination thereof.

        Under the Convention, capital gains derived by a U.S. Holder from the disposition of shares, even where they constitute taxable Canadian property, generally will not be taxable in Canada unless the value of the Company's shares is derived principally from real property situated in Canada.

        A disposition or deemed disposition of shares by a U.S. Holder whose shares are taxable Canadian property and who is not entitled to an exemption under the Convention will give rise to a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition, less the reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the shares to the U.S. Holder at the time of the actual or deemed disposition. Generally, one-half of any capital gain realized will be required to be included in income as a taxable capital gain and one-half of any capital loss will be deductible, subject to certain limitations, against taxable capital gains in the year of disposition or the three preceding years or any subsequent year in accordance with the detailed provisions in the Canadian Tax Act.

        Other Considerations for U.S. Holders

        In the following circumstances, the above sections of this discussion may not describe the United States Federal income tax consequences resulting from the holding and disposition of Common Shares of the Registrant:

        Foreign Personal Holding Company

        If at any time during a taxable year more than 50% of the total combined voting power or the total value of the Registrant's outstanding shares is owned, actually or constructively, by five or fewer individuals who are citizens or residents of the United States and 60% or more of the Registrant's gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), the Registrant would be treated as a "foreign personal holding company." In that event, U.S. Holders that hold Common Shares of the Registrant would be required to include in income for such year their allocable portion of the Registrant's passive income which would have been treated as a dividend had that passive income actually been distributed. To the best knowledge of the Registrant, it is not and has never been a Foreign Personal Holding Company.

        Foreign Investment Company

        If 50% or more of the combined voting power or total value of the Registrant's outstanding shares are held, actually or constructively, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701(a)(31)), and the Registrant is found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest therein, it is possible that the Registrant might be treated as a "foreign investment company" as defined in
Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging Common Shares of the Registrant to be treated as ordinary income rather than capital gains. To the best knowledge of the Registrant, it is not and has never been a Foreign Investment Company.

        Passive Foreign Investment Company

        A U.S. Holder who holds stock in a foreign corporation during any year in which such corporation qualifies as a passive foreign investment company ("PFIC") is subject to U.S. federal income taxation of that foreign corporation under one of two alternative tax methods at the election of each such U.S. Holder. U.S. investors who invest in the Company will be subject to U.S. taxation at possibly adverse or higher rates and under a system that may be more complicated and unfamiliar to them. The directors of the Registrant believe that the Company has and does qualify as a Passive Foreign Investment Company for U.S. shareholders.

        Section 1296 of the Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is "passive income," which includes interest, dividends and certain rents and royalties or (ii) the average percentage, by value (or, if the company is a controlled foreign corporation or makes an election, adjusted tax basis), of its assets that produce or are held for the production of "passive income" is 50% or more. For taxable years of U.S. persons beginning after December 31, 1997, and for tax years of foreign corporations ending with or within such tax years, the Taxpayer Relief Act of 1997 provides that publicly traded corporations must apply this test on a fair market value basis only. The Registrant believes that it is a PFIC.

        As a PFIC, each U. S. Holder must determine under which of the alternative tax methods it wishes to be taxed. Under one method, a U.S. Holder who elects in a timely manner to treat the Registrant as a Qualified Electing Fund ("QEF"), as defined in the Code, (an "Electing U.S. Holder") will be subject, under Section 1293 of the Code, to current federal income tax for any taxable year in which the Registrant's qualifies as a PFIC on his pro-rata share of the Registrant's (i) "net capital gain" (the excess of net long-term capital gain over net short-term capital loss), which will be taxed as long-term capital gain to the Electing U.S. Holder and (ii) "ordinary earnings" (the excess of earnings and profits over net capital gain), which will be taxed as ordinary income to the Electing U.S. Holder, in each case, for the U.S. Holder's taxable year in which (or with which) the Registrant taxable year ends, regardless of whether such amounts are actually distributed.

        A QEF election also allows the Electing U.S. Holder to (i) treat any gain realized on the disposition of his Common Shares (or deemed to be realized on the pledge of his Common Shares) as capital gain; (ii) treat his share of the Registrant's net capital gain, if any, as long-term capital gain instead of ordinary income, and (iii) either avoid interest charges resulting from PFIC status altogether (see discussion of interest charge below), or make an annual election, subject to certain limitations, to defer payment of current taxes on his share of the Registrant's annual realized net capital gain and ordinary earnings subject, however, to an interest charge. If the Electing U.S. Holder is not a corporation, such an interest charge would be treated as "personal interest" that is not deductible at all in taxable years beginning after 1990.

        The procedure a U.S. Holder must comply with in making an timely QEF election will depend on whether the year of the election is the first year in the U.S. Holder's holding period in which the Registrant is a PFIC. If the U.S. Holder makes a QEF election in such first year, (sometimes referred to as a "Pedigreed QEF Election"), then the U.S. Holder may make the QEF election by simply filing the appropriate documents at the time the U.S. Holder files its tax return for such first year. If, however, the Registrant qualified as a PFIC in a prior year, then in addition to filing documents, the U.S. Holder must also elect to recognize as an "excess distribution" (i) under the rules of Section 1291 (discussed below), any gain that he would otherwise recognize if the U.S. Holder sold his stock on the application date or (ii) if the Registrant is a controlled foreign corporation ("CFC"), the Holder's pro rata share of the corporation's earnings and profits. (But see "Elimination of Overlap Between Subpart F Rules and PFIC Provisions"). Either the deemed sale election or the deemed dividend election will result in the U.S. Holder being deemed to have made a timely QEF election.

        With respect to a situation in which a Pedigreed QEF election is made, if the Registrant no longer qualifies as a PFIC in a subsequent year, normal Code rules and not the PFIC rules will apply.

        If a U.S. Holder has not made a QEF Election at any time(a "Non-electing U.S. Holder"), then special taxation rules under Section 1291 of the Code will apply to (i) gains realized on the disposition (or deemed to be realized by reason of a pledge) of his Common Shares and (ii) certain "excess distributions", as specially defined, by the Registrant.

        A Non-electing U.S. Holder would be required to pro-rate all gains realized on the disposition of his Common Shares and all excess distributions over the entire holding period for the Common Shares. All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to the first taxable year of the Registrant during such U.S. Holder's holding period and beginning after January 1, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. The Non-electing U.S. Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. A Non-electing U.S. Holder that is not a corporation must treat this interest charge as "personal interest" which, as discussed above, is wholly non-deductible. The balance of the gain or the excess distribution will be treated as ordinary income in the year of the disposition or distribution, and no interest charge will be incurred with respect to such balance.

        If the Registrant is a PFIC for any taxable year during which a Non-electing U.S. Holder holds Common Shares, then the Registrant will continue to be treated as a PFIC with respect to such Common Shares, even if it is no longer by definition a PFIC. A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules discussed above for Non-Electing U.S. Holders) as if such Common Shares had been sold on the last day of the last taxable year for which it was a PFIC.

        Under Section 1291(f) of the Code, the Department of the Treasury has issued proposed regulations that would treat as taxable certain transfers of PFIC stock by Non-electing U.S. Holders that are not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations, and transfers at death.

        If a U.S. Holder makes a QEF Election that is not a Pedigreed Election (i.e., it is made after the first year during which the Registrant is a PFIC and the U.S. Holder holds shares of the Registrant) (a "Non-Pedigreed Election"), the QEF rules apply prospectively but do not apply to years prior to the year in which the QEF first becomes effective. U.S. Holders should consult their tax advisors regarding the specific consequences of making a Non-Pedigreed QEF Election.

        Certain special adverse rules will apply with respect to the Common Shares while the Registrant is a PFIC whether or not it is treated as a QEF. For example under Section 1297(b)(6) of the Code (as in effect prior to the Taxpayer Relief Act of 1997), a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such stock.

        The foregoing discussion is based on currently effective provisions of the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Any such change could affect the validity of this discussion. In addition, the implementation of certain aspects of the PFIC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Holders of the Registrant are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in the Registrant. For a discussion of the impact of the Taxpayer Relief Act of 1997 on a U.S. Holder of a PFIC, see "Mark-to-Market Election For PFIC Stock Under the Taxpayer Relief Act of 1997" and "Elimination of Overlap Between Subpart F Rules and PFIC Provisions" below.

        Controlled Foreign Corporation Status

        If more than 50% of the voting power of all classes of stock or the total value of the stock of the Registrant is owned, directly or indirectly, by U.S. Holders, each of whom own 10% or more of the total combined voting power of all classes of stock of the Registrant, the Registrant would be treated as a "controlled foreign corporation" or "CFC" under Subpart F of the Code. This classification would bring into effect many complex results including the required inclusion by such 10% U.S. Holders in income of their pro rata shares of "Subpart F income" (as defined by the Code) of the Registrant and the Registrant's earnings invested in "U.S. property" (as defined by the Code). In addition, under Section 1248 of the Code, gain from the sale or exchange of Common Shares of the Registrant by such a 10% U.S. Holder of Registrant at any time during the five year period ending with the sale or exchange is treated as ordinary dividend income to the extent of earnings and profits of the Registrant attributable to the stock sold or exchanged. Because of the complexity of Subpart F, and because the Registrant may never be a CFC, a more detailed review of these rules is beyond of the scope of this discussion.

                                  LEGAL MATTERS

        The validity of the common shares being offered hereby will be passed upon for Idaho Consolidated Metals Corp. by Campion & Macdonald, of Whitehorse, YT, Canada.

                                     EXPERTS

        The consolidated financial statements for Idaho Consolidated Metals Corp. as of December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 and for the period from inception (September 15, 1988) through December 31, 2001, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Idaho Consolidated Metals Corp. and the common shares offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., and at the SEC's regional office in Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These reports can also be reviewed by accessing the SEC's Internet site.

                              FINANCIAL STATEMENTS

        The Company files financial statements that are prepared in accordance with generally accepted accounting principles in the Canada. For a description of the primary differences between Canadian and United States generally accepted accounting principles, see Note 12 to the Company's Financial Statements for the period ended December 31, 2001. See also Notes 1 and 2 to the Company's Financial Statements for the period ended December 31, 2001.

Auditor's Report

To the Shareholders and Board of Directors
Idaho Consolidated Metals Corp.

We have audited the balance sheets of Idaho Consolidated Metals Corp. as at December 31, 2001 and 2000 and the consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 2001 and cumulative from September 15, 1988 (date of inception) to December 31, 2001 and the consolidated changes in shareholders' equity for the three years ended December 31, 2001, which have been prepared on the basis of accounting principles generally accepted in Canada. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States and Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Idaho Consolidated Metals Corp. as at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2001 and cumulative from September 15, 1988 (dated inception) to December 31, 2001 and the consolidated changes in shareholders' equity for the three years ended December 31, 2001 in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied on a consistent basis.


Signed "PricewaterhouseCoopers LLP"

Chartered Accountants
Vancouver, B.C., Canada
February 22, 2002 (except note 11, which is at March 7, 2002)


Comments by the Auditors for U.S. Readers on Canada - U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Our report to the shareholders dated February 22, 2002 (except for note 11, which is at March 7, 2002) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.

Signed "PricewaterhouseCoopers LLP"

Chartered Accountants
Vancouver, B.C., Canada
February 22, 2002 (except note 11, which is at March 7, 2002)

Idaho Consolidated Metals Corp.                                      Statement 1
(An Exploration Stage Company)
Consolidated Balance Sheets
As at December 31
U.S. Funds

ASSETS                                                                     2001              2000
-------------------------------------------------------------------------------------------------
Current
   Cash and cash equivalents                                  $          87,920  $         26,508
                                                              -----------------  ----------------
   Other                                                                 31,712            11,962
                                                              -----------------  ----------------
                                                                        119,632            38,470
Restricted Investments                                                  117,811            90,000
Property, Plant and Equipment, net (Note 3)                             115,810           342,227
Property Rights (Note 4)                                              2,630,660         2,097,967
                                                              -----------------  ----------------
                                                              $       2,983,913  $      2,568,664
=================================================================================================

LIABILITIES
-------------------------------------------------------------------------------------------------
Current
   Accounts payable - related parties                         $         243,812  $         58,895
   Other accounts payable                                               500,070           210,475
   Notes payable, due currently (Note 5)                                      -             3,590
                                                              -----------------  ----------------
                                                                        743,882           272,960
Notes Payable, non-current (Note 5)                                      37,500                 -
Share Subscriptions                                                     353,285                 -
                                                              -----------------  ----------------
                                                                      1,134,667           272,960
                                                              -----------------  ----------------
Continued Operations Commitments and Contingencies
   (Notes 1, 4 and 8)

SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------
Share Capital (Note 6)
   Authorized:
      100,000,000 common shares with no par value
   Issued and outstanding:
        37,165,623 (33,171,201) shares                               14,657,490        12,573,110
Deficit Accumulated During the Exploration Stage                    (12,808,244)      (10,277,406)
                                                              -----------------  ----------------
                                                                      1,849,246         2,295,704
                                                              -----------------  ----------------
                                                              $       2,983,913  $      2,568,664
=================================================================================================

ON BEHALF OF THE BOARD:

"Delbert W. Steiner", Director

"John Andrews", Director


        The accompanying notes are an integral part of the consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 2a
(An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
U.S. Funds

                                                                        Deficit
                                                         Equity         Accumulated
                            Common Shares                Component      During
                                                         of             the
                                              Shares     Convertible    Exploration
                                              Amount     Securities     Stage          Total
-------------------------------------------------------------------------------------------------
Balance - December 31,       9,434,650  $  7,508,593  $     249,862  $  (7,263,201)$     495,254
1998
  Equity component on
   issuance of
   convertible securities            -             -         42,222              -        42,222
  Issuance of shares on
   conversion of
   convertible securities
   in January ($0.21 per
   share)                      546,154       113,108        (13,108)             -       100,000
  Issuance of shares on
   conversion of
   convertible securities
   in March ($0.21 per
   share)                      600,769       124,419        (14,419)             -       110,000
  Issuance of shares for
   cash in March ($0.10
   per share)                2,000,000       200,000              -              -       200,000
  Issuance of shares on
   conversion of
   convertible securities
   in May ($0.18 per
   share)                      932,608       169,585        (19,585)             -       150,000
  Issuance of shares for
   cash on exercise of
   warrants in June
   ($0.10 per share)           570,000        57,000              -              -        57,000
  Issuance of shares for
   cash on exercise of
   warrants related to
   convertible securities
   in June ($0.23 per
   share)                    1,146,923       268,494        (27,527)             -       240,967
  Issuance of shares on
   conversion of
   convertible securities
   in August ($0.13 per
   share)                    2,227,941       283,419        (33,419)             -       250,000
  Issuance of shares for
   cash on exercise of
   warrants related to
   convertible securities
   in August ($0.13 per
   share)                    2,227,941       286,045        (33,419)             -       252,626
  Issuance of shares on
   conversion of
   convertible securities
   in September ($0.14
   per share)                3,639,528       502,511        (65,511)             -       437,000
  Issuance of shares for
   cash on exercise of
   warrants related to
   convertible securities
   in September ($0.12
   per share)                1,172,847       140,311        (21,111)             -       119,200
  Issuance of shares for
   cash on exercise of
   options in October
   ($0.18 per share)            40,000         7,072              -              -         7,072
  Issuance of shares for
   cash on exercise of
   warrants related to
   convertible securities
   in December ($0.19 per
   share)                      766,480       143,797        (13,797)             -       130,000
  Loss for the year                  -             -              -     (1,010,626)   (1,010,626)
                            ---------------------------------------------------------------------
Balance -
  December 31, 1999          25,305,841  $  9,804,354  $      50,188  $  (8,273,827)$   1,580,715
-------------------------------------------------------------------------------------------------

        The accompanying notes are an integral part of the consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 2b
(An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
U.S. Funds

                                                                        Deficit
                                                         Equity         Accumulated
                            Common Shares                Component      During
                                                         of             the
                                              Shares     Convertible    Exploration
                                              Amount     Securities     Stage         Total
-------------------------------------------------------------------------------------------------
Balance - December 31,      25,305,841  $  9,804,354  $      50,188  $  (8,273,827)$   1,580,715
1999
  Issuance of shares for
   cash on exercise of
   warrants in January
   ($0.10 per share)           100,000        10,000              -              -        10,000
  Issuance of shares on
   conversion of
   convertible securities
   in February ($0.19 per
   share)                      174,000        33,132         (3,132)             -        30,000
  Issuance of shares for
   cash on exercise of
   warrants in February
   ($0.29 per share)         1,047,492       299,420              -              -       299,420
  Issuance of shares for
   cash on exercise of
   options in February
   ($0.19 per share)           350,000        67,593              -              -        67,593
  Issuance of shares for
   cash on exercise of
   warrants in March
   ($0.43 per share)         1,377,574       597,323              -              -       597,323
  Issuance of shares for
   cash on exercise of
   options in March
   ($0.25 per share)            75,000        18,923              -              -        18,923
  Issuance of shares for
   resource property in
   April ($0.98 per share)     150,000       147,739              -              -       147,739
  Issuance of shares for
   cash in April ($0.50
   per share)                  667,000       333,616              -              -       333,616
  Issuance of shares for
   cash on exercise of
   warrants in April
   ($0.70 per share)               500           349              -              -           349
  Issuance of shares on
   conversion of
   convertible securities
   in May ($0.20 per
   share)                      932,608       188,888        (19,585)             -       169,303
  Issuance of shares for
   cash on exercise of
   warrants in May ($0.70
   per share)                      500           349              -              -           349
  Issuance of shares for
   cash on exercise of
   options in May ($0.25
   per share)                   80,000        16,040              -              -        16,040
  Issuance of shares for
   debt settlement in
   June ($0.95 per share)      252,000       239,202              -              -       239,202
  Issuance of shares for
   cash on exercise of
   warrants in May ($0.70
   per share)                    4,750         3,312              -              -         3,312
                            ---------------------------------------------------------------------
Balance forward             30,517,265  $  11,760,240 $      27,471  $  (8,273,827)$   3,513,884
-------------------------------------------------------------------------------------------------

        The accompanying notes are an integral part of the consolidated financial statements.
Idaho Consolidated Metals Corp.                                     Statement 2c
(An Exploration Stage Company)
Consolidated Statements of Changes in Shareholders' Equity
U.S. Funds

                                                                        Deficit
                                                         Equity         Accumulated
                            Common Shares                Component      During
                                                         of             the
                                              Shares     Convertible    Exploration
                                              Amount     Securities     Stage          Total
-------------------------------------------------------------------------------------------------
Balance carried forward     30,517,265  $  11,760,240 $      27,471  $  (8,273,827)$   3,513,884
  Issuance of shares for
   cash on exercise of
   warrants in August
   ($0.70 per share)               500           348              -              -           348
  Issuance of shares for
   cash in September
   ($0.68 per share)           488,235       332,000              -              -       332,000
  Issuance of shares on
   conversion of
   convertible securities
   in September ($0.18
   per share)                1,526,201       281,965        (27,471)             -       254,494
  Issuance of shares for
   resource property in
   October ($0.66 per
   share)                      200,000        87,117              -              -        87,117
  Issuance of shares for
   resource property in
   November ($0.48 per
   share)                      200,000        61,440              -              -        61,440
  Issuance of shares for
   cash on exercise of
   options in December
   ($0.21 per share)           239,000        50,000              -              -        50,000
  Loss for the year                  -             -              -     (2,003,579)   (2,003,579)
                            ---------------------------------------------------------------------
Balance - December 31,
  2000                      33,171,201     12,573,110             -    (10,277,406)    2,295,704
  Issuance of shares for
   cash on exercise of
   options in January
   ($0.20 per share)            50,000         9,866              -              -         9,866
  Issuance of shares for
   cash in February
   ($0.53 per share)         1,780,372       939,887              -              -       939,887
  Issuance of shares for
   cash on exercise of
   options  in February
   ($0.17 per share)           100,000        16,890              -              -        16,890
  Issuance of shares for
   cash on exercise of
   warrants in February
   ($0.19 per share)           111,000        20,596              -              -        20,596
  Issuance of shares for
   cash on exercise of
   warrants in March
   ($0.12 per share)           568,000        67,610              -              -        67,610
  Issuance of shares for
   cash on exercise of
   warrants in April
   ($0.80 per share)           325,050       261,626              -              -       261,626
  Issuance of shares for
   cash on exercise of
   options in April
   ($0.24 per share)            75,000        18,003              -              -        18,003
  Issuance of shares for
   cash on exercise of
   options in May ($0.31
   per share)                   75,000        22,875              -              -        22,875
  Issuance of shares for
   cash in June ($0.90)
   per share)                  610,000       548,446              -              -       548,446
  Issuance of shares for
   resource property in
   August ($0.58 per
   share)                      200,000       116,069              -              -       116,069
  Issuance of shares for
   resource property in
   September ($0.63 per
   share)                      100,000        62,512              -              -        62,512
  Loss for the year                  -             -              -     (2,530,838)   (2,530,838)
                            ---------------------------------------------------------------------
Balance - December 31,
  2001                       37,165,623  $  14,657,490 $           -  $(12,808,244)  $ 1,849,246
-------------------------------------------------------------------------------------------------

        The accompanying notes are an integral part of the consolidated financial statements.
Idaho Consolidated Metals Corp.                                      Statement 3
(An Exploration Stage Company)
Consolidated Statements of Operations
U.S. Funds

                                                                                      Cumulative
                                                                                            from
                                                                                       Inception
                                                                                      (September
                                                                                       15, 1988)
                                             Year Ended December 31                      through
                                    ----------------------------------------------   December 31,
                                              2001            2000            1999          2001
----------------------------------- --------------- --------------- -------------- ---------------
  Revenue
     Property option receipts       $            -  $            -  $            - $      165,000
     Cost of property options                    -               -               -        (72,588)
                                    --------------- --------------- -------------- ---------------
                                                 -               -               -         92,412
     Interest                               17,155           7,304           3,838         80,573
     Other income                            3,034          19,362          34,114         56,510
                                    --------------- --------------- -------------- ---------------
                                            20,189          26,666          37,952        229,495
                                    --------------- --------------- -------------- ---------------
  Operating Expenses
     General and administrative          1,431,503         799,153         736,033      6,835,467
     Gold property holding costs           117,911               -               -        117,911
     Write-off processing
       equipment and related costs         329,285         140,000               -      1,906,608
     Abandonment of property
       rights                              665,320       1,085,404          23,290      4,029,901
     Loss on disposal of equipment               -               -               -          4,576
     Interest costs                          7,008           5,688         289,255        633,505
     Less interest capitalized                   -               -               -        (87,145)
                                    --------------- --------------- -------------- ---------------
                                         2,551,027       2,030,245       1,048,578     13,440,823
                                    --------------- --------------- -------------- ---------------
  Loss Before the Following              2,530,838       2,003,579       1,010,626     13,211,328
     Gain on settlement of lawsuit               -               -               -        223,946
     Gain on settlement of debt                  -               -               -        179,138
                                    --------------- --------------- -------------- ---------------
  Net Loss for the Year             $    2,530,838  $    2,003,579  $    1,010,626 $   12,808,244
  --------------------------------- --------------- --------------- -------------- ---------------
  Net Loss per Share - Basic and
     Diluted                        $         0.07  $         0.07  $         0.06
  --------------------------------- --------------- --------------- --------------

  Weighted Average Shares - Basic
     and Diluted                        36,181,875      29,868,903      16,692,843
  --------------------------------- --------------- --------------- --------------

        The accompanying notes are an integral part of the consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 4a
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds

                                                                                      Cumulative
                                                                                            from
                                                                                       Inception
                                                                                      (September
                                                                                       15, 1988)
                                               Year Ended December 31                    through
                                   ---------------------------------------------     December 31,
                                             2001           2000            1999            2001
---------------------------------- --------------- -------------- --------------- ---------------
Operating Activities
  Net loss for the year            $   (2,530,838) $  (2,003,579) $   (1,010,626) $  (12,808,244)
  Adjustments to reconcile loss
    to net cash used by
    operating activities
    Amortization                           22,213         14,329           7,012          91,766
    Amortization of interest
      discount                                  -              -         220,901         277,713
    Gain on settlement of lawsuit               -              -               -        (223,946)
    Gain on settlement of debt                  -              -               -        (179,138)
    Loss on disposal of equipment               -              -               -           4,576
    Write-off of plant and
      equipment                           329,285        140,000               -       1,902,422
    Abandonment and sale of
      property rights                     665,320      1,085,404          23,290       4,102,489
    Change in:
      Other assets                        (19,750)         7,379          (2,907)        (31,712)
      Accounts payable - related
        parties                           184,917        (69,562)        238,972         879,105
      Other accounts payable              289,595        (73,814)         56,581         991,131
                                   --------------- -------------- --------------- ---------------
  Net cash used in operating           (1,059,258)      (899,843)       (466,777)     (4,993,838)
    activities
                                   --------------- -------------- --------------- ---------------
Investing Activities
  Property rights
    Acquisition costs                    (190,247)      (521,149)       (250,166)     (1,509,217)
    Exploration costs                    (829,185)      (740,786)       (422,594)     (3,684,585)
  Property, plant and equipment
    acquisition                           (87,581)        (8,782)         (8,257)     (1,331,074)
  Proceeds on sale of equipment                 -              -           4,000           4,000
  Cash in trust                                 -              -          50,000               -
  Purchase of investment for
    reclamation bond                      (27,811)        (8,000)          8,000        (117,811)
                                   --------------- -------------- --------------- ---------------
  Net cash used in investing
    activities                         (1,134,824)    (1,278,717)       (619,017)     (6,638,687)
                                   --------------- -------------- --------------- ---------------

        The accompanying notes are an integral part of the consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 4b
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds

                                                                                      Cumulative
                                                                                            from
                                                                                       Inception
                                                                                      (September
                                                                                       15, 1988)
                                              Year Ended December 31                     through
                                   ----------------------------------------------    December 31,
                                             2001           2000            1999            2001
---------------------------------- --------------- -------------- --------------- ---------------
Financing Activities
  Proceeds   from  related  party
    notes payable                  $            -  $           -  $       72,778  $    1,320,878
  Repayments   on  related  party
    notes payable                          (3,590)        (9,952)         (4,528)       (815,817)
  Share subscriptions                     353,285              -               -         353,285
  Net proceeds  from  issuance of
    convertible securities                      -              -          42,222         292,084
  Net proceeds from sale of
    common stock                        1,905,799      2,183,070       1,006,865      10,570,015
                                   --------------- -------------- --------------- ---------------
  Net cash provided by financing
    activities                          2,255,494      2,173,118       1,117,337      11,720,445
                                   --------------- -------------- --------------- ---------------

Net Increase (Decrease) in Cash
  and Cash Equivalents                     61,412         (5,442)         31,543          87,920
  Cash and cash equivalents -
    Beginning of period                    26,508         31,950             407               -
                                   --------------- -------------- --------------- ---------------
Cash and Cash Equivalents - End    $       87,920  $      26,508  $       31,950  $       87,920
  of Period
---------------------------------- --------------- -------------- --------------- ---------------

        The accompanying notes are an integral part of the consolidated financial statements.

Idaho Consolidated Metals Corp.                                     Statement 4c
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
U.S. Funds

                                                                                      Cumulative
                                                                                            from
                                                                                       Inception
                                                                                      (September
                                                                                       15, 1988)
                                                Year Ended December 31                   through
                                   ----------------------------------------------    December 31,
                                             2001           2000            1999            2001
---------------------------------- --------------- -------------- --------------- ---------------
Supplemental Disclosures of Cash
  Flow Information:
   Cash paid during the period
     for interest, net of amount
     capitalized                   $        7,008  $       5,688  $       14,122  $      157,466
---------------------------------- --------------- -------------- --------------- ---------------
Schedule of Non-Cash Investing
  and Financing Activities:
   Note payable to shareholders
     incurred for property rights  $            -  $           -  $            -  $       80,000
   Common stock issued for
     property rights                      178,581        296,296               -       1,459,347
   Common stock issued for
     equipment and process rights               -              -               -         750,000
   Common stock issued upon
     conversion of accounts
     payable to related parties                 -        239,202               -         411,347
   Common stock issued upon
     conversion of other
     accounts payable                           -              -               -          86,923
   Common stock issued for
     conversion of notes payable
     to shareholders                            -              -       1,047,000       1,087,774
   Conversion of accounts
     payable to notes payable                   -              -               -         225,000
   Common stock issued for
     conversation on convertible
     securities                                 -         50,188         241,896         292,084
   Property, plant and equipment
     acquired for note payable             37,500              -               -          37,500

        The accompanying notes are an integral part of the consolidated financial statements.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
1.  The Company and Basis of Presentation of Consolidated Financial Statements

    Idaho Consolidated Metals Corp. (the Company) was incorporated in British Columbia, Canada on September 15, 1988 to engage in mineral exploration, development and processing. Effective August 17, 2001, the Company was continued to the Yukon Territory. The Company is presently in the exploration stage, as revenue-producing activities have not commenced. The Company's consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles and are stated in U.S. dollars.

    During 1996, the Company established a wholly owned subsidiary, Idaho Consolidated Metals International, Ltd. (ICMI) in the British Virgin Islands. ICMI does not have any operations as of December 31, 2001. All intercompany accounts and transactions have been eliminated on consolidation.

    These consolidated financial statements have been prepared assuming the Company will continue as a going concern and be able to realize assets and liquidate liabilities in the normal course of business. Since its inception, the Company has incurred significant losses during the exploration stage and at December 31, 2001 has a net working capital deficiency of approximately $624,000. These factors, along with the uncertainties regarding the Company's ability to obtain necessary financing to develop its properties and to successfully develop economic ore reserves on these properties and realize profitable production levels or proceeds from their disposition, raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

    Management of the Company continues to seek additional sources of financing to fund its ongoing capital needs and mitigate its working capital deficiency. The Company is presently considering additional funding sources including the sale of its common stock. Additionally, the Company is seeking additional joint venture partners to assist in the exploration and development of certain of its other properties. There can be no assurance that the Company will be successful in obtaining additional funds or in locating suitable joint venture partners to assist in the exploration and development of its mineral properties (Note 11).
--------------------------------------------------------------------------------
2.  Significant Accounting Policies

    a)  Property Rights and Property, Plant and Equipment

        Property, plant and equipment are stated at the lower of cost (or the predecessor's cost basis if acquired from an affiliate) or estimated net realizable value. Maintenance, repairs and renewals are charged to operations. Major betterments are capitalized. When assets are retired or sold, the costs and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations. Proceeds received from the sale of any interest in the property will first be credited against the carrying value of the property with any excess included in operations for the period.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
2.  Significant Accounting Policies - Continued

    a)  Property Rights and Property, Plant and Equipment - Continued

        The Company is in the process of exploring its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.

        Property rights are comprised of acquisition, development and exploration costs, which are capitalized on an individual property basis until such time as an economic ore body is defined or the property is abandoned. Capitalized costs associated with a producing property will be amortized on a unit-of-production method based on the estimated life of the ore reserves while costs for abandoned properties are written off in the period in which a decision is made to abandon such property.

        Amortization of furniture and fixtures is based on the estimated lives of the assets using the 20% per annum, declining balance method. Amortization of automotive equipment is based on the estimated lives of the assets using the 30% per annum declining balance method.

        Management periodically reviews and obtains independent geological reports in determining if adjustments to the carrying values of each of its mineral properties, on a property-by-property basis, are required to record those properties at net realizable value. The ultimate recoverability of the amounts capitalized for the mineral properties is dependent upon the delineation of economically recoverable ore reserves, the Company's ability to obtain the necessary financing to complete their development and realize profitable production or proceeds from the disposition thereof. Management's estimates of recoverability of the Company's investment in various projects have been based on best estimates. However, it is reasonably possible that changes could occur in the near term, which could adversely affect management's estimates and may result in future write-downs of capitalized property carrying values.

        Title to mineral properties involves inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently unreliable conveyancing history characteristics of many mineral properties. The Company has investigated title to all of its mineral properties and, to the best of its knowledge, all of its properties are in good standing.

    b)  Accounting for Income Taxes

        Income taxes are calculated using the liability method of accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. The future income tax asset and liabilities are measured using tax rates and laws that are expected to apply when the temporary differences are expected to reverse.

        When acquisitions are made and a difference exists between the cost of the asset and its tax basis, a future income tax liability or asset is recorded. The amount of the future income tax liability or asset is included in the initial carrying value of the acquired asset.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
2.  Significant Accounting Policies - Continued

    c)  Cash, Cash Equivalents and Restricted Investments

        The Company considers cash and cash equivalents to include amounts held in banks and highly liquid investments with remaining maturities at point of purchase of three months or less. Restricted investments represent certificates of deposit, which were purchased for reclamation bond requirements. The Company places its cash and cash investments with institutions of high-credit worthiness. At times, such investments may be in excess of federal insurance limits.

    d)  Net Loss Per Common Share

        Loss per share is calculated based on the weighted-average number of common shares issued and outstanding during the year. The Company has adopted the revised recommendations of the Canadian Institute of Chartered Accountants, whereby the new rules are applied on a retroactive basis and did not result in any restatement of the Company's financial statements. The effect of potential issuances of shares under options or warrants would be anti-dilutive, and therefore basic and fully diluted losses per share are the same.

    e)  Foreign Currency Translation

        The accounts of the Company's Canadian operations have been translated into U.S. dollars as follows:

        i)  Monetary assets and liabilities at year-end rates,

        ii) All other assets and liabilities at historical rates, and

        iii) Revenue and expense and exploration and development items at the average rate of exchange prevailing during the year.

        iv) Gains and losses arising on translation are charged to the statement of operations in the period in which they occur.

    f)  Management's Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

    g)  Financial Instruments

        The Company allocates convertible security instruments, including their component parts, as a liability or as equity in accordance with the substance of the related contractual arrangement.

    h)  Stock Option Plan

        The Company has a stock option plan described in Note 6a. No compensation expense is recognized for this plan when share options are issued pursuant to the plan. Consideration paid for shares on exercise of the stock options is credited to share capital.
--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------

3.  Property, Plant and Equipment

    Following are the major components of property, plant and equipment:

                                                    2001               2000
                                        -----------------------------------
Land                                    $         71,191  $               -
Building and equipment                                 -            329,285
Furniture and fixtures                            97,608             76,036
Automotive                                        32,318                  -
                                        -----------------------------------
                                                 201,117            405,321
Less:  Accumulated depreciation                  (85,307)           (63,094)
                                        -----------------------------------
                                        $        115,810  $         342,227
                                        -----------------------------------
    During the year ended December 31, 2001, the Company wrote-off the $329,285 balance of building and equipment based upon the net realizable value of the related assets.
--------------------------------------------------------------------------------
4.  Property Rights

    The details by major area of interest of the Company's investments in mining property rights are as follows:

                                                     2001
                                 ---------------------------------------------
                                    Acquisition    Exploration         Total             2000
                                 --------------------------------------------------------------
Stillwater Complex, Montana      $   1,016,821      $1,434,086     $ 2,450,907   $    1,918,214
Petsite Project, Idaho                 143,000               -         143,000          143,000
Deadwood Project, Idaho                      1               -               1                1
Buffalo Gulch Property, Idaho           36,750               -          36,750           36,750
Other properties                             2               -               2                2
                                 --------------------------------------------------------------
                                 $   1,196,574      $1,434,086     $ 2,630,660   $    2,097,967
                                 --------------------------------------------------------------

    The Stillwater Complex is a platinum group metals target, which is located in the Stillwater and Sweetgrass counties, Montana. Portions of the property are located within the Gallatin and Custer National Forests, on land administered by the U.S. Forest Service. Permits must be obtained for all exploration and development work to be carried out on these properties. There can be no assurances that the Company will be able to obtain all necessary permits in order to place its mineral properties into production.

    A number of the gold properties are located within the Nez Perce National Forest, Idaho, on land administered by the U.S. Forest Service. Permits must be obtained for all exploration and development work to be carried out on these properties. There can be no assurances that the Company will be able to obtain all necessary permits in order to place its mineral properties into production.

    Following is a summary of the agreements associated with the Company's major mineral property projects and acquisition of its mineral rights.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    a)  Stillwater Complex, Montana

        Staked Claims

        From 1999 through 2001, the Company staked approximately 1,775 claims in the Stillwater area of Montana upon which the Company has an undivided interest. These claims require annual payments of $100 per claim in August each year, as a claim rental to the Bureau of Land Management. This represents an annual cost of $177,500 to maintain these properties.

        Chrome Mountain Property

        The Company entered into a Tri-Party Lease and Purchase Option dated July 16, 1999 with two non-related parties covering 54 unpatented mining claims located in Sweetgrass County, Montana. The lease, which received regulatory approval on April 4, 2000, is for 5 years with 5 successive one year renewal terms and requires the following during the initial 5 year term:

                                                                               Cumulative
                                                                  Issue       Exploration
                                            Cash Payment         Shares      Expenditures

                                         ---------------- -------------- -----------------
On signing (paid)                        $         19,500             -  $              -
On receipt of regulatory approval
  (Issued - 2000)                                       -       150,000                 -
By June 10, 2000 (completed)                            -             -            50,000
By July 16, 2000 (Issued - 2000)                        -       200,000                 -
By June 10, 2001 (completed)                            -             -           120,000
By July 16, 2001 (Issued - 2001)                        -       200,000                 -
By June 10, 2002                                        -             -           210,000
By July 16, 2002                                        -       375,000                 -
By July 16, 2003                                        -       575,000                 -

        Each successive year, after the initial 5-year term, would require a cash payment of $50,000 and annual exploration expenditure of $250,000.

        The Company has a purchase option of $5,000,000 plus a non-transferable share purchase warrant for 110% of the shares not yet issued for the unexpired portion of the lease term, at the prevailing market price and for a minimum 5 year exercise term. Such purchase option must be exercised if the property is placed into commercial production. Upon exercise of the purchase option one of the vendors will retain a 0.25% net smelter return. The vendor retains the right to refuse the purchase and to participate in a joint venture with up to a maximum interest of 40%, by sharing in its proportionate cost of the development.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    a)  Stillwater Complex, Montana - Continued

        Chrome Corp. Property

        By an agreement dated February 1, 2000, the Company entered into a joint venture with Chrome Corporation of America (CCA) on 32 patented and 124 unpatented mining claims located in Stillwater, Montana with the following terms:

i)      5 year term;

ii)     the Company can earn a 55% interest by completing the following:

                                                                              Cumulative
                                                        Cash         Issue   Exploration
                                                     Payment        Shares  Expenditures
                                               -------------- ------------- --------------
On signing (paid)                              $       5,000             -  $          -
On signing upon receipt of regulatory
   approval (issued - 2000)                                -       100,000             -
By January 31, 2001 (issued - 2000)                        -       100,000             -
By March 31, 2001 (completed                               -             -       200,000
By January 31, 2002 (Issued 2001)                          -       100,000             -
By March 31, 2002                                          -             -       600,000
By January 31, 2003                                        -       100,000             -
By March 31, 2003                                          -             -     1,100,000
By January 31, 2004                                        -       100,000             -
By March 31, 2004                                          -             -     1,600,000
By January 31, 2005                                        -       100,000             -
By March 31, 2005                                          -             -     2,100,000

        The patented claims are subject to an underlying 5% net smelter return and the remainder will be subject to a 3.5% net smelter return to CCA.

        The Company has agreed to maintain certain underlying property agreements in good standing during the earn-in phase of the joint venture. The first of these agreements requires monthly payments of $1,000 during 2000, $2,000 during 2001 and $2,500 per month thereafter. The second of these agreements requires a one-time payment of $500,000 on commencement of construction leading to commercial production. To December 31, 2001, the Company has paid $36,000 on these agreements.

        Subsequent to December 31, 2001, the Company gave 60-day notice to CCA of its intention to withdraw from the agreement, prior to earn-in. Accordingly, the Company has written-off cumulative exploration and development costs of $665,320 during the year ended December 31, 2001.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    a)  Stillwater Complex, Montana - Continued

        Stillwater West Property

        By an agreement dated November 1, 2001, the Company agreed to formalize the terms of a Memorandum of Understanding dated June 27,2001 and a subsequent modification with First Choice Industries Ltd. ("First Choice"). First Choice has been granted an option to acquire a 40% undivided interest in 220 claims staked by the Company on the west end of the Company's Picket Pin claims, located in Park and Sweetgrass Counties, Montana. In order to earn its interest First Choice must, at its option, complete the following.
                                                          Issue
                                                         Shares         Annual
                                             Cash        To the    Exploration
                                            Payment     Company   Expenditures
                                          ----------- ----------- ------------
On signing                               $(i)55,000            -   $      -

Upon receipt of regulatory approval               -      200,000          -
By May 31, 2002                             135,000            -          -
By November 30, 2003                              -      250,000          -
By December 31, 2003                              -            -     75,000
By November 30, 2004                              -      250,000          -
By December 31, 2004                              -            -    150,000
By November 30, 2005                              -      250,000          -
By December 31, 2005                              -            -    200,000
                                           ----------  ----------- ----------
                                         $  190,000      950,000   $425,000
                                           ----------  ----------- ----------

        (i) Received $53,000 during the year ended December 31, 2001.

        Upon completion of the 40% earn-in, First Choice has a 60-day period to elect to acquire an additional 10% interest for cash in the amount of $2,500,000. The parties each may elect to participate in the joint venture phase by contributing their respective contributions or to convert to a 3% net smelter return. Should a party elect to participate in the joint venture but fail to contribute its proportionate share, then it will be subjected to dilution. Once a party is diluted to a 10% interest or less, it will be automatically converted to a 3% net smelter return. Should First Choice be diluted and converted to a 3% net smelter return, then its net smelter return royalty will be capped at 115% of its actual or deemed expenditures.

        First Choice is responsible for maintenance of the unpatented claims during the earn-in phase and the Company is the initial manager. The manager shall charge a fee of 10% of all qualifying expenditures and such fee qualifies as exploration expenditures under the agreement.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    b)  Petsite Project, Idaho

        By a letter agreement dated August 8, 2000, the Company reacquired the entire 100% working interest in the Petsite Project upon payment of $100,000 (paid) to Kinross Gold, U.S.A., Inc. (Kinross) for its 70% interest in the project. Kinross had earned its 70% working interest in the project by paying $50,000 to the Company and incurring in excess of $1,500,000 on the property by December 31, 1997. During the joint venture phase, Kinross completed an additional $525,161 of work on the project to December 31, 1999. The Company's share of these expenditures, which amounted to $157,548, was carried by Kinross with repayments, if any, to come from the Company's share of commercial production. Upon termination of the May 20, 1996 joint venture agreement with Kinross, the Company's remaining obligation, with respect to the carried costs, was extinguished.

        The Company assumed responsibility for reclamation costs on the project, annual claim rental fees and the underlying property agreement payments (explained below).

        Based upon the continued depressed gold prices and the third party payment of $100,000 to reacquire the 70% working interest during fiscal 2000, management has established a fair market value of $143,000 for the entire 100% interest in the project. Accordingly, the Company wrote-off cumulative exploration and development costs of $320,873 during the year ended December 31, 2000.

        As at December 31, 2001, the property is carried at $143,000 and all current period and future holding costs are expensed as incurred. Subsequent to year-end the project has been sold, contingent upon successful closing of the agreement (Note 11e).

        The Company's claims are the Petsite Property and the Friday Property.

        Petsite Property

        The Company originally acquired these unpatented lode-mining claims for cash in the amount of $10,000 during 1989, cash in the amount of $10,000 during 1991 and the issuance of 20,000 common shares during 1991 at a price of $9,599. The optionor retained a 5% net profits interest in the claims.

        Friday Property

        By an agreement effective July 9, 1996, the Company acquired a 100% working interest on a renewable 5 year lease, on certain patented claims in Idaho, for an initial term expiring July 19, 2001, from Idaho Gold Corporation (IGC). In order to obtain the lease, the Company:

        o Issued IGC 30,000 common shares on the closing date of the agreement (deemed $25,000).

        o   Issued IGC an additional 30,000 common shares by July 19, 1997.

        o Completed exploration and development expenditures of $135,000 on or before July 19, 2001.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    b)  Petsite Project, Idaho - Continued

        Friday Property - Continued

        The lease is renewable for subsequent terms of five years each, at the Company's option, so long as the Company continues to carry out exploration, development or mining work on the property.

        IGC retains a 3% net smelter royalty to a maximum of $1,000,000.

        The Company is also responsible on an underlying agreement for a 3% net smelter royalty payable at $3,000 per quarter to a maximum of $300,000 covering certain claims within the property. As of December 31, 2001, a total of $192,000 advance royalty payments have been made.

        MacMenamin Agreement

        During the joint venture phase of the project, Kinross entered into an agreement dated February 3, 1998 covering a placer claim in the area of influence of the Petsite project. The Company assumed the agreement, which calls for annual payments of $1,000 per year and increasing to $5,000 per year over the ten-year term of the agreement, which expires February 3, 2008. The claim may be acquired for $150,000 by February 3, 2003 and for $200,000 thereafter.

        All required payments under the agreement have been made to date.

        Filer Agreement

        During the joint venture phase of the project, Kinross entered into an agreement dated September 16, 1997 covering three patented claims in the area of influence of the Petsite project. The Company assumed the agreement, which calls for annual payments of $15,000 per year and increasing to $25,000 per year over the ten-year term of the agreement, which expires on September 16, 2007. The claims may be acquired for $305,000 by September 16, 2007.

        On October 26, 2001, the agreement was amended to semi-annual payments of $1,000 each September 1 and March 1 so long as gold remains below $300 per ounce. The future semi-annual payments increase to $2,000 should the price of gold exceed $300 per ounce, to $5,000, should the price of gold exceed $350 per ounce and to $10,000 upon commercial production. The claims may be acquired for $270,000 less all payments made up to September 16, 2007.

    c)  Deadwood Property

        By an agreement effective July 9, 1996, the Company acquired a 100% working interest on a renewable 5 year lease, on certain unpatented claims in Idaho, for an initial term expiring July 19, 2001, from IGC. In order to obtain the lease, the Company:

        o Issued IGC 35,000 common shares on the closing date of the agreement.

        o   Issued IGC an additional 35,000 common shares by July 19, 1997.

        o Completed exploration and development expenditures of $135,000 on or before July 19, 2001.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    c)  Deadwood Property - Continued

        The lease is renewable for subsequent terms of five years each, at the Company's option, so long as the Company continues to carry out exploration, development or mining work on the property.

        The Company is also responsible for an underlying agreement:

        o A 3% net smelter royalty payable at $6,000 per quarter to a maximum of $500,000 covering certain claims within the property known as the Deadwood claims. As of December 31, 2001, a total of $372,000 of advance royalty payments have been made.

        Based upon the continued depressed gold prices, the property has been written-down to a nominal value of $1. Accordingly, the Company wrote-off cumulative exploration and development costs of $13,200 during the year ended December 31, 2000.

        As at December 31, 2001, the property is carried at the nominal value of $1 and all current period and future holding costs are expensed as incurred. Subsequent to year-end the project has been sold, contingent upon successful closing of the agreement (Note 11e).

    d)  Buffalo Gulch Property

        By an agreement effective December 11, 1995, the Company acquired a 100% working interest on a 5-year renewable lease, on certain unpatented claims in Idaho, for an initial term of expiring July 19, 2001, from IGC. In order to obtain the lease, the Company:

        o Issued IGC 60,000 common shares on the closing date of the agreement (valued at $50,000).

        o Issued IGC an additional 60,000 common shares by July 19, 1997 (valued at $39,000).

        o Completed exploration and development expenditures of $310,000 on or before July 19, 2001.

        The lease is renewable for subsequent terms of five years each, at the Company's option, so long as the Company continues to carry out exploration, development or mining work on the property.

        IGC retains a 3% net smelter royalty to a maximum of $3,000,000.

        Based upon the continued depressed gold prices and a comparison of this property with the Petsite Project, management has established a fair market value of $36,750 for the property including its underlying agreements. Accordingly, the Company wrote-off cumulative exploration and development costs of $658,571 during the year ended December 31, 2000.

        As at December 31, 2001, the property is carried at $36,750 and all current period and future holding costs are expensed as incurred. Subsequent to year-end the property has been sold, contingent upon successful closing of the agreement (Note 11e).

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    d)  Buffalo Gulch Property - Continued

        The Company is also responsible on three underlying agreements as follows:
        Black Bear Agreement

        By an agreement dated August 1, 1996 and an amendment dated August 11, 1999, the Company entered into an option to acquire a 100% working interest in certain unpatented mineral claims in Idaho upon making cash payments of $9,300. The Company shall, at its option, make quarterly payments to a cumulative total of $120,000 by July 31, 2002, including a balloon payment at the end of the term.

        The Company must also complete a minimum of $3,000 annually in exploration and development expenditures on the property.

        The quarterly payments are currently $600 per quarter. The future quarterly payments increase to $1,000 per quarter should the price of gold increase to $325 per ounce and the regular payments are re-established should the price of gold reach $375 per ounce. All required payments under the agreement have been made to date.

        Whiskey Jack Agreement

        By an agreement dated August 29, 1998 and an amendment dated June 11, 1999, the Company was granted an option to acquire a 100% working agreement interest in certain upatented mineral claims in Idaho. In order to complete the option, the Company shall, at its option, make quarterly payments to a cumulative total of $65,000 by July 1, 2003, including a balloon payment at the end of the term.

        The Company must also complete a minimum of $1,000 annually in exploration and development expenditures on the property.

        The quarterly payments are currently $400 per quarter. The future quarterly payments increase to $800 per quarter should the price of gold increase to $325 per ounce and the regular payments are re-established should the price of gold reach $375 per ounce. All required payments under the agreement have been made to date.

        Gray Estates Agreement

        The Company has assumed the obligation of an underlying agreement dated May 21, 1984 which requires quarterly advance royalty payments of $6,000 or a 5% net smelter royalty upon commencement of commercial production, to a maximum of $500,000. As of December 31, 2001, a total of $420,000 of advance royalty payments have been made.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
4.  Property Rights - Continued

    d)  Buffalo Gulch Property - Continued

        The Company has also entered into the following agreement on a contiguous property:

        Gallaugher Property

        By an agreement dated September 5, 1996 and an amendment dated May 20, 1999, the Company was granted an option to acquire a 100% working interest in certain unpatented mineral claims in Idaho. In order to complete the option, the Company shall, at its option, make quarterly payments to a cumulative total of $150,000 by March 5, 2007, including a balloon payment at the end of the term.

        A third party receives a 10% finder's fee deducted from all option payments made by the Company to the optionor.

        The quarterly payments are currently $500 per quarter. The future quarterly payments increase to $1,200, $1,800 and $4,800 per quarter, respectively, should the price of gold increase to $325, $350 and $400 per ounce, respectively. All required payments under the agreement have been made to date.

    e)  Other Properties

        Based upon the continued depressed gold prices, the Company wrote-down two minor properties in Idaho to nominal value and dropped two minor properties in Idaho and the related acquisition, exploration and development costs of $53,142 were written-off during the year ended December 31, 2000. The Company also dropped an exploration project in Mexico and the related exploration and development costs of $39,618 were written-off.
--------------------------------------------------------------------------------
5.  Notes Payable

    Details of notes payable are as follows:
                                                        2001         2000
                                                    --------    ---------
Uncollateralized note payable, due in monthly
  payments of $460 including interest at 9.0%
  per annum, due to a shareholder                   $      -    $  3,590

Uncollateralized note payable, bearing interest
  at 9% per annum, monthly payments of interest
  only, due in full, August 1, 2003                   37,500            -
                                                    --------    ---------
                                                      37,500        3,590
Current portion                                            -       (3,590)
                                                    --------    ---------
                                                    $ 37,500    $       -
                                                    --------    ---------
--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
6.  Share Capital

    a)  Common Share Options

        The Company has a stock option plan dated January 9, 2001, under which the maximum number of options issuable shall not exceed 6,586,442 shares. Options granted after January 9, 2001 are for a maximum term of five years and vest as to 25% on allocation and 25% each six months thereafter. Options granted prior to the plan are for varying terms ranging from two to seven years and are immediately vested upon the date of grant. Following is a schedule of the activity pursuant to this stock option plan.

                                              Exercise Price
                                   Number    per Share (C $)  Expiry Date
------------------------------------------------------------------------------
Balance - December 31, 1998       645,000         $ 0.26      October 1999 to
                                                                 April 2002
    Options exercised             (40,000)          0.26      October 1999
    Options expired               (70,000)          0.26      October 1999
    Options granted               465,000           0.37      April 2004
                              ------------------------------------------------
                                                    0.26      May 2000 to
Balance - December 31, 1999     1,000,000        to 0.37         April 2004
    Options granted             1,175,000           0.30      January 2005
    Options granted               500,000    (ii)   1.20      March 2005
                                                   (iii)
    Options granted               150,000           0.72      March 2003
                                                   (iii)
    Options granted                50,000           1.12      June 2005
    Options granted               150,000           0.96      July 2005
    Options exercised             (55,000)          0.26      May 2000
    Options exercised            (200,000)          0.26      February 2001
    Options exercised            (150,000)          0.26      August 2001
    Options exercised            (250,000)          0.37      April 2004
    Options exercised             (89,000)          0.30      January 2005
    Options expired              (200,000)          1.20      March 2005
                              ------------------------------------------------
                                                  $ 0.26      February 2001 to
Balance - December 31, 2000   (i)2,081,000     to $ 1.20         July 2005
                              ------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
6.  Share Capital - Continued

    a)  Common Share Options - Continued
                                                      Exercise Price
                                      Number    per Share (C $)  Expiry Date
----------------------------------------------------------------------------
Balance - December 31, 2000 (i) 2,081,000        $0.26        February 2001
                                                to $1.20       to July 2005
 Options granted                1,225,000    (iv)   0.80      January 2006
 Options granted                2,250,000           1.08      November 2002
 Options granted                1,000,000           0.38      September 2006
 Options granted                  350,000           0.27      November 2006
 Options exercised               (100,000)          0.26      February 2001
 Options exercised                (75,000)          0.37      April 2004
 Options exercised               (100,000)          0.30      January 2005
 Options exercised                (25,000)          0.80      January 2006
 Options expired                 (150,000)          0.96      July 2005
 Options expired                 (200,000)          0.80      January 2006
                                --------------------------------------------
                                                  $ 0.26      April 2002 to
Balance - December 31, 2001        6,256,000      to $ 1.08    November 2006
                                --------------------------------------------

          (i)  Issued prior to the effective date of the new stock option plan.

          (ii) Repriced during the year ended December 31, 2001 to $0.38 per share on the 300,000 shares not previously exercised.

          (iii) Repriced during the year ended December 31, 2001 to $0.38 per share.

          (iv) Repriced during the year ended December 31, 2001 to $0.38 per share on the 1,000,000 shares not previously exercised or expired.

        A summary of the options outstanding at December 31, 2001 is as follows:

                                  Number     Exercise Price  Expiry Date
                                            per Share (C $)
-------------------------------------------------------------------------------
                                  30,000          $0.26      April 1, 2002
                               2,250,000           1.08      November 15, 2002
                                 150,000           0.38      March 4, 2003
                                 140,000           0.37      April 7, 2004
                                 986,000           0.30      January 14, 2005
                                 300,000           0.38      March 24, 2005
                                  50,000           0.38      June 25, 2005
                               1,000,000           0.38      January 9, 2006
                               1,000,000           0.38      September 5, 2006
                                 350,000           0.27      November 7, 2006
                              -------------------------------------------------
Balance - December 31, 2001    6,256,000
                              -------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
6.  Share Capital - Continued

a)      Common Share Options - Continued

        As of December 31, 2001, 4,431,000 options are exercisable. At December 31, 2001, the weighted average exercise price per option was C$0.61 (2000 - C$0.53). The weighted-average remaining contractual life of the options was 2.7 years (2000 - 3.7 years).

    b)  Common Share Warrants

        The warrant activity is as follows:
                                Number of        Price per
                                 Warrants      Share (C $)     Expiry Date
--------------------------------------------------------------------------------
Balance - December 31, 1998     1,763,233           $ 0.70     March 2000
    Warrants issued
     - Convertible note #1        546,154             0.31     January 2000
     - Convertible note #2        600,769             0.31     March 2000
     - Convertible note #3        932,608             0.28     May 2000
     - Convertible note #4      2,227,941             0.17     September 1999
     - Convertible note #5      2,466,681             0.25     October 2000
     - Convertible note #6      1,172,847             0.15     January 2000
                                                      0.15     March 2000
     - Private placement        2,000,000          or 0.18     March 2001
    Warrants exercised
     - Convertible note #1       (546,154)            0.31     January 2000
     - Convertible note #2       (600,769)            0.31     March 2000
     - Convertible note #4     (2,227,941)            0.17     September 1999
     - Convertible note #5       (766,480)            0.25     October 2000
     - Convertible note #6     (1,172,847)            0.15     January 2000
     - Private placement         (570,000)            0.15     March 2000
                               -------------------------------------------------
Balance - December 31, 1999     5,826,042           $ 0.15     March 2000 to
                                                 to $ 0.70     March 2001
    Warrants issued
                                                      1.05     October 2000
     - Short form prospectus      433,550          or 1.26     April 2001
                                                      1.00     September 2001
     - Private placement          244,118          or 1.25     September 2002
    Warrants expired                 (167)            0.70     March 2000
    Warrants exercised
     - Private placement       (1,763,066)            0.70     March 2000
     - Private placement         (762,000)            0.15     March 2000
     - Convertible note #3       (932,608)            0.28     May 2000
     - Convertible note #5     (1,700,201)            0.25     October 2000
     - Short form prospectus       (6,250)            1.05     October 2000
                               --------------- --------------- -----------------
                                                    $ 0.18     March 2000 to
Balance - December 31, 2000     1,339,418        to $ 1.26        September 2002
--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
6.  Share Capital - Continued

    b)  Common Share Warrants - Continued
                                                   Price per
                               Number of            Share
                                Warrants            (C $)     Expiry Date
-------------------------------------------------------------------------------
Balance - December 31, 2000    1,339,418           $ 0.18     March 2002 to
                                                to $ 1.26        September 2002
    Warrants issued
     - Private placement         647,059             1.25     January 2002 (i)
     - Private placement         217,392             1.25     January 2002 (ii)
     - Private placement         305,000             1.60     April 2002
    Warrants exercised
     - Private placement        (668,000)            0.18     March 2001
     - Short form prospectus    (336,050)            1.26     April 2001
    Warrants expired
    - Short form prospectus      (91,250)            1.26     April 2001
                               ------------------------------------------------
                                                   $ 1.25     April 2002 to
Balance - December 31, 2001    1,413,569        to $ 1.60        January 2003
-------------------------------------------------------------------------------

          (i) Subsequent to December 31, 2001 these warrants were extended to January 11, 2003 for no consideration.

          (ii) Subsequent to December 31, 2001 these warrants were extended to January 23, 2003 for no consideration.

    c)  Escrow Shares

        In conjunction with the Company's initial public offering, certain Company officers and directors were required to place 750,000 common shares of the Company in escrow in accordance with policies of the Canadian Venture Exchange (CDNX). The shares are subject to release from escrow as the Company expends funds on exploration and development of its mineral properties and with regulatory approval. During the year ended December 31, 2000 the Company released 187,500 shares from escrow upon receipt of regulatory approval. The Company released the final 187,500 on October 6, 2001. At December 31, 2001, all escrow shares have been fully released from escrow.
--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
7.  Related Party Transactions

    a) In addition to related party transactions disclosed elsewhere herein, the Company has paid or accrued for payment the following amounts to related parties:
                                                    2001       2000      1999
                                              ----------  --------- ---------
Wages and management fees to officers and
  directors                                   $  437,938  $ 154,000 $ 139,850

Legal fees to a firm in which a director
  is a partner                                    92,653    112,090         -

Accounting fees to a firm in which an
  officer is a partner                            43,800     45,000    42,100

Interest expense on notes payable
  to shareholders                                    123        718   268,988
                                              ----------  --------- ---------
                                              $  574,514  $ 311,808 $ 450,938
                                              ----------  --------- ---------

    b) As at December 31, the following amounts remain unpaid in relation to the related party amounts (Note 7a) and are included in accounts payable
        - related parties on the consolidated balance sheets of the Company:

                                                 2001           2000
                                        -------------  -------------
Wages and management fees to officers
  and directors                         $     149,611  $      12,500

Legal fees to a firm in which a
  director is a partner                        16,708          9,601

Accounting fees to a firm in which
  an officer is a partner                      63,800         35,000

Interest expense on notes payable
  to shareholders                                   -              -
                                        -------------- --------------
                                        $     230,119  $      57,101
                                        -------------- --------------

    c) Related party transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
--------------------------------------------------------------------------------
8.  Global Settlement Agreement

    By an agreement dated January 8, 2000, the Company reached a settlement with various parties to conclude numerous lawsuits, disagreements and contractual relationships. As a result, all actions in which the Company was named have been dismissed, at no cost to the company, except for its direct legal, indemnity and other related costs.

    The Company had agreed to indemnify its officers and directors in relationship to the settlement hearings, which were successful in concluding the various matters. Accordingly, the Company has allotted 252,000 common shares from treasury, which were issued upon receipt of regulatory approval to cover such indemnification. The deemed value of such allotment in the amount of $239,202 has been accrued in the year ended December 31, 2000.
--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
9.  Fair Value of Financial Instruments

    The following estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgement is required to interpret market data and to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

    The carrying amounts for cash and cash equivalents and the restricted investments are a reasonable estimate of their fair value. Due to the due dates and interest rates of the notes payable to shareholders, the carrying value of these notes is a reasonable estimate of their fair value.
--------------------------------------------------------------------------------
10. Income Taxes

    a) Effective January 1, 2000, the Company adopted CICA 3465, "Accounting for Income Taxes". This new accounting standard, which required adoption on a retroactive basis, resulted in no adjustment to the results previously reported by the Company.

        No income tax provision or benefit has been provided for any of the periods presented due to the Company's net operating loss carry-forward position.

        The Company has not recorded a future tax asset principally due to the uncertainty regarding the generation of future taxable income to utilize existing net operating losses. If it becomes more likely than not that the Company will generate future taxable income, a future tax asset may be recognized.

        The Company is subject to income tax filing requirements in both Canada and the United States.

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
10. Income Taxes - Continued

    b) As of December 31, 2001, the Company had income tax losses carried forward available to reduce future taxable income, if any. These losses expire at different rates depending on the jurisdiction as follows:
                                                                United
                               States      Canada (C $)
Year                         (U.S. $)
----------------------- --------------- ----------------
2002                    $           -   $      722,000
2003                                -        1,496,300
2004                                -          507,900
2005                                -        1,004,300
2006                                -        1,023,900
2007                                -        1,200,900
2008                                -        2,343,200
2011                          557,100                -
2012                          105,200                -
2018                          586,500                -
2019                          673,200                -
2020                          580,900                -
2021                        1,744,000                -
                        --------------- ----------------
                        $   4,246,900   $    8,298,500
                        --------------- ----------------

        The U.S. $4,246,900 of income tax losses were incurred by the U.S. branch of the Company and are available to reduce future taxable income, if any, of the U.S. branch. The amount is included within the Canadian income tax losses of C$8,298,500.

    c) The Company has accumulated deferred resource property expenditures, for tax purposes, of approximately C$9,838,600, which may be used to reduce future taxable income in Canada. The income tax benefits, if any, of these expenditures have not been recorded in these financial statements.
--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
11. Subsequent Events

    In addition to items disclosed elsewhere in these financial statements, the Company conducted the following transactions after December 31, 2001:

    a) Completed a private placement of 4,036,283 units for gross proceeds of C$1,412,699 at C$0.35 per unit. Each unit consists of one common share and one-half non-transferable share purchase warrant. Two warrants and C$0.70 allow the holder to acquire an additional common share to December 19, 2002. Commissions related to the placement total C$10,500 and 136,371 common shares.

    b) Issued a debenture payable to a maximum amount of $1,000,000 (C$1,587,000) to the Tomasovich Family Trust. The debenture carries interest at 6% per annum, calculated and paid monthly. The balance is payable in full by February 7, 2003, unless the debenture holder exercises its right of conversion. The debenture holder has the right to convert the debenture into units of the Company at the rate of C$0.35 per unit. Two warrants and C$0.70 allow the holder to acquire an additional common share to February 7, 2004. The debenture payable and the related conversion rights to units, were approved by the regulatory authorities in connection with the 4,036,283 unit private placement.

        The funds are to be advanced by the debenture holder over the next six months as the company requires funding for its proposed drilling program on the Stillwater Complex, Montana.

    c) Completed a private placement of 1,763,668 units for gross proceeds of C$793,650 at C$0.45 per unit. Each unit consists of one common share and one-half non-transferable share purchase warrant. Two warrants and C$0.70 allow the holder to acquire an additional common share to January 3, 2003. A commission of 148,942 common shares was paid in connection with the private placement.

    d) Issued 156,042 common shares on exercise of common share options at C$1.08 per share for proceeds of C$168,525.

    e) By a Letter Agreement dated March 7, 2002, the Company has agreed to sell all of its gold properties located in Idaho, including the Petsite Project, Deadwood Project and Buffalo Gulch Property. The purchaser, Canden Capital Corp. ("Canden"), is a Capital Pool Company in accordance with the policies of the CDNX. Proceeds on the sale will be 2,400,000 shares of Canden, representing 41.8% of the issued and outstanding shares of the purchaser, after the issuance of the shares. The closing of the sale is contingent upon due diligence by the purchaser, within 10 weeks of the letter agreement, including a technical report recommending a work program of at least C$200,000 and an independent valuation at the purchaser's cost. The agreement is subject to regulatory approval, the approval of the shareholders of Canden and the completion of a formal agreement by May 15, 2002. Should the parties not agree to the formal agreement by May 15, 2002, then given reasonable efforts to conclude the agreement, the agreement may be terminated.
--------------------------------------------------------------------------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
12. Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP)

    a)  Accounting Policy Differences

        These consolidated financial statements are prepared in accordance with accounting principles generally accepted in Canada. The significant differences between Canadian and U.S. GAAP are as follows:

        Under Canadian GAAP, no value is attributed to the release of escrowed shares and no compensation expense is recorded. Under U.S. GAAP, stock compensation expense is recorded as such shares become eligible for release based upon the number of shares eligible for release and the market value of the shares at that time (Note 6c).

        Under Canadian GAAP, the Company is not required to record the effect of non-employee stock option based compensation expense in the consolidated financial statements. Under U.S. GAAP, stock compensation expense is recorded for non-employees based upon the discount from market at the date the option is granted.

        Under Canadian GAAP, convertible security instruments are allocated between liability and equity based upon the fair value of the components at the inception of the related contractual obligation. Further, additional interest expense is recorded on amortization of the related interest discount over the term of the related debt. Under U.S. GAAP, no allocation is calculated unless the equity component is detachable from the liability component and no amortization of the interest discount is required.

        Under Canadian GAAP, exploration costs are capitalized on an individual property basis until such time as an economic ore body is defined or the property is abandoned. Under U.S. GAAP, the Company expenses such costs as incurred.

    b)  Statement Reconciliation

        A reconciliation of the consolidated statements of operations from Canadian presentation to U.S. presentation is as follows:

                                              2001          2000         1999
                                        ------------  -----------  -----------
                                        $2,530,838    $2,003,579   $1,010,626
Net loss - Canadian basis
Compensation expense on common stock
    options granted to non-employees       164,548        83,798            -
Compensation expense on re-priced
    employee options                       330,000             -            -
Amortization of interest discount                -             -     (220,901)
Current year exploration costs             829,185       740,786      422,594
Current year exploration
  abandonments                            (470,527)     (674,901)     (16,341)
                                        ------------  -----------  -----------
Net loss - U.S. basis                   $3,384,044    $2,153,262   $1,195,978
                                        ------------  -----------  -----------
Net loss U.S. basis per share
    - Basic and Diluted                 $      0.09   $     0.07   $      0.07
                                        ------------  -----------  -----------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
12. Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

    b)  Statement Reconciliation - Continued

        A reconciliation of certain consolidated balance sheet accounts from Canadian presentation to U.S. presentation is as follows:

                                                 2001         2000         1999
                                          ------------ ------------ ------------
                                          $12,808,244  $10,277,406  $ 8,273,827
Deficit accumulated during the
    exploration stage - Canadian basis

Stock compensation expense, prior years'
    cumulative                              1,285,534    1,201,736    1,201,736

Compensation expense on common stock
    options granted to non-employees          164,548       83,798            -

Compensation expense on re-priced
    employee options                          330,000            -            -

Amortization of interest discount, prior
    years' cumulative                        (277,713)    (277,713)     (56,812)

Amortization of interest discount                   -            -     (220,901)

Current year exploration costs                829,185      740,786      422,594

Current year exploration abandonments        (470,527)    (674,901)     (16,341)

Prior years' exploration costs, net of
    abandonments                            1,075,428    1,009,543      603,290
                                          ------------ ------------ ------------
Deficit accumulated during the
    exploration stage - U.S. basis        $15,744,699  $12,360,655  $10,207,393
                                          ------------ ------------ ------------
Notes payable to shareholders,
    non-current - Canadian basis          $         -  $         -  $     3,590

Non-detachable convertible security
    instruments                                     -            -      292,084

Amortization of interest discount                   -            -     (292,084)
                                          ------------ ------------ ------------
Notes payable to shareholders,
    non-current - U.S. basis              $         -  $         -  $     3,590
                                          ------------ ------------ ------------
Property rights - Canadian basis          $ 2,630,660  $ 2,097,967  $ 1,625,140

Current year exploration expense
    abandonments                              470,527      674,901       16,341

Prior years' exploration costs, net of
    abandonments                           (1,075,428)  (1,009,543)    (603,290)

Current year exploration costs               (829,185)    (740,786)    (422,594)
                                          ------------ ------------ ------------
Property rights - U.S. basis              $ 1,196,574  $ 1,022,539  $   615,597
                                          ------------ ------------ ------------

Idaho Consolidated Metals Corp.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
December 31, 2001 and 2000
U.S. Funds
--------------------------------------------------------------------------------
12. Differences Between United States and Canadian Generally Accepted
      Accounting Principles (GAAP) - Continued

    b)  Statement Reconciliation - Continued

        A reconciliation of certain consolidated balance sheet accounts from Canadian presentation to U.S. presentation is as follows:

                                         2001        2000         1999
                                 ------------ -----------  -----------
Share capital - Canadian basis   $ 14,657,940 $12,573,110  $ 9,804,354

Stock compensation expense,
  prior years' cumulative           1,201,736   1,201,736    1,201,736

Compensation expense on
  common stock options
  granted to non-employees,
  cumulative                          248,346      83,798            -
Compensation expense on
  re-priced options to
  employees                           330,000           -            -
                                 ------------ -----------  -----------
Share capital - U.S. basis       $ 16,438,022 $13,858,644  $11,006,090
                                 ------------ -----------  -----------
    c)  Note Disclosure Reconciliation

        Under Canadian GAAP, the Company is not required to disclose the proforma effect of employee stock option based compensation on expense in the notes to the consolidated financial statements. Under U.S. GAAP, Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement encourages all entities to adopt a fair value based method of accounting, but allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." The disclosure only provisions of SFAS No. 123 are as follows:

                                                 2001         2000        1999
                                          ------------ ---------- ------------
Net loss U.S. basis (Note 12a)
    As reported                           $3,384,044   $2,153,262 $ 1,195,978
    Pro forma                              3,761,267    2,613,812   1,279,678
Net loss per share U.S. basis (Note 12a)
    As reported                           $     0.09   $     0.07 $      0.07
    Pro forma                                   0.10         0.09        0.08

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:
                                          2001          2000          1999
                                   ----------- ------------- --------------
Expected dividend yield                 0.00%         0.00%         0.00%
Expected stock price volatility       110.51%       125.01%       151.82%
Risk-free interest rate                 4.64%         5.83%         5.00%
Expected life of options            2.0 years     1.5 years        2 years

        The weighted average grant-date fair value of options granted in 2001, 2000 and 1999 was C$0.71, C$0.44 and C$0.27, respectively.
--------------------------------------------------------------------------------

NOTICE TO READER
--------------------------------------------------------------------------------
We have compiled the interim consolidated balance sheet of Idaho Consolidated Metals Corp. as at 31 March 2002 and the interim consolidated statements of changes in shareholders' equity, operations and cash flows for the three months then ended from information provided by management. We have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information. Readers are cautioned that these statements may not be appropriate for their purposes.

A partner of Staley, Okada, Chandler & Scott is an officer of the company. Therefore, we are not independent from these interim consolidated financial statements.
                                               "Staley, Okada, Chandler & Scott"

Burnaby, B.C.                                   STALEY, OKADA, CHANDLER & SCOTT
14 May 2002                                     CHARTERED ACCOUNTANTS

--------------------------------------------------------------------------------
Idaho Consolidated Metals Corp.                                      Statement 1
(An Exploration Stage Company)
Interim Consolidated Balance Sheet
U.S. Funds
Unaudited - See Notice to Reader
                                                  As at               As at
                                               31 March         31 December
ASSETS                                             2002                2001
-------------------------------------- ----------------     ---------------
Current
   Cash                                $        343,019     $        87,920
   Other                                         19,000              31,712
                                       ----------------     ---------------
                                                362,019             119,632
Restricted Investments                          118,550             117,811
Plant and Equipment, net                        115,463             115,810
Property Rights                               2,648,436           2,630,660
                                       ----------------     ---------------
                                       $      3,244,468     $     2,983,913
====================================== ================     ===============

LIABILITIES
-------------------------------------- ----------------     ---------------
Current
   Accounts payable - Related parties  $          9,000     $       243,812
                    - Other                     101,007             500,070
   Notes payable                                    840                   -
                                       ----------------     ---------------
                                                110,847             743,882
Share Subscriptions                                   -             353,285
Note Payable                                     36,586              37,500
                                       ================     ===============
                                                147,433           1,134,667
                                       ----------------     ---------------
SHAREHOLDERS' EQUITY
-------------------------------------- ----------------     ---------------
Share Capital - Statement 2                  16,156,648          14,657,490
Deficit - Accumulated during the
  exploration stage - Statement 2           (13,059,613)        (12,808,244)
                                       ----------------     ---------------
                                              3,097,035           1,849,246
                                       ----------------     ---------------
                                       $      3,244,468     $     2,983,913
-------------------------------------- ----------------     ---------------
ON BEHALF OF THE BOARD:

"Delbert W. Steiner", Director

"John Andrews", Director
                           - See Accompanying Notes -

Idaho Consolidated Metals Corp.                                      Statement 2
Interim Consolidated Statement of Changes
   In Shareholders' Equity
U.S. Funds
Unaudited - See Notice to Reader

                                                                         Deficit
                                                                     Accumulated
                                            Common Shares             During the
                                      ---------------------------    Exploration
                                      Shares              Amount           Stage           Total
------------------------------------- --------------------------- ---------------- --------------
Balance - 31 December 2000             33,171,201  $  12,573,110  $  (10,277,406)  $   2,295,704

   Shares issued on exercise of
     warrants                             679,000         88,206               -          88,206

   Shares issued on private
     placements, net of issuance
     costs of $23,014                   1,780,372        939,886               -         939,886

   Shares issued on exercise of
     options                              150,000         26,756               -          26,756

   Loss for the period - Statement 3            -              -        (335,252)       (335,252)
                                      ----------- -------------- ---------------- --------------
Balance - 31 March 2001                35,780,573  $  13,627,958  $  (10,612,658)  $   3,015,300
                                      ----------- -------------- ---------------- --------------
Balance - 31 December 2001             37,165,623  $  14,657,490  $  (12,808,244)  $   1,849,246
   Shares issued on private
     placements, net of issuance
     costs of $10,500                   6,085,265      1,386,316               -       1,386,316
   Shares issued on exercise of
     options                              171,042        112,842               -         112,842
   Loss for the period -Statement 3             -              -        (251,369)       (251,369)
                                      ----------- -- ----------- -- ------------- --------------
Balance - 31 March 2002                43,421,930  $  16,156,648  $  (13,059,613)  $   3,097,035
------------------------------------- ----------- -------------- ---------------- --------------

                           - See Accompanying Notes -

Idaho Consolidated Metals Corp.                                      Statement 3
Interim Consolidated Statement of Operations
For the Three Months Ended 31 March
U.S. Funds
Unaudited - See Notice to Reader
                                                     2002            2001
--------------------------------------------- -----------    ------------
Operating Expenses
   General and administrative - Schedule 1    $   222,642    $    312,416
                                              -----------    ------------
Other (Income) Expenses
   Interest income                                   (888)         (8,227)
   Interest expense                                 1,199             424
   General property search
     and gold property holding costs               28,416          30,639
                                              -----------    ------------
                                                   28,727          22,836
                                              -----------    ------------

Loss for the Period                           $   251,369    $    335,252
--------------------------------------------- -----------    ------------
Loss per Common Share                         $      0.01    $       0.01
============================================= ===========    ============
Weighted Average Number of Common
  Shares Outstanding                           40,591,632      34,376,326
--------------------------------------------- -----------    ------------
                           - See Accompanying Notes -

Idaho Consolidated Metals Corp.                                      Statement 4
Interim Consolidated Statement of Cash Flows
For the Three Months Ended 31 March
U.S. Funds
Unaudited - See Notice to Reader

Cash Resources Provided By (Used In)                  2002              2001
-------------------------------------------- -------------       -----------
Operating Activities
   Loss for the period                       $    (251,369)      $  (335,252)
   Items not affected by cash
     Amortization                                      347             4,095
   Changes in current assets and liabilities
     Other assets                                   12,712             1,085
     Accounts payable - Related parties           (234,812)          (23,460)
                     - Other                      (399,063)          (79,750)
                                             -------------       -----------
   Net cash used in operating activities          (872,185)         (433,282)
                                             -------------       -----------
Investing Activities
   Restricted investments                             (739)           (6,152)
   Plant and equipment                                   -           (11,707)
   Property rights                                 (17,776)          (67,898)
                                             -------------       -----------
   Net cash used in investing activities           (18,515)          (85,757)
                                             -------------       -----------
Financing Activities
   Notes payable                                       (74)           (1,309)
   Subscriptions payable                          (353,285)                -
   Share capital                                 1,499,158         1,054,848
                                             -------------       -----------
   Net cash provided by financing activities     1,145,799         1,053,539
                                             -------------       -----------
Net Increase in Cash                               255,099           534,500
   Cash position - Beginning of period              87,920            26,508
                                             -------------       -----------
Cash Position - End of Period                $     343,019       $   561,008
-------------------------------------------- -------------       -----------
                           - See Accompanying Notes -

Idaho Consolidated Metals Corp.                                       Schedule 1
Interim Consolidated Schedule of Administrative Expenses
For the Three Months Ended 31 March
U.S. Funds
Unaudited - See Notice to Reader
                                                      2002          2001
---------------------------------------------- -----------    ----------
Management fees and wages                      $   137,070    $  109,936
Professional fees                                   52,571       100,730
Office and general                                  17,157        20,009
Travel                                               7,160        31,720
Shareholder information                              5,060        33,321
Office rent                                          2,651         7,467
Transfer agent and filing fees                         626         4,364
Amortization                                           347         4,095
Entertainment and promotion                              -           774
                                               -----------    -----------
Expenses for the Period                        $   222,642    $  312,416
---------------------------------------------- -----------    -----------

Interim Consolidated Schedule of Resource Property Costs              Schedule 2
For the Three Months Ended 31 March
U.S. Funds
Unaudited - See Notice to Reader
                                                    2002         2001
------------------------------------------------ -------     ---------
Direct - Mineral
                                                 -------     ---------
   Montana, U.S.A.
     Geological                                  $15,562      $49,741
     Survey and mapping                            2,214          490
     Acquisition                                       -        9,800
     Assaying                                          -          615
     Staking, filing and claim rental                  -          725
     Field transportation                              -        2,157
     Camp and general                                  -        4,370
                                                 -------     ---------
Costs for the Period                             $17,776      $67,898
------------------------------------------------ -------     ---------
                           - See Accompanying Notes -

Idaho Consolidated Metals Corp.
Notes to Interim Consolidated Financial Statements
31 March 2002
U.S. Funds
Unaudited - See Notice to Reader
--------------------------------------------------------------------------------
1.  Significant Accounting Policies

    The notes to the consolidated financial statements as at 31 December 2001, as set forth in the company's 2001 Annual Report substantially apply to these interim consolidated financial statements and are not repeated here.
--------------------------------------------------------------------------------
2.  Interim Consolidated Financial Statements Adjustments

    The financial information given in the accompanying unaudited interim consolidated financial statements reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods reported. All such adjustments are of a normal recurring nature. All financial statements presented herein are unaudited.
--------------------------------------------------------------------------------
3.  Share Capital

a) On 7 February 2002, the Company issued 4,036,283 units, each unit consisting of one common share and one-half warrant, at C$0.35 per unit, for gross proceeds of $901,710 (C$1,412,699). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to 19 December 2002.

b) On 15 February 2002, the Company issued 1,763,669 units, each unit consisting of one common share and one-half warrant, at C$0.45 per unit, for gross proceeds of $500,000 (C$793,651). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to 3 January 2003.
--------------------------------------------------------------------------------
4.  Convertible Debenture

    As part of the private placement, which closed on 7 February 2002 was the issuance of a convertible debenture in the amount of $1,000,000 to a director of the Company. To date, the Company has not drawn down any of the funds related to this debenture, although we expect to call upon these funds as we proceed with the 2002 exploration season. The debenture is convertible into units of the Company at C$0.35 per share. Each unit consists of one common share and one half common share purchase warrant. Each full warrant entitles the holder to acquire one common share at C$0.70 for two years expiring 19 December 2003.
--------------------------------------------------------------------------------
5.  Subsequent Events

    In addition to items disclosed elsewhere in these financial statements, the following significant events occurred between 1 April 2002 and 14 May 2002:

a) During the period to 14 May 2002, the Company issued 125,000 common shares on settlement of a debt owing in the amount of $77,264 (C$123,065).

b) On 18 April 2002, the Company received regulatory approval to extend the expiry date on 305,000 share purchase warrants from 25 April 2002 to 25 April 2003 at C$1.60 per share.
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

        In accordance with applicable Canadian law, our charter documents provide that we will indemnify our directors and officers against liability for actions taken or permitted by them in good faith in their official capacities. Our bylaws provide that no Director shall be liable for the acts, receipts, neglects or defaults of any other Director or Officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to us through the insufficiency or deficiency of title to any property acquired for or on behalf of us, or for the insufficiency or deficiency of any security in or upon which any moneys of ours shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities of ours shall be deposited, or for any loss occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default; provided that nothing shall relieve any Director or Officer from the duty to act in accordance with the Yukon Business Corporations Act RSY, 1986, c.15 and the regulations thereunder or from liability for any breach thereof.

        Subject to the limitations contained in the Yukon Business Corporations Act RSY, 1986, c.15, and to the extent he is otherwise fairly and reasonably entitled thereto, we shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at our request as a Director or Officer of a corporate body of which we are or were a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of us or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of us or such corporate body, if

        (a) he acted honestly and in good faith with a view to the best interests of us; and

        (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        The Yukon Business Corporation Act allows us to indemnify our directors and officers against costs, charges, expenses, and amounts paid for settlements or judgments that a director or officer reasonably incurs in a civil, criminal, or administrative proceeding as a result of being a director or officer if (i). he acted in good faith with a view to our best interest and (ii) if a criminal or administrative action is involved, he had reasonable grounds to believe that his conduct was lawful. Such indemnity from us is mandatory in respect of all costs, charges, and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of having been a director or officer of us, if the person seeking the indemnity:

        (a) was substantially successful on the merits in his defence of the action or proceeding;

        (b) fulfils the conditions set out in paragraphs (i) and (ii) above, and

        (c)     is fairly and reasonably entitled to indemnity.

        The approval of the appropriate Supreme Court in the Yukon is required for an indemnity in respect of actions brought by us or on our behalf to procure a judgement in our favour, to which the director is made a party by reason of being or having been a director, against all costs and charges reasonably incurred by him in connection with the action if the director fulfils the conditions set out in paragraphs (i) and (ii) above.

Item 25.  Other Expenses of Issuance and Distribution

        The following is a list of the expenses to be incurred by the Registrant in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee. The Registrant will pay all expenses in connection with the distribution of the common shares being sold by the selling security holders, except for the fees and expenses of any counsel and other advisors that any selling security holders may employ to represent them in connection with the offering and any brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

        SEC Registration Fee......................$  1,354
        Printing and Engraving...................... 2,500
        Accountants' Fees and Expenses.............. 6,500
        Legal Fees and Expenses.....................30,000
        Transfer Agent Fees and Expenses.............5,000
        Other Offering Expenses......................6,500

        Total                                      $51,854

Item 26.  Recent Sales of Unregistered Securities

Short Form Prospectus Offering

        On April 10, 2000, we issued 667,000 units (the "Units") at a price of C$0.84 resulting in net proceeds of $333,616 (C$494,252) after deducting the costs of the offering. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant. The TSX Venture Exchange accepted the Short Form Prospectus Offering on April 10, 2000 and the shares were issued from treasury on April 10, 2000. We also granted 100,050 non-transferable share purchase warrants to the agent, Pacific International Securities Inc. Each full warrant entitles the holder to acquire a common share at C$1.05 per share to October 10, 2000 and at C$1.26 per share to April 10, 2001. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

Private Placements

        On September 7, 2000, we issued 488,235 units at C$1.00 per unit for cash proceeds of $332,000 (C$488,235) in connection with a private placement of securities. Each unit consisted of one common share and one-half of one non-transferable share purchase warrant. The warrant entitles the holder to acquire an additional common share at C$1.00 to September 7, 2001 and at C$1.25 to September 7, 2002. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On January 11, 2001, we issued 1,294,118 units, each unit consisting of one common share and one-half warrant, at C$0.85 per unit, for gross proceeds of $728,361 (C$1,100,000). Each whole warrant entitles the holder to acquire an additional common share at C$1.25 per share to January 11, 2002. On January 3, 2002, we received regulatory approval to extend the expiry date for these warrants to

January 11, 2003. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On January 23, 2001, we issued 434,783 units, each unit consisting of one common share and one-half warrant, at C$0.92 per unit, for gross proceeds of $260,603 (C$400,000). Each whole warrant entitles the holder to acquire an additional common share at C$1.25 per share to January 23, 2002. On January 3, 2002, we received regulatory approval to extend the expiry date for these warrants to January 11, 2003. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On April 25, 2001, we issued 610,000 units, each unit consisting of one common share and one-half warrant, at C$1.40 per unit, for gross proceeds of $565,053 (C$854,000). Each whole warrant entitles the holder to acquire an additional common share at C$1.60 per share to April 25, 2002. On April 18, 2002, we received regulatory approval to extend the expiry date for these warrants to April 25, 2003. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On February 7, 2002, we issued 4,036,283 units, each unit consisting of one common share and one-half warrant, at C$0.35 per unit, for gross proceeds of $901,710 (C$1,412,699). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to December 19, 2002. The issuance of the common shares and warrants was exempt from registration by virtue of
Section 4(2) of the Securities Act.

        On February 15, 2002, we issued 1,763,669 units, each unit consisting of one common share and one-half warrant, at C$0.45 per unit, for gross proceeds of $500,000 (C$793,651). Each whole warrant entitles the holder to acquire an additional common share at C$0.70 per share to January 3, 2003. The issuance of the common shares and warrants was exempt from registration by virtue of Section 4(2) of the Securities Act.

Convertible Debt Issuances

        Convertible Loan Agreement #1

        On April 9, 1998, we entered into a Convertible Loan Agreement regarding a promissory note dated January 23, 1998 with the Tomasovich Family Trust (the "Trust"), Theodore Tomasovich being both Trustee of the Trust and a Director of the Company. We borrowed $100,000 repayable to the Trust on or before January 23, 2000 (the "Maturity Date") bearing interest at 9% per annum. After June 17, 1998, the Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.26 of indebtedness until and including January 23, 1999 and at a conversion price of one Unit for each C$0.31 of indebtedness during the period from January 24, 1999 until the Maturity Date for a maximum of 546,154 units if the principal amount is converted in its entirety by January 23, 1999 and a maximum of 458,065 units if the principal amount is converted in its entirety between January 24, 1999 and the Maturity Date. Each Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.26 per share until January 23, 1999 and C$0.31 per share from January 24, 1999 to the Maturity Date.

               During 1999, the holder of the convertible loan agreement requested conversion of the note payable and on January 20, 1999 we issued 546,154 units to the holder. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.31 per share until January 23, 2000. We reduced notes payable by $100,000, reduced convertible securities by $13,108 and increased share capital by $113,108 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During 1999, the holder of the warrants related to the convertible loan agreement exercised the warrants and we issued 546,154 shares to the holder. We reduced convertible securities by $13,108 and increased share capital by $127,854 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        Convertible Loan Agreement #2

        On April 9, 1998, we entered into Convertible Loan Agreement #2 regarding a promissory note dated March 31, 1998 with the Trust, as lender. We borrowed $110,000 repayable to the Trust on or before March 31, 2000 (the "Maturity Date") bearing interest at 9% per annum. After June 17, 1998, the Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.26 of indebtedness until and including March 31, 1999 and at a conversion price of one Unit for each C$0.31 of indebtedness during the period from April 1, 1999 until the Maturity Date for a maximum of 600,769 units if the principal amount is converted in its entirety by March 31, 1999 and a maximum of 503,870 units if the principal amount is converted in its entirety between April 1, 1999 and the Maturity Date. Each Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.26 per share until March 31, 1999 and C$0.31 per share from April 1, 1999 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 600,769 units to the holder. Each Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.31 per share until March 31, 2000. We reduced notes payable by $110,000, reduced convertible securities by $14,419 and increased share capital by $124,419 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During 1999, the holder of the warrants related to the convertible loan agreement exercised the warrants and we issued 600,769 shares to the holder. We reduced convertible securities by $14,419 and increased share capital by $140,640 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        Convertible Loan Agreement #3

        On May 15, 1998, we as borrower, entered into Convertible Loan Agreement #3 with the Trust as lender for $150,000 repayable on or before May 15, 2000 (the "Maturity Date") bearing interest at 9% per annum. After June 17, 1998, the Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.23 of indebtedness until and including May 15, 1999 and at a conversion price of one Unit for each C$0.28 of indebtedness during the period from May 16, 1999 until the Maturity Date for a maximum of 932,608 units if the principal amount is converted in its entirety by May 15, 1999 and a maximum of 766,071 units if the principal amount is converted in its entirety between May 16, 1999 and the Maturity Date. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.23 per share until May 15, 1999 and C$0.28 per share from May 16, 1999 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 932,608 units to the holder. Each Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.28 per share until May 15, 2000. We reduced notes payable by $150,000, reduced convertible securities by $19,585 and increased share capital by $169,585 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During 2000, the holder of the warrants related to the convertible loan agreement, exercised warrants to purchase 932,608 shares of our common stock for $169,308 (C$261,130). We reduced convertible securities by $19,585 and increased share capital by $188,888 on exercise of these warrants The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        Convertible Loan Agreement #4

        On September 10, 1998, we as borrower, entered into Convertible Loan Agreement #4 with the Trust as lender for $250,000 repayable on or before September 10, 2000 (the "Maturity Date") bearing interest at 9% per annum. The Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.17 of indebtedness until and including September 10, 1999 and at a conversion price of one Unit for each C$0.22 of indebtedness during the period from September 11, 1999 until the Maturity Date for a maximum of 2,227,941 units if the principal amount is converted in its entirety by September 10, 1999 and a maximum of 1,721,590 units if the principal amount is converted in its entirety between September 11, 1999 and the Maturity Date. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.17 per share until September 10, 1999 and C$0.22 per share from September 11, 1999 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 2,227,941 units to the holder. Each Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.17 per share to September 10, 1999 or at C$0.22 per share until September 10, 2000. We reduced notes payable by $250,000, reduced convertible securities by $33,419 and increased share capital by $283,419 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During 1999, the holder of the warrants related to the convertible loan agreement exercised the warrants and we issued 2,227,941 shares to the holder. We reduced convertible securities by $33,419 and increased share capital by $286,045 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        Convertible Loan Agreement #5

        On October 1, 1998, we as borrower, entered into Convertible Loan Agreement #5 with the Trust as lender for $322,000 repayable on or before October 1, 2000 (the "Maturity Date") bearing interest at 9% per annum. The Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.20 of indebtedness until and including October 1, 1999 and at a conversion price of one Unit for each C$0.25 of indebtedness during the period from October 2, 1999 until the Maturity Date for a maximum of 2,466,681 units if the principal amount is converted in its entirety by October 1, 1999 and a maximum of 1,973,732 units if the principal amount is converted in its entirety between October 2, 1999 and the Maturity Date. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.20 per share until October 1, 1999 and C$0.25 per share from October 2, 1999 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 2,466,681 units to the holder. Each Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.25 per share until October 1, 2000. We reduced notes payable by $322,000, reduced convertible securities by $44,400 and increased share capital by $366,400 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During 1999, the holder of the warrants exercised warrants to purchase 766,480 common shares for $130,000 (C$191,620). We reduced convertible securities by $13,797 and increased share capital by $143,797 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        In February 2000, the holder of the warrants exercised warrants to purchase 174,000 common shares for $30,000 (C$43,500). We reduced convertible securities by $3,132 and increased share capital by $33,132 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        In September 2000, the holder of the warrants exercised warrants to purchase 1,526,201 common shares for $254,494 (C$381,550). We reduced convertible securities by $27,471 and increased share capital by $281,965 on exercise of these warrants The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933.

        Convertible Loan Agreement #6

        On January 28, 1999, we as borrower, entered into Convertible Loan Agreement #6 with the Trust as lender for $115,000 repayable on or before January 28, 2001 (the "Maturity Date") bearing interest at 9% per annum. The Trust could require us to convert all or any portion of the principal amount of the loan advanced and then outstanding into units ("Units") at a conversion price of one Unit for each C$0.15 of indebtedness until and including January 28, 2000 and at a conversion price of one Unit for each C$0.20 of indebtedness during the period from January 29, 2000 until the Maturity Date for a maximum of 1,172,847 units if the principal amount is converted in its entirety by January 28, 2000 and a maximum of 879,635 units if the principal amount is converted in its entirety between January 29, 2000 and the Maturity Date. Each Unit consists of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.15 per share until January 28, 2000 and C$0.20 per share from January 29, 2000 to the Maturity Date.

        During 1999, the holder of the convertible loan agreement requested conversion of the note payable and we issued 1,172,847 units to the holder. Each Unit consisted of one common share and one non-transferable common share purchase warrant with each warrant being exercisable at a price of C$0.15 per share to January 28, 2000 or at C$0.20 per share until January 28, 2001. We reduced notes payable by $115,000, reduced convertible securities by $21,111 and increased share capital by $136,111 on conversion of these notes. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act. The remaining $21,111 of equity remains in convertible securities until the related warrants are exercised.

        During 1999, the holder of the warrants related to the convertible loan agreement exercised the warrants and we issued 1,172,847 shares to the holder. We reduced convertible securities by $21,111 and increased share capital by $140,311 on exercise of these warrants. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        Convertible Loan Agreement #7

        As part of the private placement, which closed on February 7, 2002 was the issuance of a convertible debenture in the amount of $1,000,000 (C$1,587,000). The debenture is convertible at the option of the holder. To date, we have not drawn down any of the funds related to this debenture, although we expect to call upon these funds as we proceed with the 2002 exploration season. The debenture is convertible into units of our stock at C$0.35 per share. Each unit consists of one common share and one half common share purchase warrant. Each full warrant entitles the holder to acquire one common share at C$0.70 for two years expiring December 19, 2003. Using an exchange rate of 0.6301 we expect to issue approximately 4,534,286 shares on conversion of the debenture and approximately 2,267,143 on exercise of the related warrants.

Other sales

        On January 8, 2000, we reached a settlement with various parties to conclude numerous lawsuits which are outlined in the Company's 10-QSB for the period ended March 31, 2000. As a result of the settlement, all actions in which we were named have been dismissed, with prejudice, at no cost to us except for our direct legal, indemnity and other related costs. Pursuant to the terms of the settlement agreement, Delbert Steiner delivered 252,000 common shares of the Company stock to two plaintiffs. We agreed to reimburse Delbert Steiner by issuing 252,000 shares of our stock. The deemed value of the issuance was $239,202. The Agreement was approved by the TSX Venture Exchange on June 14, 2000 and 252,000 shares were issued on June 14, 2000. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On April 5, 2000 we issued 150,000 common shares to Platinum Fox and Emerald Chimera as partial consideration for the acquisition of the platinum properties from Platinum Fox and Emerald Chimera pursuant to an agreement dated July 16, 1999 between us, Platinum Fox and Emerald Chimera ("Platinum Fox Agreement"). The price per share was C$1.47 ($0.098 US) and total proceeds were C$220,500 ($147,739 US). The terms of the Platinum Fox Agreement are described herein as "Description Of Business - Platinum Fox Lease." The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On October 13, 2000, we issued 200,000 common shares at C$0.66 ($0.44
US) per share to Platinum Fox and Emerald Chimera as partial consideration for the acquisition of the platinum properties from Platinum Fox and Emerald Chimera pursuant to an agreement dated July 16, 1999 between us, Platinum Fox and Emerald Chimera ("Platinum Fox Agreement"). The total proceeds for the sale of the shares was C$132,000 ($87,117 US). The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On November 30, 2000, we issued 200,000 common shares at C$0.48 ($0.31
US) per share to Chrome Corporation as partial consideration for the acquisition of the Stillwater, Montana property from Chrome Corporation pursuant to an agreement dated January 18, 2000 between us and Chrome Corporation ("Chrome Agreement"). Total proceeds for the sale of the shares was C$96,000 ($61,440
US). The terms of the Chrome Agreement are described herein "Description Of Business - Chrome Corporation Joint Venture Agreement." See also Note 4(a) to our Financial Statements for the period ended December 31, 2000. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On August 30, 2001, we issued 200,000 common shares to Platinum Fox and Emerald Chimera as partial consideration for the acquisition of the platinum properties from Platinum Fox and Emerald Chimera pursuant to an agreement dated July 16, 1999 between us, Platinum Fox and Emerald Chimera ("Platinum Fox Agreement"). The price per share at the time of issuance was C$0.90, resulting in deemed proceeds of C$180,000 ($116,069 US). The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        On September 13, 2001, we issued 100,000 common to Chrome Corporation as partial consideration for the acquisition of the Stillwater, Montana property from Chrome Corporation pursuant to an agreement dated January 18, 2000 between us and Chrome Corporation ("Chrome Agreement. The price per share at the time of issuance was C$0.98, resulting in deemed proceeds of C$98,000 ($62,512 US). The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

Exercise of Stock Purchase Options

        During the year ended December 31, 1999, option holders exercised 40,000 share purchase options and were issued 40,000 common shares from treasury for cash in the amount of $7,072. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the year ended December 31, 2000, option holders exercised 744,000 share purchase options and were issued 744,000 common shares from treasury for cash in the amount of $152,556. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the year ended December 31, 2001, option holders exercised 300,000 share purchase options and were issued 300,000 common shares from treasury for cash in the amount of $67,635. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the quarter ended March 31, 2002, option holders exercised 171,042 share purchase options and were issued 171,042 common shares from treasury for cash in the amount of $112,842. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

Exercise of Stock Purchase Warrants (not described within the Convertible Debt Issuances)
--------------------------------------------------------------------------------
        During the year ended December 31, 1999, warrant holders exercised 570,000 share purchase warrants and were issued 570,000 common shares from treasury for cash in the amount of $57,000. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the year ended December 31, 2000, warrant holders exercised 2,531,316 share purchase warrants and were issued 2,531,316 common shares from treasury for cash in the amount of $921,663. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

        During the year ended December 31, 2001, warrant holders exercised 1,004,050 share purchase warrants and were issued 1,004,050 common shares from treasury for cash in the amount of $349,832. The issuance of common shares was exempt from registration by virtue of Section 4(2) of the Securities Act.

Item 27.  Exhibits

Exhibit.       Description of Document
Number

3.1 Memorandum and Articles of Incorporation as amended by Special resolution on June 24, 1996 (incorporated herein by reference to the Registrant's Annual report on Form 10-KSB for the year ended December 31, 1997)

5       Opinion of Campion & Macdonald, Canadian Counsel [filed herewith]

Material Contracts:

10.01 Tri-Party Lease with Purchase Option Agreement between Platinum Fox, Emerald Chimera and the Company dated July 16, 1999 (3)

10.02 Amendment dated March 30, 2001 to the Tri-Party Lease with Purchase Option Agreement between Platinum Fox, Emerald Chimera and the Company
        (5)

10.03 Montana PGM Venture - Joint Venture Agreement dated February 1, 2000 between the Company and Chrome Corporation of America (Chrome Corp. Property) (4)

10.04 Mouat Family Stillwater Complex Mineral Claims Revised Agreement dated May 1, 1999 between the Lessors to the 1996 Amended Extension Agreement and Chrome Corporation of America, Inc. (Chrome Lease - Chrome Corp. Property) (4)

10.05 August 5, 1996, Amended Extension Agreement to Lease Agreement dated August 5, 1988 between the Lessors to the 1988 Lease Agreement and Chrome Corporation of America, Inc. (Chrome Lease - Chrome Corp. Property) (4)

10.06 Extension letter dated July 23, 1993 1988 between various parties and Chrome Corporation of America, Inc (Chrome Lease - Chrome Corp. Property) (4)

10.07 Lease Agreement dated August 5, 1988 between various parties and Chrome Corporation of America, Inc. (Chrome Lease - Chrome Corp. Property) (4)

10.08 Stillwater Complex Basal Zone Lease Agreement dated January 18, 2000 between Mouat Nickel Mines Inc., William G. Mouat, individually and as Trustee, and Fort Stockton Investments, Inc. and Chrome Corporation of America (Nickel/Copper Lease - Chrome Corp. Property) (4)

10.09 Memorandum of Understanding between the Company and First Choice Industries Ltd. dated June 27, 2001 (6)

10.10 Stillwater West PGM Venture agreement dated November 1, 2001 between the Company and First Choice Industries Ltd. (8)

10.11 Agreement to Assign Interest - Friday claims dated December 11, 1995 between Idaho Gold Corporation and the Company (Friday Property) (2)

10.12 Memorandum of Agreement between Idaho Gold Corporation and Idaho Consolidated Metals Corp. and Mineral Lease Agreement between Idaho Gold Corporation and Idaho Consolidated Metals Corp. dated July 9, 1996 (Friday Property) (3)

10.13 Amendment to Option Agreement dated September 5, 1997 between Arctic Fox, Idaho Consolidated Metals Corp., Idaho Gold Corporation and Cyprus Gold Exploration Corporation (Friday Properties) (3)

10.14 Agreement to Assign Interest - Deadwood claims dated December 11, 1995 between Idaho Gold Corporation and the Company (The Deadwood Property)
        (2)

10.15 Memorandum of Agreement between Idaho Gold Corporation and Idaho Consolidated Metals Corp. and Agreement between Idaho Gold Corporation and Idaho Consolidated Metals Corp. (The Deadwood Property) dated July 9, 1996 (3)

10.16 First Amendment to Option Agreement dated September 5, 1997 between Arctic Fox, Idaho Consolidated Metals Corp., Idaho Gold Corporation and Cyprus Gold Exploration Corporation (Orogrande/Deadwood) (3)

10.17 Agreement to Assign Interest - Buffalo Gulch claims dated December 11, 1995 between Idaho Gold Corporation and the Company (The Buffalo Gulch Property) (2)

10.18 Memorandum of Agreement between Idaho Gold Corporation and Idaho Consolidated Metals Corp. and Agreement between Idaho Gold Corporation and Idaho Consolidated Metals Corp. (The Buffalo Gulch Property) dated July 9, 1996 (3)

10.19 Global Settlement Agreement dated April 29, 1998 between the Company, Delbert Steiner, Ellie Steiner, Theodore J. Tomasovich, acting individually and as Trustee of the Tomasovich Family Trust and Joe Swisher, Barbara Swisher, Idaho Mining and Development Company and Silver Crystal Mines, Inc. (1)

10.20 Global Settlement Agreement dated January 8, 2000 between Thomas Gumprecht, Kirk White, Bonnie Witrak, Joe Swisher, Barbara Swisher, Idaho Mining and Development Company, Silver Crystal Mines, Inc., the Company, Delbert Steiner, Ellie Steiner, American Guarantee and Liability Insurance Company and Miriam M. Lee. (3)

10.21 Crystallex International Corporation - Management Services Agreement dated January 10, 2001 (5)

10.22 Termination Agreement between the Company and Crystallex International Corporation (7)

10.23   Letter of Understanding with Diane R. Garrett (6)

10.24   Incentive Stock Option Plan dated January 9, 2001 (5)

10.25   Form of Director Stock Option Agreement (3)

10.26   Form of Employee Stock Option Agreement (3)

21      List of all Subsidiaries of Registrant

23.1    Consent of PricewaterhouseCoopers LLC, Accountants [filed herewith]

23.2    Consent of Campion & Macdonald, (included in Exhibit 5 above)

24 Power of Attorney (included as part of the Signature page to this Registration Statement)

99      Form FX
__________________________

(1) Incorporated by reference to the Annual Report on Form 10KSB for the year ended December 31, 1997 previously filed by the Company.

(2) Incorporated by reference to the Form 10QSB for the quarter ended June 30, 1996 previously filed by the Company

(3) Incorporated by reference to the Annual Report on Form 10KSB for the year ended December 31, 1999 previously filed by the Company.

(4) Incorporated by reference to the Annual Report on Form 10KSB for the year ended December 31, 2000 previously filed by the Company.

(5) Incorporated by reference to the Quarterly Report on Form 10QSB for the period ended March 31, 2001 previously filed by the Company.

(6) Incorporated by reference to the Quarterly Report on Form 10QSB for the period ended June 30, 2001 previously filed by the Company.

(7) Incorporated by reference to the Quarterly Report on Form 10QSB for the period ended September 30, 2001 previously filed by the Company.

(8) Incorporated by reference to the Annual Report on Form 10KSB for the year ended December 31, 2001 previously filed by the Company.

        Form F-X

Item 28.  Undertakings.

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        2. For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Idaho Consolidated Metals Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada on this 3rd day of July, 2002.

                                  By:  /s/ John E. Andrews
                                       -------------------
                                           John E. Andrews
                                           President and Chief Executive Officer

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